                                                                EXHIBIT 99(b)(1)



                   Appraisals of Whitcomb Real Estate, Inc.

                                                               EXHIBIT (b)(1)(A)

                                    SUMMARY
                         REAL ESTATE APPRAISAL REPORT


                       320-Space Town & Country Estates
                        Manufactured Housing Community
                           4444 East Benson Highway
                         Tucson, Pima County, Arizona



                                 PREPARED FOR

                                Mr. Steve Waite
                              Windsor Corporation
                           6430 South Quebec Street
                           Englewood, Colorado 80111


                                     AS OF

                               September 1, 1999



                                  PREPARED BY

                             WHITCOMB REAL ESTATE

              [LETTERHEAD OF WHITCOMB REAL ESTATE APPEARS HERE]

September 15, 1999

Steve Waite
Windsor Corporation
6430 South Quebec Street
Englewood, Colorado 80111

RE:  320-Space Town & Country Estates
     Manufactured Housing Community
     4444 East Benson Highway
     Tucson, Pima County, Arizona


Dear Mr. Waite:

     At your request, we have inspected and appraised the above captioned property. We estimate the "as is" market value of the property rights outlined herein, as of September 1, 1999, based on an exposure period of six months, to be:

                 - FIVE MILLION FOUR HUNDRED THOUSAND DOLLARS -

                                 ($5,400,000)

     Our value estimate applies to the land as physically constituted, to the improvements actually in existence and reflects prevailing trends in the local real estate market. We have made a careful inspection, study, and analysis of the property, and have considered all factors which, in our opinion, would tend to influence the market value of the subject.

     Town & Country Estates is a fully developed family manufactured housing community containing a total of 320 spaces, with a clubhouse, two pools, Jacuzzi, playground, and four shuffleboard courts. The community has an on-site well and the Pima County Wastewater District furnishes sewer service.

Steve Waite
September 15, 1999
Page Two

     The rental rate at Town & Country Estates is currently $238.00 and includes water, sewer and trash. According to the manager, the physical occupancy of the subject is currently 98.8%. The manager occupies one unit, resulting in an economic occupancy of 98.4%.

     Our conclusion is premised on the Assumptions and Limiting Conditions as cited in our attached report, as well as the facts and circumstances as of the valuation date. This appraisal has been prepared in accordance with the "Uniform Standards of Professional Appraisal Practice" (USPAP) as published by the Appraisal Standard Board of the Appraisal Foundation.

     This appraisal assignment was not based on a requested minimum value, specific value, or the approval of a loan.

     We appreciate this opportunity to be of service to you. If you have any questions, please do not hesitate to contact us.

     This is a Summary Appraisal, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice for Summary Appraisal Reports. This report represents only summary discussions of the data, reasoning, and analyses employed in the appraisal process toward the development of our opinion of value. Supporting documentation has been retained in our files.

Very truly yours,

WHITCOMB REAL ESTATE

/s/ L. Drake Moore

L. Drake Moore, MAI
St. Cert. Gen. REA #TP40569

TABLE OF CONTENTS
-----------------

Table Of Contents.........................................................    4
Photographs Of The Subject................................................    5
Summary Of Facts And Conclusions..........................................    6
Extent Of Confirming, Collecting And Reporting Data.......................    7
Purpose, Function And Date Of The Appraisal...............................    7
Area/Neighborhood Description.............................................    8
Manufactured Home Community Market Overview...............................   10
Land And Site Improvements................................................   11
Improvement Description...................................................   12
Ownership And Property History............................................   12
Occupancy.................................................................   12
Zoning And Other Land Use Controls........................................   13
Real Estate Assessment And Taxes..........................................   13
Marketability And Marketing Period........................................   14
Highest And Best Use......................................................   15
Valuation Process.........................................................   16
Income Capitalization Approach............................................   16
Sales Comparison Approach.................................................   24
Final Estimate Of Value...................................................   28
Certification.............................................................   29
Assumptions And Limiting Conditions.......................................   30

Addenda
Legal Description
Maps
Profile Of Appraiser

               PHOTOGRAPHS OF THE SUBJECT (Taken August 27, 1999)


                            [Picture appears here]

                            1. Entrance to Subject





                            [Picture appears hear]

                            2. Typical Street View

SUMMARY OF FACTS AND CONCLUSIONS
--------------------------------


  Property Appraised:       320-Space Town & Country Estates
  -------------------
                            Manufactured Home Community
                            4444 East Benson Highway
                            Tucson, Pima County, Arizona

  Property Rights
  ---------------
  Appraised:                Fee Simple Interest, subject to tenant leases
  ----------

  Land Area:                48.418 acres, or 2,109,104 square feet (Estimated by
  ----------
                            Appraiser)

  Improvements:             320-manufactured home spaces, clubhouse with office
  -------------
                            two pools and recreation area.

  Owner:                    Windsor Park Properties 5 and 6
  ------

  Zoning:                   TH, Trailer Homesite Zone
  -------

  Highest and Best Use:     As Improved -- Current Use
  ---------------------

  Value Indications:        Income Approach                    $5,400,000
  ------------------
                            Sales Comparison Approach          $5,500,000

  Final Estimate of Value:  $5,400,000
  ------------------------

  Date of Appraisal:        September 1, 1999
  ------------------

  Date of Inspection:       August 27, 1999
  -------------------

EXTENT OF CONFIRMING, COLLECTING AND REPORTING DATA
---------------------------------------------------

     This assignment encompasses providing an "as is" market value of the fee simple title of the property and improvements, as of the specified date. This investigation included an overview of the area and local manufactured home market. We have inspected the subject and its environs, collected and analyzed market data, inspected the comparable and competitive properties, considered and applied the appropriate valuation methods and reconciled the final value estimate.

     The real estate interest appraised is that of ownership in fee simple interest, subject to the existing tenant leases. The property is appraised as if free and clear of mortgages, liens, servitude's and encumbrances, except those noted in the body of this appraisal.

PURPOSE, FUNCTION AND DATE OF THE APPRAISAL
-------------------------------------------

     The purpose of the appraisal is to express our opinion of the "as is" market value of the fee simple interest, subject to existing tenant leases, of the real estate, as of September 1, 1999. The information, opinions, and conclusions contained in this report have been prepared as a basis for portfolio valuation. The subject was physically inspected on August 27, 1999, and the date of this appraisal is September 1, 1999.

     Market Value is defined as: The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus.

     Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     .    Buyer and Seller are typically motivated;

     . Both parties are well informed or well advised, and each acting in what he considers his own best interest;

     .    A reasonable time is allowed for exposure in the open market;

     . Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     . The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale./1/

-------------------

/1/  The Office of the Thrift Supervision, 12 CFR 564.2(f)

AREA/NEIGHBORHOOD DESCRIPTION
-----------------------------


Location/Access
---------------

     The subject is located in Tucson, which is located within southeast Arizona, approximately 110 miles southeast of Phoenix, within the northeastern portion of Pima County. The city of Tucson serves as the county seat of Pima County. This area lies in the southern portion of the state and regional highway access is good with two interstates, I-10 and I-19, which traverse the county. Tucson is located approximately 409 miles southeast of Las Vegas, Nevada, 455 miles southwest of Albuquerque, New Mexico and 424 miles east of San Diego, California. It is the second largest city in the state and encompasses
156.04 square miles while the metropolitan area spreads over 495 miles. The subject lies approximately 6 miles southeast of the Central Business District of Tucson. Access to the neighborhood is excellent, offering all amenities, shopping, schools, churches, medical facilities and entertainment and recreation. Ingress and egress of the subject is rated adequate.


     Development has taken the form of mixed-use residential, commercial and light industrial type properties located along the major road frontages, typical of rural areas. Land use in the immediate vicinity of the subject is characteristic of the entire neighborhood. Existing uses along East Benson Highway are typical of older, industrial and retail strip types of development. The neighborhood is estimated to be 50% developed. There remain large contiguous tracts of land available for in-fill development.

Population
----------


     As of 1998, Pima County contained a total population of 790,755, and represents a 18.20 percent increase from 1990. The city of Tucson is the second largest city within the state with an estimated 1998 population of 458,675. This represents a 13.14 percent increase in total population since 1990. The surrounding area has exhibited a significant amount of population growth during the past two decades. This growth is attributed to job growth and attractive cost of living for the surrounding area. Population trends for the area are outlined on the following page.

Area/Neighborhood Analysis

==========================================================================

                          REGIONAL POPULATION TRENDS
                                                            1980 to 1990
                                                         Compound Annual
                        1980       1990       1998          Growth Rate
--------------------------------------------------------------------------

Tucson                330,537    405,390    458,675             2.29%
Pima County           531,896    668,750    790,755             2.58%
State of Arizona    2,718,215  3,763,350  4,668,631             3.68%
==========================================================================

     It is estimated that the population levels of Pima County and other locations in the surrounding area will continue to increase in coming years. As of 1998, the per capita personal income for Pima County stood at $21,065 and represents a 29.2% increase from 1993.

Economic Base and Employment
----------------------------

     Pima County has a relatively diversified economic base and primary employment sectors include services (31.1%), government (23.1%), wholesale and retail trade (21.7%) and manufacturing (9.0%). Manufacturing employment within the Tucson area has more than doubled during the past 10 years and is attributed to the increase of high technology manufacturers which include AlliedSignal, 3M, Raytheon Missile Systems and Burr-Brown. Tourism also serves as an important source of income with over $2.8 billion in revenues during 1998. Mining also plays as an important role in the local economy. Employment growth trends for the surrounding area reflect the recession of the early 1990's and a full recovery. The unemployment rate has continued to decline as the total labor force has increased. This factor indicates job growth has outpaced the growth in the labor force. From 1994 to 1998, the total labor force within the MSA increased by 3.5 percent. Much of this growth has been in the service, manufacturing and government sectors. Major employers include University of Arizona (10,100 employed), Davis-Monthan Air Force Base (8,340), Hughes Missile Systems Co. (7,100), HealthPartners of South Arizona (4,300) and BHP Copper Co. (3,340).

     The labor force for the MSA numbered approximately 356,400 in April 1999 and represents a 3.2 percent increase from April 1998. As of April 1999, the estimated unemployment rate stood at 2.6%, and represents a decrease from April 1998. In addition, these figures are below both state and national unemployment levels.

Area/Neighborhood Analysis

Transportation
--------------

     Pima County has an abundant transportation network that allows convenient access to surrounding cities. Two interstate highways converge on the city and provide primary access to the surrounding areas. Interstate 10 extends northwest to Phoenix and southeast to El Paso, Texas. Interstate 19 extends south from Tucson to Nogales. Other primary routes include State Routes 86, 77 and 83. Commercial air service is available from the Tucson International Airport. Over 39+ trucking companies with several maintaining terminals within the surrounding area provide common carrier freight service. Southern Pacific and Amtrak provide railroad service, which serve the area. Overall, transportation facilities within the Pima County area are sufficient to serve the needs of both businesses and residents.

Summary
-------

     In summary, the Tucson and Pima County area looks favorable with most economic sectors experiencing strong growth from both relocations and expansions. With a diversified economy, a large measure of stability is ensured relative to many other areas. Although future rates of growth are not likely to match those of the early and mid 1990's, the overall prognosis of factors pertinent to the long-term real estate investment decision appears positive.

MANUFACTURED HOME COMMUNITY MARKET OVERVIEW
-------------------------------------------

     According to the 1998 U.S. Housing Market Map, Arizona ranked 13/th/ among states in the number of homes shipped in 1998. As shown on the following table, manufactured home shipments in Arizona have varied annually since 1996.

                                 Manufactured
                                Home Shipments


             ===============================================
                     Year                  Shipments
             -----------------------------------------------
                     1996                    8,095
             -----------------------------------------------
                     1997                    9,315
             -----------------------------------------------
                     1998                    8,611
             ===============================================
             Source: Arizona Manufactured Housing Association

     New communities are not being developed in the urban areas due to restrictive zoning ordinances. There is a wide range of rental rates in the marketplace. Generally speaking, lot rent ranges between $159.00 per month to $260.00 per month. Rates varied within some of the communities as lots on a corner, lots for multi-section homes and larger lots leased for higher than standard amounts. Typically, services included in the rental rate vary.

LAND AND SITE IMPROVEMENTS
--------------------------

     The subject site is irregularly shaped and contains approximately 48.418 +/- acres, or approximately 2,109,104 square feet of gross area. A survey was not available; therefore, the size of the subject site is an estimate. The subject tract is generally level and at grade with East Benson Highway.
Drainage of the tract appears adequate and no adverse soil or subsoil conditions were observed during the physical inspection of the site. Utility services connected and in service on the date of valuation include sanitary and storm sewer, electricity and telephone. An on-site well provides water to the community.

     Roadways arranged to maximize the use of the land access the individual lots in the community. Roadway improvements include:

     Street-bed:         East Benson Highway is an asphalt paved, two-lane
     ----------
                         roadway. The subject streets are asphalt paved 25-foot wide roadways.

     Sidewalks/Curb:     There are no sidewalks or curbs along the public
     --------------
                         streets or in the subject.

     Street Lights:      East Benson Highway does not have streetlights.  The
     -------------
                         subject park has pole mounted overhead streetlights along the right of way.

     Landscaping:        Sodded and planted areas extend along the entire
     -----------
                         perimeter and throughout the site.

     Encumbrances:       None Noted
     -------------

     Easements:          Standard utility easements are assumed to exist.
     ----------

     Encroachments:      None Noted
     --------------

     Our review of the deed and county property records did not reveal any adverse or potentially adverse interests that would affect the utility of the subject property. Specifically, there are no recorded, or otherwise known liens, defects in title or adverse easements. There are no rent controls in effect in Pima County.

Functional Utility
------------------

     The sites, which are irregular in shape and contains approximately 48.418 +/- acres, which is large enough to accommodate building improvements and roadways as well recreational amenities and green areas. The sites are considered functional for various residential development scenarios. The current development equates to an overall density of approximately 6.61 units per acre, which is above current development standards that tend toward larger lot sizes, wider streets and more green areas.

IMPROVEMENT DESCRIPTION
-----------------------

     The subject is improved with 320 manufactured housing community pads, arranged along streets configured to maximize the available lot spaces. All of the lots vary slightly in size and the density of the park is equal to 6.61 spaces per acre.

     The common area amenities include the clubhouse, two pools, and children's playground area. We have not estimated a separate value for these amenities, or equipment, as they are standard items found at most manufactured home communities. These amenities are typical, adequate and functional in use.

     The community and site improvements were built in 1971. The common areas, streets, amenities and individual mobile homes were observed to be in excellent overall condition, having been originally constructed of quality materials and having been maintained over the years. No significant item of deferred maintenance was noted and the current maintenance level is rated good.


OWNERSHIP AND PROPERTY HISTORY
------------------------------

     The ownership of the subject property is in the name of Windsor Park Properties 5 and 6. The Windsor Corporation purchased the subject property in November 1989. There have been no other sales or other transfers of the property of which the appraisers are aware. The subject is currently not listed for sale nor is there pending offers or current contracts for the sale of the property.

OCCUPANCY
---------

     Two fully developed manufactured home communities with 320 total spaces occupy the property. According to the manager, there are currently 4 vacant lots and the physical occupancy is 98.8%. In addition, the manager occupies one lot. The August 1/st/ rent roll indicated there were 6 vacancies.

ZONING AND OTHER LAND USE CONTROLS
----------------------------------

     The property is zoned MH, Manufactured Housing/Mobile Home. It is our opinion that the subject property is in conformance with the zoning code.

Flood Hazard
------------

     According to Flood Map Community Number 04019C2245K, dated February 8, 1999, the subject is located in Zone "X", which indicates areas of minimal flooding.

Environmental
-------------

     We observed no obvious areas of contamination on or about the site. We noted that there is an on-site waster water treatment plant and we have previously mentioned the spaces that have individual septic systems. We have no qualifications in environmental hazards and recommend an environmental audit be performed.


REAL ESTATE ASSESSMENT AND TAXES
--------------------------------

     The subject property is identified in the Pima County records under tax parcel number ###-##-####. The Full Cash Value (FCV) of the subject totals $2,195,391 and the Limited Primary Value (LPV) is $2,165,831. It is our opinion that the subject is under assessed. This not uncommon for manufactured housing communities since large parts of the value can be attributed to the entrepreneurial skill in acquiring the land and filling the community.

     Assessed values, for purposes of property taxation are determined on January 1, of each year. In the state of Arizona, manufactured housing communities are assessed at 10% of the Full Cash Value and Limited Primary Value. Properties are reassessed annually and equitability of assessments is not a basis for assessment in the state of Arizona. The 1999 current taxes total $39,841.22 and should be approximately the same in 2000.

     In the State of Arizona, property taxes are paid in arrears. Taxes are due and payable on or before December 31/st/.

MARKETABILITY AND MARKETING PERIOD
----------------------------------

     The subject is competitive with other properties in the marketplace and is marketable, although not considered a candidate for a resident purchase. Discussions with large institutional manufactured home community investor representatives and local area realtors, indicated that "properly priced", stable, well kept manufactured home communities should "be under contract" within a six month period in today's market.

     Our discussions also indicated overall capitalization rates were higher for all-age communities and dependent upon occupancy and condition. Pricing is established by processing gross income, reduced by a vacancy and credit loss factor, operating expenses and an additional capital charge based on overall condition, is deducted to arrive at a net operating income (NOI). Those surveyed indicated that at properties not operating at stabilized occupancy, they were unwilling to compensate a seller for any of the upside to be gained in filling the property.

     In early October 1998, commercial mortgage backed securities (CMBS) lenders restructured their pricing for long term fixed rate loans. These loans had historically been priced based on an interest rate spread above Treasury Securities. The secondary market for these loans became illiquid and lenders were unable to sell the loans profitably. Consequently, although interest rates on Treasuries have fallen, the interest rates on securitized loans have increased. Based upon a recent survey by John B. Levy & Company of selected CMBS spreads and whole loans a spread between 195 and 200 basis points over 10-year
U.S. Treasuries is available for an A rated security.   BBB rated CMBS
securities may have a spread ranging from 240 to 250 basis points over the 10-year treasury. A prime mortgage rate ranging from 8.02 to 8.12 is available for a loan with a ten-year term.

     Interest rates are low and financial institutions are again willing to lend money for real estate projects with good occupancies. There has also been significant institutional investor interest in manufactured home community investments. In our opinion, the marketing period for the property would be within the range indicated by the industry participants or six months.

HIGHEST AND BEST USE
--------------------

     Highest and Best Use may be defined as: The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible and which results in the highest value."/2/

     We have considered all of the potential uses to which the subject is legally and physically adaptable. It is our opinion that the current use of the subject, as a 320-space, manufactured home community, represents the highest and best use of the subject.

VALUATION PROCESS
-----------------

     There are three recognized approaches to the valuation of real property:
Cost; Income; and, Direct Sales Comparison. The appropriateness of each approach varies with the type and age of the property under examination, as well as the quantity and quality of applicable market data as of the appraisal date. In the analyses and appraisal of the subject, we have considered the positive and negative aspects of each approach for this specific assignment.

     The Cost Approach provides a value indication based on the depreciated cost of the improvements added to land value. The Income Approach produce an estimate of value through an economic analysis of the net income derived from the property and is converted to a capital sum at an appropriate rate. The Sales Comparison Approach produces an estimate of value through a comparison of similar properties, which have been transferred in the local market.

    In the analysis of a fully occupied manufactured home community, investors are primarily concerned with cash flow to service any debt and the equity position. While development costs are important for developing communities, investors assume that these costs are adequately accounted for in rental levels. In communities where developers have made money on the sale of mobile homes by offering low space rental rates, an investor would not be willing to compensate a seller for any more than the income to be received. The subject is fully developed with no expansion possibilities, therefore a potential investor would be primarily interested in the cash flow and equity return and we have excluded the Cost Approach.



-----------------

/2/ The Appraisal Institute, The Appraisal of Real Estate, 10th Ed. Chicago: The
                             ----------------------------
    Appraisal Institute, 1992, page 275.

INCOME CAPITALIZATION APPROACH
------------------------------

    As an introduction to the analysis of the subject it is helpful to identify the goals and objectives of both buyers and sellers of properties such as the subject.

    From the standpoint of a seller, maximum price is, of course, an initial goal. Tempered by capital gains considerations and the potential for recapture of book depreciation accruals, a seller is often forced to consider a negotiated price that may include such concessions as interim or permanent financing. Dictated by market forces, the rate, term, and amount of financing may be favorable, neutral, or unfavorable with respect to the ultimate selling price.

    The purchasers of investment realty naturally prefer to pay a minimum price subject to terms, and within the goal of price minimization seek:

    1. Cash flow relative to capital investment measured either on a pre-income tax or post-income tax basis.

    2.   Minimal capital investment to permit leverage.

    3.   Equity build-up through mortgage amortization.

    4.   Sheltered income through accumulation of book depreciation.

    5.   Capital accumulation through market appreciation.

    The relative importance of the above factors to an investor's formula is difficult to quantify. Institutional investors, speculators, developers, financial institutions, and syndicators do not uniformly apply the same investment strategies. Location, property size, tenant mix, age of the facility, absence or presence of long term leases, assignability of existing debt, condition of the facility, level of occupancy, quality of management, and other related factors are among the criteria that affect the marketability of an income-producing property in the market.

    The first step in the Income Approach to value involves the estimate of future net operating income to be generated by the subject property. The estimate of net operating income is derived through the process of estimating the total potential gross income (PGI from rentals and other sources, less any vacancy and credit loss producing an effective gross income (EGI) estimate. All expenses associated with the operation of the property are then deducted to yield a stabilized net operating income (NOI) estimate.

    A survey of the competitive properties is presented in summary form on the following page.

                            RENT COMPARABLE SUMMARY

 -----------------------------------------------------------------------------------------------------------------------------------
  No.             Name                              Total       Monthly Rental         Services                Amenities
                  Address                           Spaces/           Rate          Included In Rent
                                                    % Occ.         Concession
 -----------------------------------------------------------------------------------------------------------------------------------
  1      Country Club Estates MHP                   256/           $235.00 to             None.             Pool and playground.
         5600 South Country Club Road               100%            $250.00
         Tucson, Arizona
------------------------------------------------------------------------------------------------------------------------------------
  2      Desert Classic Mobile Home                 273/           $220.00 to             None              Clubhouse, pool and
         5250 South Campbell                        100%            $230.00                                 playground.
         Tucson, Arizona
------------------------------------------------------------------------------------------------------------------------------------
  3      Mountain Vista Mobile Home Park            459/           $220.00 to             None              Clubhouse and two pools.
         4545 South Mission Road                    93.5%           $230.00
         Tucson, Arizona
------------------------------------------------------------------------------------------------------------------------------------
  4      Park Lane Mobile Home Park                 136/           $250.00 to             None              Clubhouse, pool and
         5255 South Park Street                     100%            $260.00                                 billiard room.
         Tucson, Arizona
------------------------------------------------------------------------------------------------------------------------------------
  5      Mobile Aire Mobile Home Park                80/           $159.00                None              Pool.
         6065 South Country Club Road               100%
         Tucson, Arizona
------------------------------------------------------------------------------------------------------------------------------------

 Subj.   Town & Country Estates MHP                 320/           $238.00                Water, sewer and  Clubhouse, 2 pools with
         4444 E. Benson Highway                    98.8%                                  trash pick-up.    spa, billiards and
         Tucson, Arizona                                                                                    shuffleboard.
 ===================================================================================================================================

Income Capitalization Approach

Income Analysis
---------------

    The general market practice is on a base lot rent charged on a monthly basis. The base lot rent in our survey ranged from $159.00 to $260.00 per month, as indicated by the rent comparables recited in this report. As shown by our survey, the subject's lot rents are within the market range.

Potential Gross Income
----------------------

    In our forecast of total rental income, we have projected 12 months at the current rent levels. Based on the current rent roll, the total monthly rent amounts to $76,160 and the average monthly rental rate for the 320 units is equivalent to $238.00. The potential gross income from rentals is $913,920 per year.

Vacancy and Credit Loss
-----------------------

    The subject is an all-age community currently 98.8% physically occupied with 4 of the 320 sites vacant. The market currently ranges from 93.5% to 100%. We have estimated vacancy at 5.0% of total potential gross income, or $45,696.

Other Income
------------

    Additional income is typically derived from sources such as storage fees, labor charges to the tenants, commissions on sales and rentals of the units. Historically, the subject has generated from $23.50 per space in 1998 to $32.06 per space in annualized 1999, in other income. We have based our estimate of other income on the historical levels, estimating this income at $30.00 per space, or $9,600 annually.

Effective Gross Income (EGI)
----------------------------

    Effective Gross Income is derived from income based upon the current economic rent less a vacancy and credit loss allowance for present and anticipated losses due to tenant changes, plus any additional income. Thus potential gross rental income of $913,920 less a vacancy and credit loss allowance in the amount of $45,696 or 5.0% produces an effective gross income from rentals estimate of $868,224. To this we add income derived from other sources, which totals $9,600, arriving at an effective gross income estimate of $877,824.

=================================================================================================================================

                                     Town & Country Manufactured Housing Summary of Historical Operations


                                      Pct. of     $ Per                  Pct. of      $ Per                 Pct. of     $ Per
                            1996      Income      Space        1997       Income      Space       1998       Income     Space
---------------------------------------------------------------------------------------------------------------------------------
Income:
Rents                    $ 663,011    98.74%   $ 2,071.91   $ 732,672     98.91%    $2,289.60   $ 785,827    99.05%    $2,455.71
RV Rent                        252     0.04%         0.79           -      0.00%            -           -     0.00%            -
Utility Income                 152     1.89%         0.48           -      0.00%            -           -     0.00%            -
Miscellaneous/Other          8,034     1.20%        25.11       8,097      1.09%        25.30       7,520     0.95%        23.50
                         --------------------------------------------------------------------------------------------------------
Total Income             $ 671,449   101.87%     2,098.28   $ 740,769    100.00%     2,314.90   $ 793,347   100.00%    $2,479.21

Expenses:
Insurance                   13,092     1.95%        40.91      15,927      2.15%        49.77       4,402     0.55%        13.76
Office                      41,605     6.20%       130.02      46,060      6.22%       143.94      41,159     5.19%       128.62
Maintenance & Supplies      22,284     3.32%        69.64      34,520      4.66%       107.88      30,209     3.81%        94.40
Management Expense          33,580     5.00%       104.94      36,983      4.99%       115.57      39,496     4.98%       123.43
Wages & Benefits            65,936     9.82%       206.05      87,087     11.76%       272.15      94,567    11.92%       295.52
Property Taxes              31,501     4.69%        98.44      31,681      4.28%        99.00      34,282     4.32%       107.13
Utilities                   89,969    13.40%       281.15      98,742     13.33%       308.57      96,080    12.11%       300.25
                        ---------------------------------------------------------------------------------------------------------
Total Expenses           $ 297,967    44.38%   $   931.15   $ 351,000     47.38%    $1,096.88   $ 340,195    42.88%    $1,063.11

Net Operating Income     $ 373,482    55.62%   $ 1,167.13   $ 389,769     52.62%    $1,218.03   $ 453,152    57.12%    $1,416.10
=================================================================================================================================

                           6 Months
                           Annualized   Pct. of     $ Per
                             1999       Income      Space
=============================================================
Income:
Rents                      $ 868,540    98.83%    $2,714.19
RV Rent                            -     0.00%            -
Utility Income                     -     0.00%            -
Miscellaneous/Other           10,258     1.17%        32.06
                         ------------------------------------
Total Income               $ 878,798   100.00%    $2,746.24

Expenses:
Insurance                      5,920     0.67%        18.50
Office                        44,422     5.05%       138.82
Maintenance & Supplies        33,924     3.86%       106.01
Management Expense            43,280     4.92%       135.25
Wages & Benefits              87,018     9.90%       271.93
Property Taxes                37,976     4.32%       118.68
Utilities                     95,430    10.86%       298.22
                         ------------------------------------
Total Expenses             $ 347,970    39.60%    $1,087.41

Net Operating Income       $ 530,828    60.40%    $1,658.84
=============================================================

                                                                              20
Income Capitalization Approach

Operating Expense Analysis
--------------------------

Insurance: Historically, this expense has exhibited a decreasing trend.  Our
----------
estimate of this expense has been stabilized based on the historical amounts, or $20.00 per space per year. This is equal to $6,400 annually or approximately 0.73% of the effective gross income.

Administrative/Office: Historically, this expense has varied since 1997.  In the
----------------------
financial statements, this expense does include some corporate expense items, which we have not considered. We have stabilized our estimate of this expense at $133.00 per space per year, which is equal to $42,560 or approximately 4.85% of the estimated effective gross income.

Maintenance and Repair: Historically, this expense has varied.  We have based
-----------------------
our estimate on the indicated historical trend at $100.00 per space per year or $32,000 annually, believed adequate to properly maintain the community. This amount is equal to approximately 3.65% of the estimated effective gross income.

Management Fees: This expense typically includes off-site management, the
---------------
oversight of the on-site manager and monthly bookkeeping functions. We used a rate of 5% of the effective gross income estimate, typical in the market place, equal to $43,891 or $137.16 per space per year.

Wages and Benefits: Historically, this expense has steadily increased, except in
-------------------
annualized 1999. We have based our estimate on the historical data at $290.00 per space per year or $92,800, which is equal to 10.57% of the estimated effective gross income.

Property Taxes: This category is project specific due to location.  Based on our
---------------
analysis of the historical tax trends, we have estimated the tax liability to be $39,841. This equates to $124.50 per space per year or approximately 4.54% of the estimated effective gross income.

Utilities:  The expense is expected to cover the cost of providing water, sewer
----------
and trash pick-up and the utility expense related to the common area. This is equal to $96,000, or approximately 10.94% of the estimated effective gross income.

Reserves:  This expense category represents the inclusion of set-asides for
---------
major recurring or capital type expenditures experienced periodically by any property. We have used $30.00 per space per year, believed adequate to cover future capital costs. This equates to $9,600 annually or 1.09% of (EGI).

Total Expenses: To summarize, we have stabilized total operating expenses for
---------------
the subject property at $363,092. This estimate is equal to 41.36% of the Effective Gross Income (EGI) estimate or $1,134.66 per space per year. As shown, expenses have historically ranged between 39.6% (6 months annualized
1999) and 47.38% (1998).

===============================================================================

                 Town & Country Manufactured Housing Community
                        Stabilized Operating Statement


                                                           % of          $ per
                                            Amount          EGI          Space
===============================================================================


Total Effective Gross Income              $ 877,824       100.00%     $ 2,743.20

Expenses
Insurance                                 $   6,400         0.73%     $    20.00
Office                                       44,800         5.10%         140.00
Maintenance & Repairs                        32,000         3.65%         100.00
Management Expense                           43,891         5.00%         137.16
Wages & Benefits                             92,800        10.57%         290.00
Property Taxes                               39,841         4.54%         124.50
Utilities                                    96,000        10.94%         300.00
Reserves                                      9,600         1.09%          30.00
                                          --------------------------------------
Total Expenses                            $ 365,332        41.62%     $ 1,141.66

Net Operating Income                      $ 512,492        58.38%     $ 1,601.54
================================================================================

Income Capitalization Approach                                                22


Selection of a Capitalization Rate
----------------------------------

     Direct capitalization of terminal net operating income by an overall capitalization rate extracted from the market provides an excellent indication of market value. Purchasers of manufactured home communities most often utilize this method. This method is easily understood, closely related to the market, and convincing if the overall rates abstracted from recent sales are from comparable sale properties and accurate income data are available.

Market Data
-----------

     The comparable sale data indicated an overall capitalization rate between 8.22% and 10.30%. The data indicates a narrow range in overall capitalization rates, which tend to be influenced by the size of the community, its occupancy, expense ratio, age and condition, amenity package and location.

================================================================================
     Sale     Sale Date       Vacancy Rate      Expense Ratio    Overall Rate
--------------------------------------------------------------------------------
      1    February 1999          3.0%                32.2%           9.78%
--------------------------------------------------------------------------------
      2    February 1999          7.0%                35.0%           9.00%
--------------------------------------------------------------------------------
      3    December 1998          1.0%                29.5%          10.30%
--------------------------------------------------------------------------------
      4    November 1997            0%                36.8%          10.00%
--------------------------------------------------------------------------------
      5    July 1997              5.0%                35.0%           9.35%
================================================================================

     The comparable sale data represents recent sales of all age communities in Arizona. The upper end of the indicated range is represented by sales that are inferior in quality and amenities to the subject property. Sale Comparable Numbers Two, Three and Five are also inferior in terms of condition to the subject property. However, Sales Comparable Numbers 1 and 5 are situated in superior residential areas and reflect reduced risk. Based on these considerations, we have concluded an overall capitalization rate of 9.5%.

Debt Coverage Ratio Method
--------------------------

     We have also developed an overall rate through the Debt Coverage Ratio analysis. Current commercial lending policies indicate a mortgage loan of 75% of market value, based on a 20-year amortization schedule at an annual interest rate of 8.00%, which yields an annual mortgage constant of 10.037%. A minimum debt coverage ratio (DCR) of 1.25 to 1.00 would likely be required for a property similar to the subject. Based on these assumptions an overall capitalization rate has been developed, as presented below:

Income Captialization Approach                                                23

==============================================================================================
        M                         F                     DCR                  OAR
                      X                     X                        =
 Loan to Value Ratio     Mortgage Constant      Debt Coverage Ratio      Overall Rate
----------------------------------------------------------------------------------------------
        0.75                  0.10037                 1.25                  0.09410
----------------------------------------------------------------------------------------------
      Rounded                                                                 9.4%
==============================================================================================

     The Debt Coverage Ratio method indicated a capitalization rate based upon financing by local banks. However, as the popularity of manufactured home community investments has increased, alternate sources of financing have become available through insurance companies and conduit programs.

     The rate via the debt coverage ratio is supportive of the rate concluded from the market data. Our estimate of the market value of the subject, indicated by the Income Capitalization Approach, is calculated as follows:


          Net Operating Income     Overall Capitalization Rate    Market Value

          $514,732                          /0.095                 $5,418,232

          Rounded                                                  $5,400,000

SALES COMPARISON APPROACH
-------------------------

     The fundamental premise of the Sales Comparison Approach is the concept that the analysis of sales of reasonably similar properties provides an appraiser with empirical data from which observations and conclusions about the property being appraised can be made. Proper application of the approach requires that:

     1. Only market transactions be weighed, and the data of each transaction be confirmed to the greatest extent possible.

     2. The degree of comparability of each sale to the subject be considered; differences in physical, functional, and economic characteristics be noted; and adjustments for the differences be made.

     3. The value conclusion is consistent with the analysis of the sales data.

     So that a conclusion from the analysis of the sales data can be drawn, a unit of comparison has been selected. Calculation of a unit of comparison provides a common denominator by which the market sales can be related to each other and to the subject property. The commonly accepted unit of comparison in the valuation of manufactured home communities is the selling price per space.

     While a diverse array of transactions was initially considered, the sales selected for direct comparison to the subject are those transactions that are most similar to the subject. For dissimilar features adjustments are made indicating the price at which the subject could be expected to sell. In making adjustments, all relevant factors were considered including:

    1.    Nature of surrounding development.

    2.    Size.

    3.    Availability of competing properties.

    4.    Effect of time on selling prices.

    5.    Age and condition of the improvements.

     Based on our investigation, the following five sales of all age communities are the most significant transactions for direct comparison with the subject.

                          Summary of Sale Comparables

====================================================================================================================================
  No.     Name                                Sale Price/             Total       Price/       Average     E.G.I.M./      O.A.R.
          Address                             Sale Date              Spaces/      Space        Lot Rent     Expense %
                                              (Adj. For Cash        Occupancy
                                              Equivalency)
------------------------------------------------------------------------------------------------------------------------------------
  1       Mesa Dunes                            $9,500,000            451/        $21,064       $235.00       6.94/        9.78%
          7807 E. Main Street                 February 1999          97.0%                                   32.16%
          Mesa, Maricopa County, Arizona
------------------------------------------------------------------------------------------------------------------------------------
  2       Cactus Garden                         $1,685,000             75/        $22,467       $200.00       7.22/         9.0%
          233 W. Irvington  Place             February 1999          93.0%                                    35.0%
          Tucson, Pima  County, Arizona
------------------------------------------------------------------------------------------------------------------------------------
  3       El Molina Mobile Home Park            $1,675,000            103/        $16,262       $200.00       6.84/        10.3%
          1552 W. Miracle Mile                December 1998            99%                                    29.5%
          Tucson, Pima County, Arizona
------------------------------------------------------------------------------------------------------------------------------------
  4       Fiesta Village                        $3,500,000            172/        $20,349       $250.00       6.32/        10.0%
          235 W. Southern  Avenue             November 1997           100%                                   36.82%
          Mesa, Maricopa
          County, Arizona
------------------------------------------------------------------------------------------------------------------------------------
  5       Westward Ho Mobile Home Park          $2,150,000            113/        $19,027       $140.00       6.95/        9.35%
          3810 N. Romero Road                    July 1997           95.0%                                    35.0%
          Tucson , Pima  County, Arizona
====================================================================================================================================

Sales Comparison Approach

     As previously stated, the Sales Comparison Approach involves investigating recent transfers of properties similar to the subject. The properties, which have been compared to the subject, have been discussed below:

    Sale Comparable Number One is Mesa Dunes Mobile Home Park in Mesa, Arizona. The all age community has 451 spaces and sold in February 1999 for $9,500,000, or $21,064 per space. Based on an effective gross income of $1,368,869, the EGIM was 6.94. The overall rate was 9.78%. The average lot rent at the time of sale was approximately $235.00. The expenses represented approximately 32.16% of the effective gross income. The community was 97.0% occupied at the time of sale.

     Sale Comparable Number Two is the Cactus Garden Mobile Home Park in Tucson, Arizona. This 75-space all ages community sold for $1,685,000 and equates to a sale price per space of $22,467. Based on an effective gross income of $233,308, the EGIM was 7.22. The expenses represented approximately 35.0% of the effective gross income and the indicated overall capitalization rate was 9.0%, based on a net operating income of $151,650. This community was built in 1973 and was 93.0% occupied at the time of sale.

     Sale Comparable Number Three is the El Molina Mobile Home Park in Tucson, Arizona. The 103-space all age community sold for $1,675,000 in December 1998. The cash equivalent price equates to a sale price per space of $16,262. Based on an effective gross income of $244,728, the EGIM is 6.84. The indicated overall capitalization rate was 10.3%, which would indicate a net operating income of $172,525. The average lot rent at the time of sale was $200.00. The park was 99.0% occupied at the time of sale.

     Sale Comparable Number Four is Fiesta Village Mobile Home Park in Mesa, Arizona. This 172-space all age community sold for a cash equivalent price of $3,500,000 in November 1997. The price equates to a sale price per space of $20,349. Based on an effective gross income of $554,000, the EGIM was 6.32. The expenses represented 36.82% of the effective gross income and the indicated overall capitalization rate was 10.0%, based on a net operating income of $350,000. This community was 100% occupied at the time of sale.

     Sale Comparable Number Five is the former Westward Ho Mobile Home Park in Tucson, Arizona. This 113-space all age community sold for $2,150,000 in July 1997. The price equates to a sale price per space of $19,027. Based on an effective gross income of $309,168, the EGIM was 6.95. The expenses were 35.0% of the effective gross income and the indicated overall capitalization rate was 9.35%, based on a net operating income of $200,959. This community was 95.0% occupied at the time of sale. The comparable is now a part of Continental West manufactured housing community.

Sales Comparison Approach

     All of the sales were fee simple transactions, with no abnormal financing. There were no abnormal sale conditions known to have occurred and all of the sales represent transactions that have taken place over the last nine months, having traded under similar market conditions.

     Other adjustments, typically considered, are location, amenities, age and condition, occupancy, etc., and are reflected in the average lot rent. A tenant is typically willing, absent other factors, to pay more lot rent for a better located, newer community. This also holds true for amenities, age and other factors. The average lot rent reflects, in most cases, the market perception of a property's position in the marketplace. It is also typical that lot rent increases contribute to increases in net operating income. Alternatively, we have employed the Effective Gross Income Multiplier (EGIM), in this analysis.

     The Effective Gross Income Multiplier for the comparable sale properties ranged between 6.32 and 7.22. As previously discussed, the EGIM is essentially a function of the average lot rent. The average lot rent is a function of the physical aspects of the property, such as age and condition, location and amenities. EGIM's also reflect the market's perception of the potential for future rent increases.

     The subject is an all age community with a 1.2% physical vacancy. The subject was observed to be in good condition and has a good location in near Interstate 10 and Valencia Road in Southeast Tucson, Arizona. The comparables all had an expense ratio lower than the subject, ranging from 29.5% to 35.0%. By comparison, the subject has a forecast expense ratio of 41.36%. Based on these considerations, we have concluded an EGIM in the lower end of the indicated range, processing the subject's Effective Gross Income of $877,844 with an EGIM of 6.3.


               Thus $877,824   x 6.3 is      $5,530,291

               Rounded,                      $5,500,000


     On a per space basis, this is equivalent to $17,188.

FINAL ESTIMATE OF VALUE
-----------------------

     The two approaches to value applied in the subject analysis yielded these conclusions:


          Income Capitalization  Approach              $5,400,000

          Sales Comparison Approach                    $5,500,000


     Depending on the circumstances of an appraisal, the two approaches to value apply to various degrees. The income capitalization approach indicates the amount at which a prudent investor might be interested in acquiring the property. The sales comparison approach reflects demand and reasonable selling price expectancy as evidenced by sales of similar properties.

     In the reconciliation, we reviewed each approach to value (a) to ascertain the reliability of the data and (b) to weight the approach that best represented the actions of typical users and investors in the marketplace.

     The income capitalization approach depends on the principles of substitution and anticipation. This approach postulates that the value of a property derives from the net income the property will produce during its economic life. Investors in the market predicate their decisions on economic factors oriented to the market and concern themselves with net income and its durability. The income capitalization approach synthesizes the capitalized return to and of the improvements and to the land. In the current instance, the availability of sufficient reliable and supportable historical data for the subject, made the income capitalization approach a reliable gage of the market value of the subject.

     The sales comparison approach uses a number of value indicators, both physical and economic, including investors' strategies and attitudes reflected in documented market transactions. The principle of substitution is the basis of this approach, which states that a prudent investor will pay no more to buy a property than the cost to buy a comparable substitute property. In the valuation of the subject property, the sales comparison approach was considered reliable.

     The two approaches reflect a narrow range of value. Our opinion of value is based on the Income Approach, as buyers are most concerned with cash flow to service debt. Our opinion of the market value of the subject, based on a reasonable exposure period of six months, as of September 1, 1999 was:

                 - FIVE MILLION FOUR HUNDRED THOUSAND DOLLARS -

                                 ($5,400,000)

CERTIFICATION
-------------

I certify that, to the best of my knowledge and belief:

     .    The statements of fact in this report are true and correct.

     . The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and is my personal, unbiased professional analyses, opinions, and conclusions.

     . I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

     . My compensation is not contingent on the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

     . To the best of my knowledge and belief, the reported analyses, opinions, and conclusions were developed and this report was prepared in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, the Code of Professional Ethics, and the Standards of Professional Practice of the Appraisal Institute.

     . The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

     . As of the date of this report, L. Drake Moore, MAI has completed the requirements under the continuing education program of the Appraisal Institute.

     . L. Drake Moore, MAI has made a personal inspection of the property that is the subject of this report.

     . No one provided significant professional assistance to the person signing this report.

     . I am in compliance with the competency provisions of the Uniform Standards of professional Appraisal Practice of the Appraisal Foundation.

     . This appraisal assignment was not based on a requested minimum value, specific value, or the approval of a loan.


/s/ L. Drake Moore
---------------------------
L. Drake Moore, MAI
St. Cert. Gen. REA #TP40569

ASSUMPTIONS AND LIMITING CONDITIONS
-----------------------------------

The primary assumptions and limiting conditions pertaining to the conclusion in this report are summarized below.

To the best of our knowledge and belief, the statements of facts contained in the appraisal report, upon which the analysis and conclusion expressed are based, are true and correct. Information, estimates and opinions furnished to us and contained in the report or utilized in the formation of the value conclusion were obtained from sources considered reliable and believed to be true and correct. However, no representation, liability or warranty for the accuracy of such items is assumed by or imposed on us, and is subject to corrections, errors, omissions and withdrawal without notice.

The legal description of the appraised property, as exhibited in the report is assumed correct.

The valuation may not be used in conjunction with any other appraisal or study. The value conclusion stated in this appraisal is based on the program of utilization described in the report, and may not be separated into parts. The appraisal was prepared solely for the purpose and party so identified in the Purpose and Function of the Report. The appraisal report may not be reproduced, in whole or in part, and the findings of the report may not be utilized by a third party for any purpose, without the written consent of Whitcomb Real Estate.

No change of any item in any of the appraisal report shall be made by anyone other than Whitcomb Real Estate and we shall have no responsibility for any such unauthorized change.

The property has been appraised as though free and clear of mortgages, liens, leases, servitudes and encumbrances, except as may be described in the appraisal.

We are not required to give testimony or to be in attendance at any court or administrative proceeding with reference to the property appraised unless additional compensation is agreed to and prior arrangements have been made.

Unless specifically stated, the value conclusion contained in the appraisal applies to the real estate only, and does not include personal property, machinery and equipment, trade fixtures, business value, goodwill or other non-realty items. Income tax considerations have not been included or valued unless so specified in the appraisal. We make no representations as to the value changes which may be attributed to such considerations.

Neither all nor any part of the contents of the report shall be disseminated or referred to the public through advertising, public relations, news or sales media, or any other public means of communication or referenced in any publication, including any private or public offerings including buy not limited to those filed with Securities and Exchange Commission or other governmental agency, without the prior written consent and approval of and review by Whitcomb Real Estate.

Assumptions and Limiting Conditions                                           31


In completing the appraisal, it is understood and agreed that the report are not now intended, and will not be used in connection with a real estate syndication.

Good and marketable title to the interest being appraised is assumed. We are not qualified to render an "opinion of title," and no responsibility is assumed or accepted for matters of a legal nature affecting the property being appraised. No formal investigation of legal title was made, and we render no opinion as to ownership of the property or condition of its title.

Unless otherwise noted in the appraisal, it is assumed that there are no encroachments, zoning, building, fire or safety code violations, or restrictions of any type affecting the subject property. It is assumed that the property is in full compliance with all applicable federal, state, local and private codes, laws, consents, licenses and regulations, and that all licenses, permits, certificates, approvals, franchises, etc. have been secured and can be freely renewed and/or transferred to a purchaser.

It is assumed that the utilization of the land and any improvements are within the boundaries or property lines of the property described, and that there are no encroachments, easements, trespass, etc., unless noted within the report. We have not made a survey of the property, and no responsibility is assumed concerning any matter that may be disclosed by a proper survey. If a subsequent survey should reflect a differing land area and/or frontages, we reserve the right to review our final value estimate.

All maps, plats, building diagrams, site plans, floor plans, photographs, etc. incorporated into the appraisal are for illustrative purposes only, to assist the reader in visualizing the property, but are not guaranteed to be exact. Dimensions and descriptions are based on public records and/or information furnished by others, and is not meant for use as a reference in legal matters of survey.

Management is assumed to be competent, and the ownership to be in responsible hands. The quality of property management can have a direct effect on a property's economic viability and value. The financial projection contained in the appraisal assumes responsible ownership and competent management. Any variance from this assumption could have a significant impact on the final value estimate.

We assume that there are no hidden or unapparent conditions of the property's soil, subsoil or structures, which would render them more or less valuable. No responsibility is assumed for such conditions, or for engineering which might be required to discover such factors. Detailed soil studies were not made available to us, so statements regarding soil qualities, if made in the report, are not conclusive but have been considered consistent with information available to us and provided by others. In addition, unless stated otherwise in the appraisal, the land and soil of the area under appraisement appears firm and solid, but the appraisal does not warrant this condition.

The appraisal report covering the subject is limited to surface rights only, and does not include any inherent subsurface or mineral rights.

The appraisal is made for valuation purposes only. It is not intended nor to be construed to be an engineering report. We are not qualified as structural or environmental engineers and we are not qualified to judge the structural and environmental integrity of the improvements, if any. Consequently, no warranty, representations or liability are assumed for the structural soundness, quality, adequacy or capacities of said improvements and utility services, including the construction materials, particularly the roof, foundations, and equipment, including

Assumptions and Limiting Conditions                                          32

the HVAC systems, if applicable. Should there be any question concerning them, it is strongly recommended that an Engineering, Construction, and/or Environmental inspection be obtained. The value estimate stated in this appraisal, unless otherwise noted, is predicated on the assumption that all of the improvements, equipment and building services, if any, are structurally sound and suffer no concealed or latent defects or inadequacies other than those noted in the appraisal.

Any proposed construction or rehabilitation referred to in the appraisal report is assumed to be completed within a reasonable time and in a workmanlike manner according to or exceeding currently accepted standards of design and methods of construction.

Any areas or inaccessible portions of the property or improvements not inspected are assumed to be as reported or similar to the areas which are inspected.

Unless specifically stated in the report, we found no obvious evidence of insect infestation or damage, dry or wet rot. Since a thorough inspection by a competent inspector was not performed for us, the subject improvements, if any, is assumed to be free of existing insect infestation, wet rot, dry rot, and any structural damage which may have been caused by pre-existing infestation or rot which was subsequently, treated.

In the appraisal assignment, the existence of potentially hazardous material used in the construction, maintenance or servicing of the improvements, such as the presence of urea-formaldehyde foam insulation, asbestos, lead paint, toxic waste, underground tanks, radon and/or any other prohibited material or chemical which may or may not be present on or in the subject property, was, unless specifically indicated in the report, not observed by us, nor do we have any knowledge of the existence of such materials on or in the property. We, however, are not qualified to detect such substances. The existence of these potentially hazardous materials may have a significant effect on the value of the property. The client is urged to retain an expert in this field, if desired. The value conclusion assumes the property is "clean" and free of any of these adverse conditions unless notified to the contrary in writing.

No effort has been made to determine the possible effect, if any, on the subject property of energy shortages or present or future federal, state or local legislation, including any environmental or ecological matters or interpretations thereof.

We take no responsibility for any events, conditions or circumstances affecting the subject property or its value, that take place subsequent to either the effective date of value cited in the appraisal or the date of our field inspection, which ever occurs first.

The estimates of value stated in this appraisal apply only to the effective dates of value stated in the report. Value is affected by many related and unrelated economic conditions within a local, regional, national and/or worldwide context, which might necessarily affect the prospective value of the subject property. We assume no liability for an unforeseen change in the economy, or at the subject property, if applicable.

We believe that the underlying assumptions and current conditions provide a reasonable basis for the value estimate stated in this appraisal. However, some assumptions or projections inevitably will not materialize and unanticipated events and circumstances may occur during the forecast period. These could include major changes in the economic environs; significant increases or decreases in current mortgage interest rates and/or terms or availability of financing altogether; property assessment; and/or major revisions in current state and/or federal

Assumptions and Limiting Conditions                                          33

tax or regulatory laws. Therefore, the actual results achieved during the projected holding period and investor requirements relative to anticipated annual returns and overall yields could vary from the projection. Thus, variations could be material and have an impact on the individual value conclusion stated herein.

The Americans with Disabilities Act (ADA) became effective January 26, 1992. The appraiser has not made a specific compliance survey and analysis of this property to determine whether it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the act. If so, this fact could have a negative effect upon the value of the property. Since the appraiser has no direct evidence relating to this issue, possible noncompliance with the requirements of ADA was not considered in estimating the value of the property.

                                    ADDENDA

                               LEGAL DESCRIPTION

PARCEL 1

LOT 3 OF TRAILERANCHO ESTATES, A SUBDIVISION OF PIMA COUNTY, ARIZONA, ACCORDING TO THE MAP OR PLAT THEREOF OF RECORD IN THE OFFICE OF THE COUNTY RECORDER OF PIMA COUNTY, ARIZONA, IN BOOK 21 OF MAPS AND PLATS AT PAGE 49 THEREOF.

PARCEL 2

ALL THAT PORTION OF SECTION 10, TOWNSHIP 15 SOUTH, RANGE 14 EAST, GILA AND SALT RIVER BASE AND MERIDIAN, PIMA COUNTY, ARIZONA, LYING BETWEEN LOTS 1 AND 2 OF TRAILERANCHO ESTATES, A SUBDIVISION OF PIMA COUNTY, ARIZONA, ACCORDING TO THE MAP OR PLAT THEREOF OF RECORD IN THE OFFICE OF THE COUNTY RECORDER OF PIMA COUNTY, ARIZONA, IN BOOK 21 OF MAPS AND PLATS AT PAGE 49 THEREOF, AND SOUTH OF THE TUCSON-BENSON HIGHWAY.

                                     MAPS

                            [AREA MAP APPEARS HERE]

                        [NEIGHBORHOOD MAP APPEARS HERE]

                  [RENT COMPARABLE LOCATION MAP APPEARS HERE]

                  [SALE COMPARABLE LOCATION MAP APPEARS HERE]

                             PROFILE OF APPRAISER

                             PROFILE OF APPRAISER

                              L. DRAKE MOORE, MAI
                        St. Cert. Gen. REA #1321098-G

REAL ESTATE EXPERIENCE
----------------------

Appraiser
Whitcomb Real Estate
Tampa, FL

     Specialize in complex real estate valuations and consulting projects. Property types include manufactured home communities, recreational vehicle parks, self-storage facilities, hotels, manufacturing plants, office buildings, retail buildings and other types of commercial establishments as well as special use facilities. Mr. Moore has also owned and operated the L.D. Moore Company, a commercial appraisal firm in Dallas, Texas since 1991.

Senior Appraiser/Manager
Marshall and Stevens, Inc.
Dallas, TX and Tampa, FL

     Specialized in preparing appraisals for land and buildings in industrial, commercial and residential uses. Performed appraisals for purposes of sale/purchase, property tax appeals, syndication, financing and allocation of purchase price. December 1988 to September 1990.

Appraiser
Appraisal & Acquisition, Inc.
Lakeworth, Florida

     Prepared appraisals on hotels and other commercial properties for purposes of sale/purchase, property tax appeals, financing and allocation of purchase price. September 1987 to December 1988.

Appraiser
Laventhol & Horwath
Dallas, Texas

     Specialized in preparation of appraisals on hotel and commercial properties. Performed appraisals for purposes of sale/purchase, financing and allocation of purchase price. September 1985 to September 1987.

Profile of the Appraiser


BANKING EXPERIENCE
------------------

Vice President
BF Saul Mortgage Company
Arlington, Texas


     Managed branch office and originated non-conforming single-family mortgages in addition to investor and commercial mortgages loans for BF Saul and Chevy Chase Savings. March 1983 to 1985.


PROFESSIONAL AFFILIATIONS
-------------------------

MAI, Member Appraisal Institute

State Certified General Real Estate Appraiser
Florida #0002401
Georgia #004008
Texas #1321098-G

Real Estate Broker License
Florida #0512812
Texas #0283892

PARTIAL LIST OF CLIENTS AND PROPERTIES
--------------------------------------

Apartments
----------

Candlelight        Lenexa, KS           Oaktree Square        Grandview, MS
Cedars             Irving, Texas        Pineridge             Arlington, TX
Claridge           Dallas, TX           Regency Cove          Tampa, FL
Elmwood            West Palm Beach, FL  Parkwood              Broken Arrow, OK
Hunters Glen       Kansas City, KS      Sante Fe Village      Kansas City, MS
Monticeto          Austin, TX           Towne Oaks            Austin, TX

Manufactured Home Communities and Recreational Vehicle Parks
------------------------------------------------------------

Aberdeen           Ormond Beach, FL     Oak Hills             Kyle, TX
Aztec              Kyle, Texas          Ramblewood            Barnwell, SC
Boulevard Estates  Pasadena, TX         Regency Cove          Tampa, FL
Casa del Monte     West Palm Beach, FL  Rolling Meadows       Columbia, SC
Carolina Village   Concorde, NC         Rose Bay              Port Orange, FL
Denton West        Denton, TX           Tropic Isles          Palmetto, FL
Dessau             Austin, TX           Victoria Lakes        Lexington, SC

Profile of Appraiser


Hacienda Village   New Port Richey, FL     Villa del Sol          Bradenton, FL
Hermitage Farms    Camden, SC              Windsor City           Sumter, SC


Self-Storage Facilities
-----------------------


American Self Storage  Charlotte, NC    American Self Storage  Ocala, FL
American Self Storage  Monroe, NC       Extra Closet           Ft Lauderdale, FL
American Self Storage  Newel, NC
American Self Storage  Stallings, NC


Hotels/Resorts
--------------

114-Room Ambassador Plaza, Dallas, TX
420-Room Excelsior Hotel, Little Rock, AR
121-Room Lexington Park Suites, Memphis, TN
160-Room Ramada Inn, Kingsland, GA
71 -Room Best Western, Guymon, OK

Office Buildings
----------------

AMI Medical        Houston, TX           Medical Park           Hope, AR
Barnett Bank       North Palm Beach, FL  Okeechobee Commerce    W Palm Beach, FL
Carteret Savings   Del Ray Beach, FL     United Bank            Roswell, NM
Enron              Houston, TX           Schindler Corporate    Morris, NJ
Harolds            Dallas, TX            Texarkana Medical Arts Texarkana, TX
First South        Little Rock, AR       QVC Network            Plymouth, MN
First Union        Atlanta, GA

Industrial
----------

American Lantern   McKenzie, TN         Falco Lime             Boca Raton, FL
American Lantern   Newport, AR          High Ridge Commerce    Boynton Beach, FL
Campbell Soup      Paris, TX            John Rust              Albuquerque, NM
Carrington         Irving, TX           Lake Pointe Centre     Boca Raton, FL

Profile of Appraiser



Clients List
------------

Bank of America                               Heller Financial
Barnett Bank                                  Heron Financial
Belgravia Capital                             Hewlett Packard
Circuit City                                  Internal Revenue Service
Citicorp Real Estate                          Lexington Hotel
Collateral Mortgage                           Lincoln Property
CoreStates Financial Corporation              NationsBank
Credit Suisse First Boston                    Nomura Securities
FINOVA Capital                                Meyers Group (The)
First Union Corporation                       National Realty Advisors
GE Capital                                    PA Holdings/Whitman Corporation
Goldman Sachs                                 QVC
Greentree Financial                           Sullivan Development


EDUCATIONAL BACKGROUND
----------------------

University of Texas, B.A.

American Institute of Real Estate Appraisers

The Appraisal Institute

Commercial Investment Real Estate Institute

                               State of Arizona
                              Board of Appraisal

                               BE IT KNOWN THAT

                               LAWRENCE D. MOORE

                      HAS MET ALL THE REQUIREMENTS AS A

                                   TEMPORARY

                    Certified General Real Estate Appraiser


                                    [SEAL]


In accordance with Arizona Revised         In witness whereof the Arizona Board
Statutes and on authority of the           of Appraisal caused to be signed by
Board of Appraisal State of Arizona.       the Chair of the Board and the
                                           Executive Director
This certificate shall remain
evidence thereof unless or
until the same is suspended,               /s/ [ILLEGIBLE]              9-8-99
revoked or expires in                      -----------------------------------
accordance with the provisions             Chair, Board of Appraisal     Date
of law

CERTIFICATE NUMBER                         /s/ [ILLEGIBLE]              9-8-99
TP40569                                    -----------------------------------
EXPIRATION DATE                            Executive Director of the     Date
SEPTEMBER 8, 2000                          Board of Appraisal


              SHALL REMAIN PROPERTY OF ARIZONA BOARD OF APPRAISAL

                             PROFILE OF APPRAISER

                          JOHN H. WHITCOMB, MAI, CCIM
                          St.Cert. Gen. REA #0001234

REAL ESTATE EXPERIENCE
----------------------

Owner
Whitcomb Real Estate
Tampa, FL

     Specialize in complex real estate valuations and consulting projects. Property types include manufactured home communities, recreational vehicle parks, self-storage facilities, hotels, manufacturing plants, office buildings, retail buildings and other types of commercial establishments as well as special use facilities. Mr. Whitcomb is active in the ownership and management of seven manufactured home communities throughout Florida. January 1996 to present.


Partner
Chartwell Advisory Group, Ltd.
Tampa, FL

     Supervised complex real estate valuations and property tax consulting projects. Responsibilities included management of all technical staff members throughout the country. Property types included manufactured home communities, recreational vehicle parks, hotels, large manufacturing plants, office buildings and retail buildings. April 1993 to January 1996.

Senior Appraiser
Marshall and Stevens, Inc.
Philadelphia, PA and Tampa, FL

     Specialized in preparing appraisals for land and buildings in industrial, commercial and residential uses. Performed appraisals for purposes of sale/purchase, property tax appeals, syndication, financing and allocation of purchase price. September 1985 to March 1990, and June 1992 to April 1993.

Vice President
Strategis Asset Valuation & Management, Inc.
Tampa, FL

     Prepared appraisals and feasibility studies on complex commercial properties. Performed appraisals for purposes of sale/purchase, property tax appeals, financing and allocation of purchase price. March 1990 to May 1992.

Profile of Appraiser                                                           2

PROFESSIONAL AFFILIATIONS
-------------------------

MAI, Member Appraisal Institute

CCIM, Certified Commercial Investment Member Commercial Investment Real Estate Institute

State Certified General Real Estate Appraiser
Florida #0001234

PARTIAL LIST OF CLIENTS AND PROPERTIES
--------------------------------------

Manufactured Home Communities
-----------------------------


Akers Away              West Palm Beach, FL   Lakeside             Douglasville, GA
Alafia Riverfront       Gibsonton, FL         Lakewood             Denton, TX
Alpine Village          Sebring, FL           Lantana Cascade      Lantana, FL
Arbor Oaks              Zephyrhills, FL       Long Lake Village    West Palm Beach, FL
Blue Heron              Clearwater, FL        Marlboro Court       West Palm Beach, FL
Bradenton Trailer Park  Bradenton, FL         MH Country Club      Oakland Park, FL
Carefree Village        Tampa, FL             Mission              El Paso, TX
Carolina Village        Concord, NC           Moultrie Oaks        St. Augustine, FL
Casa del Monte          West Palm Beach, FL   Oak Point            Titusville, FL
Chateau Forest          Seffner, FL           Orange Manor East    Winter Haven, FL
Chateau Village         Bradenton, FL         Palm Breezes Club    Lantana, FL
Cloverleaf              Brooksville, FL       Palm Ridge           Leesburg, FL
Colonial Coach          Greenacres City, FL   Panama City Estates  Panama City, FL
Coquina Crossing        St. Augustine, FL     Plantation Estates   Seffner, FL
Coral Lake              Coconut Creek, FL     Portside             Jacksonville, FL
Country Club Estates    Venice, FL            Ridgecrest           Fort Pierce, FL
Dessau                  Austin, TX            San Souci            North Fort Myers, FL
Foxcroft Village        Loch Sheldrake, NY    Scenic View          Lakeland, FL
Foxwood Estates         Lakeland, FL          Seminole             St. Petersburg, FL
Franklin Estates        Murfreesboro, TN      Shangri La           Largo, FL
Gardens of Manatee      Parrish, FL           Southwinds           Lakeland, FL
A Garden Walk           West Palm Beach, FL   St. Lucie Village    Okeechobee, FL
The Groves              Orlando, FL           Sunrise Village      Cocoa Beach, FL
Gwinnett Estates        Snellville, GA        Sunshine             Lake Worth, FL
Harmony Ranch           Thonotosassa, FL      Tall Pines           Fort Pierce, FL
Holiday Ranch           West Palm Beach, FL   Tara                 Jonesboro, GA
Holiday Plaza           West Palm Beach, FL   Twin Shores          Longboat Key, FL
Holland                 Fort Lauderdale, FL   Valley Pines         El Paso, TX
Kings and Queens        Lakeland, FL          Village Glen         Melbourne, FL

Profile of Appraiser                                                           3

Recreational Vehicle Parks
-------------------------

Avalon RV Park           Clearwater, FL           Pioneer Creek                 Bowling Green, FL
Camp Inn                 Frostproof, FL           Rainbow Village               Clearwater, FL
Forest Lake Village      Zephyrhills, FL          Space Coast RV Resort         Rockledge, FL
Hide Away                Ruskin, FL               Sunshine RV                   Vero Beach, FL
Holiday RV Resort        Leesburg, FL             Topics                        Hudson, FL
Horizon RV Park          Davenport, FL            Twelve Oaks                   Sanford, FL
Key RV Park              Marathon, FL             Village Park                  Orange City, FL

Self-Storage Facilities
-----------------------

Affordable Self Storage  Loganville, GA           Orange Avenue                 Tallahassee, FL
Alpine Self Storage      Rockford, IL             Plantation Xtra Storage       Plantation, FL
Baytree Self Storage     Valdosta, GA             St. Augustine Self Storage    St. Augustine, FL
Budget Self Storage      Sterling, VA             Southern Self Storage         Riviera Beach, FL
Delray Mini Storage      Delray Beach, FL         Storage Express               Lauderhill, FL
Edison Lock Up           Edison, NJ               Valdosta Self Storage         Valdosta, GA
Extra Space              Lauderhill, FL           Xtra Space                    Orlando, FL
Howell Self Storage      Howell, NJ               Your Extra Attic              Duluth, GA
Hyde Park Storage        Tampa, FL                Your Extra Attic              Norcross, GA
Jacksonville Storage     Jacksonville, FL         Your Extra Attic              Stockbridge, GA
Okeechobee Storage       Hialeah Gardens, FL      Your Extra Attic              Winters Chapel, GA

Hotels/Resorts
--------------

Canyon Ranch in the Berkshires                    Howard Johnson Maingate
Comfort Inn Kissimmee                             Hyatt On Union Square
Comfort Suites Asheville                          Hyatt Orlando
Embassy Suites Boca Raton                         Hyatt Wilshire
Hotel Nikko San Francisco                         Hyatt Regency Houston
Hilton Southwest Freeway Houston                  La Samanna
Hollywood Beach Hilton                            Ramada Resort Maingate
Holiday Inn Gainesville                           Westin Washington, D.C.

Profile of Appraiser                                                         4

Financial
---------

Belgravia Capital                                Heller Financial
Bloomfield Acceptance Company                    Household Finance Corporation
Chase Manhattan Bank                             Irving Leasing Corporation
Chrysler Capital Corporation                     Mfd. Housing Community Bankers
Citicorp Real Estate                             Mellon Bank
Collateral Mortgage                              Morgan Stanley
CoreStates Financial Corporation                 NationsBank
Credit Suisse First Boston                       Nomura Securities
FINOVA Capital                                   Pacificorp Financial Services
First Union Corporation                          PACTEL Finance
GE Capital                                       Society National Bank
Goldman Sachs                                    Sun America Insurance
Greentree Financial                              Union Capital

Real Estate/Real Estate Investment
----------------------------------

W.P. Carey & Company, Inc.                       LaSalle Partners
Chateau Communities                              Las Colinas Corporation
Continental Communities                          Metropolitan Life
Delaware North Companies                         MHC
Dillon Read Real Estate Inc.                     National Home Communities
Drexel Burnham Lambert Realty, Inc.              Pitney Bowes Credit Corp.
First Boston Corporation                         Salomon Brothers, Inc.

EDUCATIONAL BACKGROUND
----------------------

University of Florida, B.A.

College of William and Mary, M.B.A.

American Institute of Real Estate Appraisers

The Appraisal Institute

Commercial Investment Real Estate Institute

PUBLICATIONS
------------

   Mr. Whitcomb has authored an article on ad valorem taxes and cogeneration facilities for Cogeneration and Resource Recovery magazine.
                  ----------------------------------

TESTIMONY
---------

   Mr. Whitcomb has presented expert testimony in United States Tax Court.

                                                               EXHIBIT (b)(1)(B)

                                    SUMMARY
                         REAL ESTATE APPRAISAL REPORT


                        254-Space Chisholm Creek Manor
                        Manufactured Housing Community
                           501 E. 63rd Street North
                       Wichita, Sedgwick County, Kansas



                                 PREPARED FOR

                                Mr. Steve Waite
                              Windsor Corporation
                           6430 South Quebec Street
                           Englewood, Colorado 80111


                                     AS OF

                               September 1, 1999



                                  PREPARED BY

                             WHITCOMB REAL ESTATE

               [LETTERHEAD OF WHITCOMB REAL ESTATE APPEARS HERE]



September 15, 1999

Steve Waite
Windsor Corporation
6430 South Quebec Street
Englewood, Colorado 80111

RE:  254-Space Chisholm Creek Manor
     Manufactured Housing Community
     501 E. 63/rd/ Street North
     Wichita, Sedgwick County, Kansas


Dear Mr. Waite:

     At your request, we have inspected and appraised the above captioned property. We estimate the "as is" market value of the property rights outlined herein, as of September 1, 1999, based on an exposure period of six months, to be:

              - TWO MILLION NINE HUNDRED FORTY THOUSAND DOLLARS -

                                  ($2,940,000)

     Our value estimate applies to the land as physically constituted, to the improvements actually in existence and reflects prevailing trends in the local real estate market. We have made a careful inspection, study, and analysis of the property, and have considered all factors which, in our opinion, would tend to influence the market value of the subject.

     Chisholm Creek Manor is a fully developed 254-space manufactured home community, with a clubhouse and office and playground/recreation area. Recently the community relocated the playground area behind the office and clubhouse building, which resulted in an increase of 3 spaces to the current 254 spaces.

     Our conclusion is premised on the Assumptions and Limiting Conditions as cited in our attached report, as well as the facts and circumstances as of the valuation date. This appraisal has been prepared in accordance with the "Uniform Standards of Professional Appraisal Practice" (USPAP) as published by the Appraisal Standard Board of the Appraisal Foundation.

Mr. Steve Waite
September 15,1999
Page Two

     This appraisal assignment was not based on a requested minimum value, specific value, or the approval of a loan.

     We appreciate this opportunity to be of service to you. If you have any questions, please do not hesitate to contact us.

     This is a Summary Appraisal, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice for Summary Appraisal Reports. This report represents only summary discussions of the data, reasoning, and analyses employed in the appraisal process toward the development of our opinion of value. Supporting documentation has been retained in our files.

Very truly yours,

WHITCOMB REAL ESTATE

/s/ L. Drake Moore

L. Drake Moore, MAI
St. Cert. Gen. REA #TP-00-27

TABLE OF CONTENTS
-----------------

Table Of Contents...........................................................  4
Photographs Of The Subject..................................................  5
Summary Of Facts And Conclusions............................................  6
Extent Of Confirming, Collecting And Reporting Data.........................  7
Purpose, Function And Date Of The Appraisal.................................  7
Area/Neighborhood Description...............................................  8
Manufactured Home Community Market Overview.................................  9
Land And Site Improvements.................................................. 10
Improvement Description..................................................... 11
Ownership And Property History.............................................. 11
Occupancy................................................................... 11
Zoning And Other Land Use Controls.......................................... 12
Real Estate Assessment And Taxes............................................ 12
Marketability And Marketing Period.......................................... 13
Highest And Best Use........................................................ 14
Valuation Process........................................................... 14
Income Capitalization Approach.............................................. 15
Sales Comparison Approach................................................... 23
Final Estimate Of Value..................................................... 27
Certification............................................................... 28
Assumptions And Limiting Conditions......................................... 29

Addenda
Legal Description
Maps
Profile Of Appraiser

              PHOTOGRAPHS OF THE SUBJECT (Taken August 24, 1999)




                            [PICTURE APPEARS HERE]

                            1. Entrance to Subject



                            [PICTURE APPEARS HERE]

                            2. Typical Street View

SUMMARY OF FACTS AND CONCLUSIONS
--------------------------------

  Property Appraised:          254-Space Chisholm Creek Manor
  -------------------
                               Manufactured Home Community
                               501 E. 63/rd/ Street North
                               Wichita, Sedgwick County, Kansas

  Property Rights
  ---------------
  Appraised:                   Fee Simple Interest, subject to tenant leases
  ----------

  Land Area:                   42.92 acres, or 1,869,595 square feet
  ----------

  Improvements:                254-manufactured home spaces, a clubhouse and
  -------------
                               office and playground/recreation area.

  Owner:                       Windsor Park Properties 6
  ------

  Zoning:                      MH-2, Residential Mobile Home, Park City
  -------

  Highest and Best Use:        As Improved -- Current Use
  ---------------------

  Value Indications:           Income Approach                  $2,940,000
  ------------------
                               Sales Comparison Approach        $2,850,000

  Final Estimate of Value:     $2,940,000
  ------------------------

  Date of Appraisal:           September 1, 1999
  ------------------

  Date of Inspection:          August 24, 1999
  -------------------

EXTENT OF CONFIRMING, COLLECTING AND REPORTING DATA
---------------------------------------------------

     This assignment encompasses providing an "as is" market value of the fee simple title of the property and improvements, as of the specified date. This investigation included an overview of the area and local manufactured home market. We have inspected the subject and its environs, collected and analyzed market data, inspected the comparable and competitive properties, considered and applied the appropriate valuation methods and reconciled the final value estimate.

     The real estate interest appraised is that of ownership in fee simple interest, subject to the existing tenant leases. The property is appraised as if free and clear of mortgages, liens, servitude's and encumbrances, except those noted in the body of this appraisal.

PURPOSE, FUNCTION AND DATE OF THE APPRAISAL
-------------------------------------------

     The purpose of the appraisal is to express our opinion of the "as is" market value of the fee simple interest, subject to existing tenant leases, of the real estate, as of September 1, 1999. The information, opinions, and conclusions contained in this report have been prepared as a basis for portfolio valuation. The subject was physically inspected on August 24, 1999, and the date of this appraisal is September 1, 1999.

     Market Value is defined as: The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus.

     Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     .    Buyer and Seller are typically motivated;

     . Both parties are well informed or well advised, and each acting in what he considers his own best interest;

     .    A reasonable time is allowed for exposure in the open market;

     . Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     . The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale./1/

---------------------------
/1/ The Office of the Thrift Supervision, 12 CFR 564.2(f).

AREA/NEIGHBORHOOD DESCRIPTION
-----------------------------

Location/Access
---------------

     The property is located approximately 600 feet east of Broadway Street, with access via E. 63/rd/ Street North, within the limits of incorporated Park City, Kansas. Park City is located in the northern portion of Sedgwick County in the Wichita MSA. Sedgwick County is the largest of three counties within the Wichita MSA and Wichita is the largest city in Kansas

     Access to Park City is primarily via Interstate 135, which extends south from Salina to Wichita and I-35, a major freeway between Kansas City and Oklahoma City. Interstate 81, also known as Broadway Street, is parallel to Interstate I35 and was formerly the major north/south route through the central business district of Wichita.

     Interstate 235 is a beltway surrounding the western area of Wichita and connects with Expressway 96 on the east side of the city. U.S. Highway 54 is the main east/west traffic artery in Wichita. The subject is located adjacent to the west side of I-135. Access to the neighborhood is excellent and Park City is located on the outskirts of Wichita, offering all amenities, shopping, schools, churches, medical facilities and entertainment and recreation. Ingress and egress of the subject is rated adequate.

     The neighborhood is rural in nature. Development has taken the form of mixed-use residential, commercial and light industrial type properties located along the major road frontages, typical of rural areas. Land use in the immediate vicinity of the subject is characteristic of the entire neighborhood. The neighborhood is estimated to be 50% developed. There remain large contiguous tracts of land available for in-fill development.

Population
----------

     The 1990 MSA population figure was 486,424, which represented approximately a 9.8% growth from 1980. The most recent MSA population figure as of July 1, 1998 was 544,343, representing a population increase of approximately 11.91%. The population of Sedgwick County increased approximately 10.74% from 1990 to 1998 to 448,050. The Wichita MSA accounts for approximately 20.7% of the state of Kansas population (2,629,067), which increased 5.98% from 1990 to 1998. Future projections indicate a continued population growth.

Employment
----------

     The Wichita market has diversified to some extent since mid-1970; however, Boeing, Cessna, Raytheon and Learjet employ approximately 16.5% of the civilian labor force. Wichita is known as the Air Capital of the World with about 65% of the general aviation planes produced locally by Beech

Area/Neighborhood Description
                                                                               9

Aircraft, Boeing Airplane Company, Cessna Aircraft and Learjet. The service sector (including finance, insurance, and real estate) accounts for 30% employment. Wholesale/retail trade accounts for 22% and manufacturing for 26%. Aircraft manufacturing is a driving force for continued growth in this metropolitan area. Reflecting the health of the local economic climate, all sectors of the area's major industries have shown growth in the past decade. The September 1998 MSA civilian labor force totaled 285,988 persons, with 276,6775 employed for an unemployment rate of 3.3%, well below the state and national averages over the same period.

Transportation
--------------

     The Wichita area is accredited as a major Kansas transportation center. It is served by 7 airlines, Greyhound Bus Lines, Santa Fe, Rock Island, and Missouri-Pacific rail service, freight shipping, as well as the interstate highway system. Its prime geographic location provides easy access to all markets. Over 115 truck lines operate out of 20 terminals.

Summary and Conclusion
----------------------

     The subject is located in Park City, which is located in the northern portion of Sedgwick County. The subject's location in regard to the local amenities in the form of shopping, recreational and activity centers is considered excellent due to the proximity of the City of Wichita. General real estate values have been static over the last three to four year period.

MANUFACTURED HOME COMMUNITY MARKET OVERVIEW
-------------------------------------------

     According to the 1998 U.S. Housing Market Map, Kansas ranked 27/th/ among states in the number of homes shipped in 1998. As shown on the following table, manufactured home shipments in Kansas have varied annually since 1996, with a significant decrease in 1998.

                                  Manufactured
                                 Home Shipments

                ===============================================
                        Year                  Shipments
                -----------------------------------------------
                        1996                    3,610
                -----------------------------------------------
                        1997                    3,036
                -----------------------------------------------
                        1998                    3,885
                ===============================================
                Source: Kansas Manufactured Housing Association

     New communities are not being developed in the urban areas due to restrictive zoning ordinances. There is a wide range of rental rates in the marketplace. Generally speaking, lot rent ranges between $155.00 per month to $195.00 per month. Rates varied within some of the communities as lots on a corner, lots for multi-section homes and larger lots leased for higher than standard amounts. Typically, services included in the rental rate vary.

LAND AND SITE IMPROVEMENTS
--------------------------

     The site is an irregularly shaped parcel of land containing approximately
42.92 acres, or approximately 1,869,595 square feet of gross area. The tract is generally level and at the North 63/rd/ Street grad. Drainage of the tract appears adequate and no adverse soil or subsoil conditions were observed during the physical inspection of the site. Utility services connected and in service on the date of valuation include water, sanitary and storm sewer, electricity and telephone.

     Roadways arranged to maximize the use of the land access the individual lots in the community. Roadway improvements include:

     Street-bed:      North 63/rd/ Street is an asphalt paved, two-lane roadway.
     -----------
                      The subject streets are asphalt paved 25-foot wide roadways.

     Sidewalks/Curb:  There are no sidewalks or curbs along the public streets
     --------------
                      or in the subject.

     Street Lights:   North 63/rd/ Street and the subject park have pole mounted
     -------------
                      overhead streetlights along the right of way.

     Landscaping:     Sodded and planted areas extend along the entire perimeter
     -----------
                      and throughout the site.

     Encumbrances:    None Noted
     -------------

     Easements:       Standard utility easements are assumed to exist.
     ----------

     Encroachments:   None Noted
     --------------

     Our review of the deed and county property records did not reveal any adverse or potentially adverse interests that would affect the utility of the subject property. Specifically, there are no recorded or otherwise known liens, defects in title or adverse easements. There are no rent controls in effect in Sedgwick County.

Functional Utility
------------------

     The site, which is irregular in shape and contains approximately 45.2 acres, is large enough to accommodate building improvements and roadways as well recreational amenities and green areas. The site is considered functional for various residential development scenarios. The current development equates to an overall density of approximately 5.92 units per acre, which is consistent with current development standards that tend toward larger lot sizes, wider streets and more green areas.

IMPROVEMENT DESCRIPTION
-----------------------

     The subject is improved with 254 manufactured housing community pads, arranged along streets configured to maximize the available lot spaces. All of the lots vary slightly in size and the density of the park is equal to 5.92 spaces per acre.

     The common area amenities include the clubhouse, a storm shelter, and adjoining children's playground area. We have not estimated a separate value for these amenities, or equipment, as they are standard items found at most manufactured home communities. These amenities are typical, adequate and functional in use.

     The community and site improvements were built in the early 1980's, and the community is approximately 16 years old. The common areas, streets, amenities and individual mobile homes were observed to be in average overall condition, having been originally constructed of quality materials and having been maintained over the years. No significant item of deferred maintenance was noted and the current maintenance level is rated good.


OWNERSHIP AND PROPERTY HISTORY
------------------------------

     The ownership of the subject property is in the name of Windsor Park Properties 6. The subject property was constructed in 1984 and Windsor Park Properties 6 has been the owner of the property since 1989. In the past three years, there have been no sales or other transfers of the property of which the appraisers are aware. The subject is currently not listed for sale nor is there pending offers or current contracts for the sale of the property.

OCCUPANCY
---------

     A fully developed 254-space manufactured home community occupies the property. According to the manager, there are currently 15 vacant lots and the physical occupancy is 94.1%. The August 1st rent roll indicated the community was full and the 1998 financials reported vacancy at less than $1,990 for the year. We have estimated the stabilized occupancy is 95%.

ZONING AND OTHER LAND USE CONTROLS
----------------------------------

     The property is zoned MH-2, Residential Mobile Home. It is our opinion that the subject property is in conformance with the zoning code.

Flood Hazard
------------

     The subject property is located in a designated Flood Zone "B" according to Flood Map Community Number 200963, Panel 0001A, dated August 19, 1986. Zone B is defined as "Areas protected from the one percent annual chance (100 Year) flood by levee, dike, or other structures subject to possible failure or overtopping during larger floods." Zone B is typically an area between the 100-year and 500-year flood.

Environmental
-------------

     We observed no obvious areas of contamination on or about the site. We noted that there is an on-site waster water treatment plant and we have previously mentioned the spaces that have individual septic systems. We have no qualifications in environmental hazards and recommend an environmental audit be performed.


REAL ESTATE ASSESSMENT AND TAXES
--------------------------------

     The subject property is identified in the Sedgwick County records under Key/Control Numbers KE-PC-01399 and KE-PC-01400. The appraised value of the subject totals $2,510,000 and the assessed value is $288,651. It is our opinion that the subject is under assessed. This not uncommon for manufactured housing communities since large parts of the value can be attributed to the entrepreneurial skill in acquiring the land and filling the community. Based upon the 1998 mil levy of $113.992 the current taxes are $32,904.

     Assessed values, for purposes of property taxation are determined on January 1, of each year. In the state of Kansas, manufactured housing communities are assessed at 11.5% of the market value. Properties are reassessed annually and equitability of assessments is not a basis for assessment in the state of Kansas.

     In the State of Kansas, property taxes are paid in arrears. Taxes are due and payable in two installments with the first half due on or before December 20, 1998, and the second half due on or before June 29, 1999.

MARKETABILITY AND MARKETING PERIOD
----------------------------------

     The subject is competitive with other properties in the marketplace and is marketable, although not considered a candidate for a resident purchase. Discussions with large institutional manufactured home community investor representatives and local area realtors, indicated that "properly priced", stable, well kept manufactured home communities should "be under contract" within a six month period in today's market.

     Our discussions also indicated overall capitalization rates were higher for all-age communities and dependent upon occupancy and condition. Pricing is established by processing gross income, reduced by a vacancy and credit loss factor, operating expenses and an additional capital charge based on overall condition, is deducted to arrive at a net operating income (NOI). Those surveyed indicated that at properties not operating at stabilized occupancy, they were unwilling to compensate a seller for any of the upside to be gained in filling the property.

     In early October 1998, commercial mortgage backed securities (CMBS) lenders restructured their pricing for long term fixed rate loans. These loans had historically been priced based on an interest rate spread above Treasury Securities. The secondary market for these loans became illiquid and lenders were unable to sell the loans profitably. Consequently, although interest rates on Treasuries have fallen, the interest rates on securitized loans have increased. Based upon a recent survey by John B. Levy & Company of selected CMBS spreads and whole loans a spread between 195 and 200 basis points over 10-year
U.S. Treasuries is available for an A rated security.   BBB rated CMBS
securities may have a spread ranging from 240 to 250 basis points over the 10-year treasury. A prime mortgage rate ranging from 8.02 to 8.12 is available for a loan with a ten-year term.

     Interest rates are low and financial institutions are again willing to lend money for real estate projects with good occupancies. There has also been significant institutional investor interest in manufactured home community investments. In our opinion, the marketing period for the property would be within the range indicated by the industry participants or six months.

HIGHEST AND BEST USE
--------------------

     Highest and Best Use may be defined as: The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible and which results in the highest value."/2/

     We have considered all of the potential uses to which the subject is legally and physically adaptable. It is our opinion that the current use of the subject, as a 254-space, manufactured home community, represents the highest and best use of the subject.

VALUATION PROCESS
-----------------

     There are three recognized approaches to the valuation of real property:
Cost; Income; and, Direct Sales Comparison. The appropriateness of each approach varies with the type and age of the property under examination, as well as the quantity and quality of applicable market data as of the appraisal date. In the analyses and appraisal of the subject, we have considered the positive and negative aspects of each approach for this specific assignment.

     The Cost Approach provides a value indication based on the depreciated cost of the improvements added to land value. The Income Approach produce an estimate of value through an economic analysis of the net income derived from the property and is converted to a capital sum at an appropriate rate. The Sales Comparison Approach produces an estimate of value through a comparison of similar properties, which have been transferred in the local market.

    In the analysis of a fully occupied manufactured home community, investors are primarily concerned with cash flow to service any debt and the equity position. While development costs are important for developing communities, investors assume that these costs are adequately accounted for in rental levels. In communities where developers have made money on the sale of mobile homes by offering low space rental rates, an investor would not be willing to compensate a seller for any more than the income to be received. The subject is fully developed with no expansion possibilities, therefore a potential investor would be primarily interested in the cash flow and equity return and we have excluded the Cost Approach.

-----------------------------

/2/ The Appraisal Institute, The Appraisal of Real Estate, 10th Ed. Chicago: The
                             ----------------------------
Appraisal Institute, 1992, page 275.

INCOME CAPITALIZATION APPROACH
------------------------------

    As an introduction to the analysis of the subject it is helpful to identify the goals and objectives of both buyers and sellers of properties such as the subject.

    From the standpoint of a seller, maximum price is, of course, an initial goal. Tempered by capital gains considerations and the potential for recapture of book depreciation accruals, a seller is often forced to consider a negotiated price that may include such concessions as interim or permanent financing. Dictated by market forces, the rate, term, and amount of financing may be favorable, neutral, or unfavorable with respect to the ultimate selling price.

    The purchasers of investment realty naturally prefer to pay a minimum price subject to terms, and within the goal of price minimization seek:

    1. Cash flow relative to capital investment measured either on a pre-income tax or post-income tax basis.

    2.   Minimal capital investment to permit leverage.

    3.   Equity build-up through mortgage amortization.

    4.   Sheltered income through accumulation of book depreciation.

    5.   Capital accumulation through market appreciation.

    The relative importance of the above factors to an investor's formula is difficult to quantify. Institutional investors, speculators, developers, financial institutions, and syndicators do not uniformly apply the same investment strategies. Location, property size, tenant mix, age of the facility, absence or presence of long term leases, assignability of existing debt, condition of the facility, level of occupancy, quality of management, and other related factors are among the criteria that affect the marketability of an income-producing property in the market.

    The first step in the Income Approach to value involves the estimate of future net operating income to be generated by the subject property. The estimate of net operating income is derived through the process of estimating the total potential gross income (PGI from rentals and other sources, less any vacancy and credit loss producing an effective gross income (EGI) estimate. All expenses associated with the operation of the property are then deducted to yield a stabilized net operating income (NOI) estimate.

    A survey of the competitive properties is presented in summary form on the following page.

                                                 RENT COMPARABLE SUMMARY

========================================================================================================================
  No.                             Name              Total      Monthly         Services        Amenities
                                Address            Spaces/   Rental Rate   Included In Rent
                                                    % Occ.
------------------------------------------------------------------------------------------------------------------------
   1     Navajo Lakes Estates Home Park              160/     $195.00      Trash collection.   Playground.
         501 E. 63/rd/ North Street                 98.1%
         Wichita, Sedgwick County, Kansas
------------------------------------------------------------------------------------------------------------------------
   2     River Oaks Mobile Home Park                 273/     $180.00 to   Trash collection    Clubhouse, playground,
         5400 South Hydraulic Road                   100%     $190.00      and basic cable.    storm shelter and pool.
         Wichita, Sedgwick County, Kansas
------------------------------------------------------------------------------------------------------------------------
   3     Lamp Lighter Mobile Home Park               222/     $180.00 to   Trash collection    Clubhouse, playground,
         2320 E. MacArthur Street                    100%     $190.00      and cable.          storm shelter, controlled
         Wichita, Sedgwick County, Kansas                                                      access gate and pool.
------------------------------------------------------------------------------------------------------------------------
   4     Lake Side Mobile Home Park                  199/     $170.00 to   Trash collection.   Playground, storm
         2625 S. West Street                          99%     $200.00                          security, and small lake.
         Wichita, Sedgwick County, Kansas
------------------------------------------------------------------------------------------------------------------------
   5     Glen Acres                                  136/     $155.00 to   Trash collection.   Storm shelter.
         500 E.50/th/ Street                        98.5%     $185.00
         Wichita, Sedgwick County, Kansas
------------------------------------------------------------------------------------------------------------------------
 Subj.   Chisholm Creek Manor MHP                    254/     $172.00 to   Trash collection.   Clubhouse, playground
         501 E. 63/rd/ North Street                 94.1%    $190.00                          and storm shelter.
         Wichita, Sedgwick County, Kansas
========================================================================================================================

Income Capitalization Approach

Income Analysis
---------------

    The general market practice is on a base lot rent charged on a monthly basis. The lot rent in our survey ranged from $155.00 to $195.00 per month, as indicated by the rent comparables recited in this report. As shown by our survey, the subject's lot rents are within the market range.

Potential Gross Income
----------------------

    In our forecast of total rental income, we have projected 12 months at the current rent levels. Based on the current rent roll, the total monthly rent amounts to $42,812 and the average monthly rental rate for the 254 units is equivalent to $168.55. The potential gross income from rentals is $513,744 per year.

Vacancy and Credit Loss
-----------------------

    The subject is an all-age community currently 94.1% physically occupied with 239 of the 254 sites occupied. Because the subject has typically maintained a higher occupancy level and the market currently ranges from 98.1% to 100%. We have estimated vacancy at 5.0% of total potential gross income, or $25,687.

Utility Income
--------------

    Residents are charged an additional $6.00 for trash collection. We have estimated the utility income from trash collection at $6.00 per month for 254 sites minus five percent for vacancy and credit loss, or $17,377 annually.

Miscellaneous Income
--------------------

    Additional income is typically derived from sources such as storage fees, labor charges to the tenants, commissions on sales and rentals of the units. Historically, the subject has generated from $38.37 per space (1996) to $56.74
(1998), in other income. We have based our estimate of other income on the historical levels, estimating this income at $55.00 per space.

Effective Gross Income (EGI)
----------------------------

    Effective Gross Income is derived from income based upon the current economic rent less a vacancy and credit loss allowance for present and anticipated losses due to tenant changes, plus any additional income. Thus potential gross rental income of $513,744 less a vacancy and credit loss allowance in the amount of $25,687 or 5.0% produces an effective gross income from rentals estimate of $488,057. To this we add income derived from other sources, which totals $31,344, arriving at an effective gross income estimate of $519,400.

============================================================================

    Chisholm Creek Manufactured Housing Summary of Historical Operations


                                  Pct. of    $ Per                Pct. of    $ Per
                          1996    Income     Space       1997     Income     Space
------------------------------------------------------------------------------------
Income:
Rents                   $379,831   97.49%  $1,495.40   $430,951    97.33%  $1,696.66
Utility Income                14    0.14%       0.06         11     0.09%       0.04
Miscellaneous/Other        9,747    2.50%      38.37     11,814     2.67%      46.51
                        ------------------------------------------------------------
Total Income            $389,592  100.14%   1,533.83   $442,776   100.09%   1,743.21

Expenses:
Insurance                  5,339    1.37%      21.02      6,316     1.43%      24.87
Office                    47,198   12.11%     185.82     68,757    15.53%     270.70
Maintenance & Supplies     9,374    2.41%      36.91     17,326     3.91%      68.21
Management Expense        19,363    4.97%      76.23     22,075     4.99%      86.91
Wages & Benefits          37,939    9.74%     149.37     47,350    10.69%     186.42
Property Taxes            29,330    7.53%     115.47     30,576     6.91%     120.38
Utilities                 32,035    8.22%     126.12     38,722     8.75%     152.45
                        ------------------------------------------------------------
Total Expenses          $180,578   46.35%  $  710.94   $231,122    52.20%  $  909.93

Net Operating Income    $209,014   53.65%  $  822.89   $211,654    47.80%  $  833.28
====================================================================================

                                                       6 Months
                                  Pct. of    $ Per    Annualized  Pct. of    $ Per
                          1998    Income     Space       1999     Income     Space
------------------------------------------------------------------------------------
Income:
Rents                   $475,666   96.80%  $1,872.70   $491,458    94.21%  $1,934.87
Utility Income             1,293    8.97%       5.09     17,064     3.27%      67.18
Miscellaneous/Other       14,411    2.93%      56.74     13,154     2.52%      51.79
                        ------------------------------------------------------------
Total Income            $491,370  108.71%  $1,934.53   $521,676   100.00%  $2,053.84

Expenses:
Insurance                  6,718    1.37%      26.45      3,492     0.67%      13.75
Office                    43,891    8.93%     172.80     38,512     7.38%     151.62
Maintenance & Supplies    25,284    5.15%      99.54     13,308     2.55%      52.39
Management Expense        24,687    5.02%      97.19     25,908     4.97%     102.00
Wages & Benefits          49,892   10.15%     196.43     55,026    10.55%     216.64
Property Taxes            28,596    5.82%     112.58     30,338     5.82%     119.44
Utilities                 39,746    8.09%     156.48     40,604     7.78%     159.86
                        ------------------------------------------------------------
Total Expenses          $218,814   44.53%  $  861.47   $207,188    39.72%  $  815.70

Net Operating Income    $272,556   55.47%  $1,073.06   $314,488    60.28%  $1,238.14
====================================================================================

Income Capitalization Approach                                              19

Operating Expense Analysis
--------------------------

Insurance: Historically, this expense has exhibited an increasing trend.  Our
----------
estimate of this expense has been stabilized based on the historical amounts, or $25.00 per space per year. This is equal to $7,680 annually or approximately 1.22% of the effective gross income.

Administrative/Office: Historically, this expense has shown a variable trend.
----------------------
In the financial statements, this expense does include some corporate expense items, which we have not considered. We have stabilized our estimate of this expense at $150.00 per space per year, which is equal to $38,100 or approximately 7.34% of the estimated effective gross income.

Maintenance and Repair: Historically, this expense has varied since 1996.  We
-----------------------
have based our estimate on the indicated historical trend at $75.00 per space per year or $19,050 annually, believed adequate to properly maintain the community. This amount is equal to approximately 3.67% of the estimated effective gross income.

Management Fees: This expense typically includes off-site management, the
---------------
oversight of the on-site manager and monthly bookkeeping functions. We used a rate of 5% of the effective gross income estimate, typical in the market place, equal to $25,970 or $102.24 per space per year.

Wages and Benefits: Historically, this expense has steadily increased since
-------------------
1996. We have based our estimate on the historical data at $216.00 per space per year or $54,864, which is equal to 10.56% of the estimated effective gross income.

Property Taxes: This category is project specific due to location.  Based on our
---------------
analysis of the historical tax trends, we have estimated the tax liability to be $32,904. This equates to $129.54 per space per year or approximately 6.33% of the estimated effective gross income.

Utilities:  We have estimated this expense at $160.00 per space per year.  This
----------
is equal to $40,640, or approximately 7.82% of the estimated effective gross income.

Reserves:  This expense category represents the inclusion of set-asides for
---------
major recurring or capital type expenditures experienced periodically by any property. We have used $30.00 per space per year, believed adequate to cover future capital costs. This equates to $7,620 annually or approximately 2.05% of the estimated effective gross income.

Total Expenses: To summarize, we have stabilized total operating expenses for
---------------
the subject property at $225,498. This estimate is equal to 43.42% of the Effective Gross Income (EGI) estimate or $887.79 per space per year. As shown, expenses have historically ranged between 39.72% (6 months annualized1999) and 52.2% (1997).

================================================================================

                 Chisholm Creek Manufactured Housing Community
                        Stabilized Operating Statement

                                                             % of       $ per
                                               Amount         EGI       Space
================================================================================

Total Effective Gross Income                  $519,400      100.00%   $2,044.88

Expenses
Insurance                                     $  6,350        1.22%   $   25.00
Office                                          38,100        7.34%      150.00
Maintenance & Repairs                           19,050        3.67%       75.00
Management Expense                              25,970        5.00%      102.24
Wages & Benefits                                54,864       10.56%      216.00
Property Taxes                                  32,904        6.33%      129.54
Utilities                                       40,640        7.82%      160.00
Reserves                                         7,620        1.47%       30.00
                                             -----------------------------------
Total Expenses                                $225,498       43.42%   $  887.79

Net Operating Income                          $293,903       56.58%   $1,157.10
================================================================================

Income Capitalization Approach                                             21

Selection of a Capitalization Rate
----------------------------------

     Direct capitalization of terminal net operating income by an overall capitalization rate extracted from the market provides an excellent indication of market value. Purchasers of manufactured home communities most often utilize this method. This method is easily understood, closely related to the market, and convincing if the overall rates abstracted from recent sales are from comparable sale properties and accurate income data are available.

Market Data
-----------

     The comparable sale data indicated an overall capitalization rate between 9.05% and 12.23%. The data indicates a narrow range in overall capitalization rates, which tend to be influenced by the size of the community, its occupancy, expense ratio, age and condition, amenity package and location.

  Sale              Sale Date            Vacancy Rate         Expense Ratio        Overall Rate
------------------------------------------------------------------------------------------------
  1                July 1997                 5.0%             39.7%                9.05%
------------------------------------------------------------------------------------------------
  2              January 1997                5.0%             41.5%               11.57%
------------------------------------------------------------------------------------------------
  3              January 1997                0.7%             44.5%                8.90%
------------------------------------------------------------------------------------------------
  4              January 1997                5.0%             48.2%               12.23%
------------------------------------------------------------------------------------------------
  5              October 1996               23.0%             40.6%               10.75%
================================================================================================

     The subject has a market vacancy and expense ratio. Sale Comparable 1 is located adjacent to the subject and a good indicator of value, however, we were unable to locate sales of other comparable manufactured housing communities within the last two years. Rental rates have increased approximately 20% since 1997 and vacancies remain low. In addition, two new projects have been recently announced near the subject on the north side of 61st Street North, west of Broadway and on the north side of 77ths Street, east of Broadway. We were unable to confirm when ground would break or the number of units; however, it is anticipated that the both projects will add another 300 to 400 units to the market. Based on these considerations, we have concluded an overall capitalization rate of 10.0%.

Debt Coverage Ratio Method
--------------------------

     We have also developed an overall rate through the Debt Coverage Ratio analysis. Current commercial lending policies indicate a mortgage loan of 75% of market value, based on a 20-year amortization schedule at an annual interest rate of 8.00%, which yields an annual mortgage constant of 10.112%. A minimum debt coverage ratio (DCR) of 1.25 to 1.00 would likely be required for a property similar to the subject. Based on these assumptions an overall capitalization rate has been developed, as presented below:

Income Capitalization Approach                                              22

==============================================================================================
          M                         F                         DCR                     OAR
                        X                         X                         =
Loan to Value Ratio        Mortgage Constant         Debt Coverage Ratio        Overall Rate
----------------------------------------------------------------------------------------------
        0.75                    0.10112                       1.25                  0.0948
----------------------------------------------------------------------------------------------
       Rounded                                                                       9.5%
==============================================================================================

     The Debt Coverage Ratio method indicated a capitalization rate based upon financing by local banks. However, as the popularity of manufactured home community investments has increased, alternate sources of financing have become available through insurance companies and conduit programs.

     The rate via the debt coverage ratio is supportive of the rate concluded from the market data. Our estimate of the market value of the subject, indicated by the Income Capitalization Approach, is calculated as follows:

       Net Operating Income      Overall Capitalization Rate      Market Value
       $293,903                            /0.10                   $2,939,030

       Rounded to                                                  $2,940,000

SALES COMPARISON APPROACH
-------------------------

     The fundamental premise of the Sales Comparison Approach is the concept that the analysis of sales of reasonably similar properties provides an appraiser with empirical data from which observations and conclusions about the property being appraised can be made. Proper application of the approach requires that:

     1. Only market transactions be weighed, and the data of each transaction be confirmed to the greatest extent possible.

     2. The degree of comparability of each sale to the subject be considered; differences in physical, functional, and economic characteristics be noted; and adjustments for the differences be made.

     3. The value conclusion is consistent with the analysis of the sales data.

     So that a conclusion from the analysis of the sales data can be drawn, a unit of comparison has been selected. Calculation of a unit of comparison provides a common denominator by which the market sales can be related to each other and to the subject property. The commonly accepted unit of comparison in the valuation of manufactured home communities is the selling price per space.

     While a diverse array of transactions was initially considered, the sales selected for direct comparison to the subject are those transactions that are most similar to the subject. For dissimilar features adjustments are made indicating the price at which the subject could be expected to sell. In making adjustments, all relevant factors were considered including:

     1.   Nature of surrounding development.

     2.   Size.

     3.   Availability of competing properties.

     4.   Effect of time on selling prices.

     5.   Age and condition of the improvements.

     Based on our investigation, the following five sales of all age communities are the most significant transactions for direct comparison with the subject.

                          Summary of Sale Comparables


No.                     Name                          Sale Price/            Total           Price/         Average
                      Address                          Sale Date            Spaces/          Space         Lot Rent
                                                    (Adj. For Cash         Occupancy
                                                      Equivalency)
 ----------------------------------------------------------------------------------------------------------------------
1     Navajo Lakes                                     $1,880,000               160/         $11,750      $165.00
      501 E. 63rd Street North                          July 1997              95.0%
      Wichita, Sedgwick County, Kansas
-----------------------------------------------------------------------------------------------------------------------

2     Manchester Village  MHP                          $2,200,000               211/         $10,427      $175.00
      3210 Crystal Road                               January 1997             95.0%
      Kansas City, Jackson County, Kansas
----------------------------------------------------------------------------------------------------------------------

3     Ridgewood Estates MHP                             3,500,000               277/         $12,635      $170.00
      4100 SE Adams Street                             January 1997            99.3%
      Topeka, Shawnee County, Kansas
----------------------------------------------------------------------------------------------------------------------

4     Silver Spur Mobile Home Park                     $2,750,000               380/         $ 7,236      $145.00
      1915 West MacArthur Road and NEC Carey           January 1997            95.0%
      & Clarence Road
      Wichita, Sedgwick County, Kansas
----------------------------------------------------------------------------------------------------------------------

5    Springdale Lake Estates Mobile Home Park          $4,417,900               441/         $10,018      $200.00
     5 Springdale Drive                               October 1996             77.0%
     Belton, Cass County, Missouri
=====================================================================================================================


No.                     Name                           E.G.I.M./E                       O.A.R.
                      Address
----------------------------------------------------------------------------------------------------------------------
1     Navajo Lakes                                         6.66/                        9.05%
      501 E. 63rd Street North                             39.7%
      Wichita, Sedgwick County, Kansas
-----------------------------------------------------------------------------------------------------------------------

2     Manchester Village  MHP                              5.06/                       11.57%
      3210 Crystal Road                                    41.5%
      Kansas City, Jackson County, Kansas
----------------------------------------------------------------------------------------------------------------------

3     Ridgewood Estates MHP                                6.26/                        8.90%
      4100 SE Adams Street                                 44.5%
      Topeka, Shawnee County, Kansas
----------------------------------------------------------------------------------------------------------------------

4     Silver Spur Mobile Home Park                         4.23/                       12.28%
      1915 West MacArthur Road and NEC Carey               48.2%
      & Clarence Road
      Wichita, Sedgwick County, Kansas
----------------------------------------------------------------------------------------------------------------------

5     Springdale Lake Estates Mobile Home Park             5.52/                       10.75%
      5 Springdale Drive  October 1996                     40.6%
      Belton, Cass County, Missouri
=====================================================================================================================

Sales Comparison Approach                                                   25

     As previously stated, the Sales Comparison Approach involves investigating recent transfers of properties similar to the subject. The properties, which have been compared to the subject, have been discussed below:

     Sale Comparable Number One is Navaho Lakes Mobile Home Park in Wichita. This 160-space all age community is located adjacent to the subject's northern boundary and sold for $1,880,000 in July 1997. The price equates to a sale price per space of $11,750. Based on an effective gross income of $282,150, the EGIM was 6.66. The expenses represented 39.7% of the effective gross income and the indicated overall capitalization rate was 9.05%, based on a net operating income of $170,150. This community was 88.0% occupied at the time of sale, but pro forma estimated utilizing 95.0% occupancy. Rents were approximately $150.00 per month, but were increased to $165.00 a few months after the sale.

     Sale Comparable Number Two is Manchester Village located in Kansas City, Jackson County, Missouri. This 211-space community sold for $2,400,000 in January 1997. The sale price included FF&E and 12 mobile homes that had an estimated value of $200,000 and was deducted. This resulted in a sale price per space of $10,427. Based on an effective gross income of $434,918, the EGIM was
5.06. The overall rate was 11.57%. The average lot rent at the time of sale was approximately $175.00.

     Sale Comparable Number Three Ridgewood Estates located in Topeka, Shawnee County, Kansas. This 277-space community sold for $3,500,000 in January 1997. This price equates to a sale price per space of $12,635. Based on an effective gross income of $559,202, the EGIM was 6.26. The overall rate was 8.90%. The average lot rent at the time of sale was approximately $170.00.

     Sale Comparable Number Four is the sale of two separate mobile home parks in Wichita, Kansas: (1) Silver Spur Park at 1915 West MacArthur, and (2) Silver Spur Park at Northeast corner of Carey and Clarence Road. Affordable Residential Community purchased both communities containing 380 spaces in January 1997 for $2,750,000. Improvements in Spur Park include a clubhouse/office containing approximately 4,058 square feet, swimming pool and two large storm shelters.
The price equates to a sale price per space of $7,237. Based on the Appraiser's Pro-forma, the effective gross income of $649,800 indicated an EGIM was 4.23. The expenses were estimated at 48.2% of the effective gross income and the indicated overall capitalization rate was 12.23%, based on a net operating income of $336,300. This community was 95.0% occupied at the date of sale, but in poor condition. The average rent was $145.00 per month plus $5.00 for trash collection.

     Sale Comparable Number Five is Springdale Lake Estates located in Belton, Cass County, Missouri. This 200-space community sold for $4,000,000 in October 1996. The indicated sale price was adjusted by $417,900 to reflect the deferred maintenance costs projected by the owner. This resulted in a sale price per space of $10,018. Based on an effective gross income of $800,086, the EGIM was
5.52.  The overall rate was 10.75%.  The average lot rent at the time

Sales Comparison Approach                                                     26


of sale was approximately $200.00.

     All of the sales were fee simple transactions, with no abnormal financing. There were no abnormal sale conditions known to have occurred and all of the sales represent transactions that have taken place over the last nine months, having traded under similar market conditions.

     Other adjustments, typically considered, are location, amenities, age and condition, occupancy, etc., and are reflected in the average lot rent. A tenant is typically willing, absent other factors, to pay more lot rent for a better located, newer community. This also holds true for amenities, age and other factors. The average lot rent reflects, in most cases, the market perception of a property's position in the marketplace. It is also typical that lot rent increases contribute to increases in net operating income. Alternatively, we have employed the Effective Gross Income Multiplier (EGIM), in this analysis.

     The Effective Gross Income Multiplier for the comparable sale properties ranged between 4.23 and 6.66. As previously discussed, the EGIM is essentially a function of the average lot rent. The average lot rent is a function of the physical aspects of the property, such as age and condition, location and amenities. EGIM's also reflect the market's perception of the potential for future rent increases.

     The subject is an all age community with a 5.91% physical vacancy. The subject was observed to be in average condition and has a good location in Sedgwick County, Kansas. The expense ratios are lower, ranging from 39.7% to 48.2%. By comparison, the subject has a forecast expense ratio of 43.42%.
Based on these considerations, we have concluded an EGIM middle of the indicated range, processing the subject's Effective Gross Income of $519,400 with an EGIM of 5.50.


                   Thus $519,400   x 5.50 is     $2,856,700

                   Rounded to                    $2,860,000


     On a per space basis, this is equivalent to $11,260.

FINAL ESTIMATE OF VALUE
-----------------------


     The two approaches to value applied in the subject analysis yielded these conclusions:


          Income Capitalization Approach                 $2,940,000


          Sales Comparison Approach                      $2,860,000


     Depending on the circumstances of an appraisal, the two approaches to value apply to various degrees. The income capitalization approach indicates the amount at which a prudent investor might be interested in acquiring the property. The sales comparison approach reflects demand and reasonable selling price expectancy as evidenced by sales of similar properties.

     In the reconciliation, we reviewed each approach to value (a) to ascertain the reliability of the data and (b) to weight the approach that best represented the actions of typical users and investors in the marketplace.

     The income capitalization approach depends on the principles of substitution and anticipation. This approach postulates that the value of a property derives from the net income the property will produce during its economic life. Investors in the market predicate their decisions on economic factors oriented to the market and concern themselves with net income and its durability. The income capitalization approach synthesizes the capitalized return to and of the improvements and to the land. In the current instance, the availability of sufficient reliable and supportable historical data for the subject, made the income capitalization approach a reliable gage of the market value of the subject.

     The sales comparison approach uses a number of value indicators, both physical and economic, including investors' strategies and attitudes reflected in documented market transactions. The principle of substitution is the basis of this approach, which states that a prudent investor will pay no more to buy a property than the cost to buy a comparable substitute property. In the valuation of the subject property, the sales comparison approach was considered reliable.

     The two approaches reflect a narrow range of value. Our opinion of value is based on the Income Approach, as buyers are most concerned with cash flow to service debt. Our opinion of the market value of the subject, based on a reasonable exposure period of six months, as of September 1, 1999 was:

              - TWO MILLION NINE HUNDRED FORTY THOUSAND DOLLARS -

                                  ($2,940,000)

                                                                              28
CERTIFICATION
-------------


I certify that, to the best of my knowledge and belief:

 .    The statements of fact in this report are true and correct.

 .    The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are my personal, unbiased professional analyses, opinions, and conclusions.

 .    I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

 .    My compensation is not contingent on the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

 .    To the best of my knowledge and belief, the reported analyses, opinions, and conclusions were developed and this report was prepared in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, the Code of Professional Ethics, and the Standards of Professional Practice of the Appraisal Institute.

 .    The use of this report is subject to the requirements of the Appraisal
     Institute relating to review by its duly authorized representatives.

 .    As of the date of this report, L. Drake Moore, MAI has completed the requirements under the continuing education program of the Appraisal Institute.

 .    L. Drake Moore, MAI has made a personal inspection of the property that is the subject of this report.

 .    No one provided significant professional assistance to the person signing this report.

 .    I am in compliance with the competency provisions of the Uniform Standards of professional Appraisal Practice of the Appraisal Foundation.

 .    This appraisal assignment was not based on a requested minimum value, specific value, or the approval of a loan.

/s/ L. Drake Moore
----------------------------
L. Drake Moore, MAI
St. Cert. Gen. REA #TP-00-27

ASSUMPTIONS AND LIMITING CONDITIONS
-----------------------------------


The primary assumptions and limiting conditions pertaining to the conclusion in this report are summarized below.

To the best of our knowledge and belief, the statements of facts contained in the appraisal report, upon which the analysis and conclusion expressed are based, are true and correct. Information, estimates and opinions furnished to us and contained in the report or utilized in the formation of the value conclusion were obtained from sources considered reliable and believed to be true and correct. However, no representation, liability or warranty for the accuracy of such items is assumed by or imposed on us, and is subject to corrections, errors, omissions and withdrawal without notice.

The legal description of the appraised property, as exhibited in the report is assumed correct.

The valuation may not be used in conjunction with any other appraisal or study. The value conclusion stated in this appraisal is based on the program of utilization described in the report, and may not be separated into parts. The appraisal was prepared solely for the purpose and party so identified in the Purpose and Function of the Report. The appraisal report may not be reproduced, in whole or in part, and the findings of the report may not be utilized by a third party for any purpose, without the written consent of Whitcomb Real Estate.

No change of any item in any of the appraisal report shall be made by anyone other than Whitcomb Real Estate and we shall have no responsibility for any such unauthorized change.

The property has been appraised as though free and clear of mortgages, liens, leases, servitudes and encumbrances, except as may be described in the appraisal.

We are not required to give testimony or to be in attendance at any court or administrative proceeding with reference to the property appraised unless additional compensation is agreed to and prior arrangements have been made.

Unless specifically stated, the value conclusion contained in the appraisal applies to the real estate only, and does not include personal property, machinery and equipment, trade fixtures, business value, goodwill or other non-realty items. Income tax considerations have not been included or valued unless so specified in the appraisal. We make no representations as to the value changes which may be attributed to such considerations.

Neither all nor any part of the contents of the report shall be disseminated or referred to the public through advertising, public relations, news or sales media, or any other public means of communication or referenced in any publication, including any private or public offerings including buy not limited to those filed with Securities and Exchange Commission or other governmental agency, without the prior written consent and approval of and review by Whitcomb Real Estate.

Assumptions and Limiting Conditions                                           30

In completing the appraisal, it is understood and agreed that the report are not now intended, and will not be used in connection with a real estate syndication.

Good and marketable title to the interest being appraised is assumed. We are not qualified to render an "opinion of title," and no responsibility is assumed or accepted for matters of a legal nature affecting the property being appraised. No formal investigation of legal title was made, and we render no opinion as to ownership of the property or condition of its title.

Unless otherwise noted in the appraisal, it is assumed that there are no encroachments, zoning, building, fire or safety code violations, or restrictions of any type affecting the subject property. It is assumed that the property is in full compliance with all applicable federal, state, local and private codes, laws, consents, licenses and regulations, and that all licenses, permits, certificates, approvals, franchises, etc. have been secured and can be freely renewed and/or transferred to a purchaser.

It is assumed that the utilization of the land and any improvements are within the boundaries or property lines of the property described, and that there are no encroachments, easements, trespass, etc., unless noted within the report. We have not made a survey of the property, and no responsibility is assumed concerning any matter that may be disclosed by a proper survey. If a subsequent survey should reflect a differing land area and/or frontages, we reserve the right to review our final value estimate.

All maps, plats, building diagrams, site plans, floor plans, photographs, etc. incorporated into the appraisal are for illustrative purposes only, to assist the reader in visualizing the property, but are not guaranteed to be exact. Dimensions and descriptions are based on public records and/or information furnished by others, and is not meant for use as a reference in legal matters of survey.

Management is assumed to be competent, and the ownership to be in responsible hands. The quality of property management can have a direct effect on a property's economic viability and value. The financial projection contained in the appraisal assumes responsible ownership and competent management. Any variance from this assumption could have a significant impact on the final value estimate.

We assume that there are no hidden or unapparent conditions of the property's soil, subsoil or structures, which would render them more or less valuable. No responsibility is assumed for such conditions, or for engineering which might be required to discover such factors. Detailed soil studies were not made available to us, so statements regarding soil qualities, if made in the report, are not conclusive but have been considered consistent with information available to us and provided by others. In addition, unless stated otherwise in the appraisal, the land and soil of the area under appraisement appears firm and solid, but the appraisal does not warrant this condition.

The appraisal report covering the subject is limited to surface rights only, and does not include any inherent subsurface or mineral rights.

The appraisal is made for valuation purposes only. It is not intended nor to be construed to be an engineering report. We are not qualified as structural or environmental engineers and we are not qualified to judge the structural and environmental integrity of the improvements, if any. Consequently, no warranty, representations or liability are assumed for the structural soundness, quality, adequacy or capacities of said improvements and utility services, including the construction materials, particularly the roof, foundations, and equipment, including

Assumptions and Limiting Conditions                                           31

the HVAC systems, if applicable. Should there be any question concerning them, it is strongly recommended that an Engineering, Construction, and/or Environmental inspection be obtained. The value estimate stated in this appraisal, unless otherwise noted, is predicated on the assumption that all of the improvements, equipment and building services, if any, are structurally sound and suffer no concealed or latent defects or inadequacies other than those noted in the appraisal.

Any proposed construction or rehabilitation referred to in the appraisal report is assumed to be completed within a reasonable time and in a workmanlike manner according to or exceeding currently accepted standards of design and methods of construction.

Any areas or inaccessible portions of the property or improvements not inspected are assumed to be as reported or similar to the areas which are inspected.

Unless specifically stated in the report, we found no obvious evidence of insect infestation or damage, dry or wet rot. Since a thorough inspection by a competent inspector was not performed for us, the subject improvements, if any, is assumed to be free of existing insect infestation, wet rot, dry rot, and any structural damage which may have been caused by pre-existing infestation or rot which was subsequently, treated.

In the appraisal assignment, the existence of potentially hazardous material used in the construction, maintenance or servicing of the improvements, such as the presence of urea-formaldehyde foam insulation, asbestos, lead paint, toxic waste, underground tanks, radon and/or any other prohibited material or chemical which may or may not be present on or in the subject property, was, unless specifically indicated in the report, not observed by us, nor do we have any knowledge of the existence of such materials on or in the property. We, however, are not qualified to detect such substances. The existence of these potentially hazardous materials may have a significant effect on the value of the property. The client is urged to retain an expert in this field, if desired. The value conclusion assumes the property is "clean" and free of any of these adverse conditions unless notified to the contrary in writing.

No effort has been made to determine the possible effect, if any, on the subject property of energy shortages or present or future federal, state or local legislation, including any environmental or ecological matters or interpretations thereof.

We take no responsibility for any events, conditions or circumstances affecting the subject property or its value, that take place subsequent to either the effective date of value cited in the appraisal or the date of our field inspection, which ever occurs first.

The estimates of value stated in this appraisal apply only to the effective dates of value stated in the report. Value is affected by many related and unrelated economic conditions within a local, regional, national and/or worldwide context, which might necessarily affect the prospective value of the subject property. We assume no liability for an unforeseen change in the economy, or at the subject property, if applicable.

We believe that the underlying assumptions and current conditions provide a reasonable basis for the value estimate stated in this appraisal. However, some assumptions or projections inevitably will not materialize and unanticipated events and circumstances may occur during the forecast period. These could include major changes in the economic environs; significant increases or decreases in current mortgage interest rates and/or terms or availability of financing altogether; property assessment; and/or major revisions in current state and/or federal

Assumptions and Limiting Conditions                                           32

tax or regulatory laws. Therefore, the actual results achieved during the projected holding period and investor requirements relative to anticipated annual returns and overall yields could vary from the projection. Thus, variations could be material and have an impact on the individual value conclusion stated herein.

The Americans with Disabilities Act (ADA) became effective January 26, 1992.
The appraiser has not made a specific compliance survey and analysis of this property to determine whether it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the act. If so, this fact could have a negative effect upon the value of the property. Since the appraiser has no direct evidence relating to this issue, possible noncompliance with the requirements of ADA was not considered in estimating the value of the property.

                                    ADDENDA

                               LEGAL DESCRIPTION

                                  EXHIBIT "A"

                                 PHASE I & II

Lot 1, Block 1, and Lot 1, except the West 200 feet, Block 2, all in Ahlf Mobile Home Park Addition, Sedgwick County, Kansas, together with that portion of vacated Newcastle Street described as beginning at the Southeast corner of Lot 1, Block 2 of Ahlf Mobile Home Park Addition, running thence North along the West line of Newcastle Street as plotted in said Park for a distance of 110.39 feet; thence East 70.0 feet; thence South to the South line of said Addition; thence West along the South line of said Addition to the place of beginning.

                                     MAPS

                            [AREA MAP APPEARS HERE]

                        [NEIGHBORHOOD MAP APPEARS HERE]

                 [SALES COMPARABLE LOCATION MAP APPEARS HERE]

                  [RENT COMPARABLE LOCATION MAP APPEARS HERE]

                              PROFILE OF APPRAISER

                             PROFILE OF APPRAISER

                              L. DRAKE MOORE, MAI
                         St.Cert. Gen. REA #1321098-G


REAL ESTATE EXPERIENCE
----------------------

Appraiser
Whitcomb Real Estate
Tampa, FL

    Specialize in complex real estate valuations and consulting projects. Property types include manufactured home communities, recreational vehicle parks, self-storage facilities, hotels, manufacturing plants, office buildings, retail buildings and other types of commercial establishments as well as special use facilities. Mr. Moore has also owned and operated the L.D. Moore Company, a commercial appraisal firm in Dallas, Texas since 1991.

Senior Appraiser/Manager
Marshall and Stevens, Inc.
Dallas, TX and Tampa, FL

    Specialized in preparing appraisals for land and buildings in industrial, commercial and residential uses. Performed appraisals for purposes of sale/purchase, property tax appeals, syndication, financing and allocation of purchase price. December 1988 to September 1990.

Appraiser
Appraisal & Acquisition, Inc.
Lakeworth, Florida

    Prepared appraisals on hotels and other commercial properties for purposes of sale/purchase, property tax appeals, financing and allocation of purchase price. September 1987 to December 1988.

Appraiser
Laventhol & Horwath
Dallas, Texas

    Specialized in preparation of appraisals on hotel and commercial properties. Performed appraisals for purposes of sale/purchase, financing and allocation of purchase price. September 1985 to September 1987.

Profile of the Appraiser

BANKING EXPERIENCE
------------------

Vice President
BF Saul Mortgage Company
Arlington, Texas

Managed branch office and originated non-conforming single-family mortgages in addition to investor and commercial mortgages loans for BF Saul and Chevy Chase Savings. March 1983 to 1985.

PROFESSIONAL AFFILIATIONS
-------------------------

MAI, Member Appraisal Institute

State Certified General Real Estate Appraiser
Florida #0002401
Georgia #004008
Texas #1321098-G

Real Estate Broker License
Florida #0512812
Texas #0283892

PARTIAL LIST OF CLIENTS AND PROPERTIES
--------------------------------------


Apartments
----------
Candlelight        Lenexa, KS            Oaktree Square    Grandview, MS
Cedars             Irving, Texas         Pineridge         Arlington, TX
Claridge           Dallas, TX            Regency Cove      Tampa, FL
Elmwood            West Palm Beach, FL   Parkwood          Broken Arrow, OK
Hunters Glen       Kansas City, KS       Santa Fe Village  Kansas City, MS
Monticeto          Austin, TX            Towne Oaks        Austin, TX

Manufactured Home Communities and Recreational Vehicle Parks
------------------------------------------------------------

Aberdeen           Ormond Beach, FL      Oak Hills         Kyle, TX
Aztec              Kyle, Texas           Ramblewood        Barnwell, SC
Boulevard Estates  Pasadena, TX          Regency Cove      Tampa, FL
Casa del Monte     West Palm Beach, FL   Rolling Meadows   Columbia, SC
Carolina Village   Concorde, NC          Rose Bay          Port Orange, FL
Denton West        Denton, TX            Tropic Isles      Palmetto, FL
Dessau             Austin, TX            Victoria Lakes    Lexington, SC

Profile of Appraiser


Hacienda Village   New Port Richey, FL   Villa del Sol     Bradenton, FL
Hermitage Farms    Camden, SC            Windsor City      Sumter, SC

Self-Storage Facilities
-----------------------

American Self Storage  Charlotte, NC   American Self Storage   Ocala, FL
American Self Storage  Monroe, NC      Extra Closet            Ft Lauderdale, FL
American Self Storage  Newel, NC
American Self Storage  Stallings, NC

Hotels/Resorts
--------------

114-Room Ambassador Plaza, Dallas, TX
420-Room Excelsior Hotel, Little Rock, AR
121-Room Lexington Park Suites, Memphis, TN
160-Room Ramada Inn, Kingsland, GA
71 -Room Best Western, Guymon, OK

Office Buildings
----------------

AMI Medical       Houston, TX           Medical Park            Hope, AR
Barnett Bank      North Palm Beach, Fl  Okeechobee Commerce     W Palm Beach, FL
Carteret Savings  Del Ray Beach, FL     United Bank             Roswell, NM
Enron             Houston, TX           Schindler Corporate     Morris, NJ
Harolds           Dallas, TX            Texarkana Medical Arts  Texarkana, TX
First South       Little Rock, AR       QVC Network             Plymouth, MN
First Union       Atlanta, GA

Industrial
----------

American Lantern  McKenzie, TN          Falco Lime             Boca Raton, FL
American Lantern  Newport, AR           High Ridge Commerce    Boynton Beach, FL
Campbell Soup     Paris, TX             John Rust              Albuquerque, NM
Carrington        Irving, TX            Lake Pointe Centre     Boca Raton, FL

Profile of Appraiser

Clients List
------------

Bank of America                         Heller Financial
Barnett Bank                            Heron Financial
Belgravia Capital                       Hewlett Packard
Circuit City                            Internal Revenue Service
Citicorp Real Estate                    Lexington Hotel
Collateral Mortgage                     Lincoln Property
CoreStates Financial Corporation        NationsBank
Credit Suisse First Boston              Nomura Securities
FINOVA Capital                          Meyers Group (The)
First Union Corporation                 National Realty Advisors
GE Capital                              PA Holdings/Whitman Corporation
Goldman Sachs                           QVC
Greentree Financial                     Sullivan Development


EDUCATIONAL BACKGROUND
----------------------

University of Texas, B.A.

American Institute of Real Estate Appraisers

The Appraisers Institute

Commercial Investment Real Estate Institute

        [LETTERHEAD OF KANSAS REAL ESTATE APPRAISAL BOARD APPEARS HERE]

September 8, 1999

Mr. Lawrence Drake Moore
5948 Woodland Drive
Dallas TX 75225

Dear Mr. Moore:

This is to notify you of acceptance of your registration for temporary practice in Kansas (TP-00-27). This will allow you to complete the appraisal report of the Chisholm Creek Manufactured Housing Community located at 501 E. 63/rd/ North in Wichita, Kansas.

Please notify us, in writing, when the appraisal assignment is completed. If the appraisal is not completed within 45 days please notify the board of the disposition of the appraisal assignment and/or the estimated date of the appraisal assignment.


Sincerely yours,

/s/ Michael K. Haynes

Michael K. Haynes
Director


MKH/slp

                             PROFILE OF APPRAISER

                          JOHN H. WHITCOMB, MAI, CCIM
                          St.Cert. Gen. REA #0001234

REAL ESTATE EXPERIENCE
----------------------

Owner
Whitcomb Real Estate
Tampa, FL

   Specialize in complex real estate valuations and consulting projects. Property types include manufactured home communities, recreational vehicle parks, self-storage facilities, hotels, manufacturing plants, office buildings, retail buildings and other types of commercial establishments as well as special use facilities. Mr. Whitcomb is active in the ownership and management of seven manufactured home communities throughout Florida. January 1996 to present.

Partner
Chartwell Advisory Group, Ltd.
Tampa, FL

   Supervised complex real estate valuations and property tax consulting projects. Responsibilities included management of all technical staff members throughout the country. Property types included manufactured home communities, recreational vehicle parks, hotels, large manufacturing plants, office buildings and retail buildings. April 1993 to January 1996.

Senior Appraiser
Marshall and Stevens, Inc.
Philadelphia, PA and Tampa, FL

   Specialized in preparing appraisals for land and buildings in industrial, commercial and residential uses. Performed appraisals for purposes of sale/purchase, property tax appeals, syndication, financing and allocation of purchase price. September 1985 to March 1990, and June 1992 to April 1993.

Vice President
Strategis Asset Valuation & Management, Inc.
Tampa, FL

   Prepared appraisals and feasibility studies on complex commercial properties. Performed appraisals for purposes of sale/purchase, property tax appeals, financing and allocation of purchase price. March 1990 to May 1992.

Profile of Appraiser                                                           2


PROFESSIONAL AFFILIATIONS
-------------------------

MAI, Member Appraisal Institute

CCIM, Certified Commercial Investment Member Commercial Investment Real Estate Institute

State Certified General Estate Appraiser
Florida #0001234

PARTIAL LIST OF CLIENTS AND PROPERTIES
--------------------------------------


Manufactured Home Communities
-----------------------------
Akers Away                    West Palm Beach, FL  Lakeside               Douglasville, GA
Alafia Riverfront             Gibsonton, FL        Lakewood               Denton, TX
Alpine Village                Sebring, FL          Lantana Cascade        Lantana, FL
Arbor Oaks                    Zephyrhills, FL      Long Lake Village      West Palm Beach, FL
Blue Heron                    Clearwater, FL       Marlboro Court         West Palm Beach, FL
Bradenton Trailer Park        Bradenton, FL        MH Country Club        Oakland Park, FL
Carefree Village              Tampa, FL            Mission                El Paso, TX
Carolina Village              Concord, NC          Moultrie Oaks          St. Augustine, FL
Casa del Monte                West Palm Beach, FL  Oak Point              Titusville, FL
Chateau Forest                Seffner, FL          Orange Manor East      Winter Haven, FL
Chateau Village               Bradenton, FL        Palm Breezes Club      Lantana, FL
Cloverleaf                    Brooksville, FL      Palm Ridge             Leesburg, FL
Colonial Coach                Greenacres City, FL  Panama City Estates    Panama City, FL
Coquina Crossing              St. Augustine, FL    Plantation Estates     Seffner, FL
Coral Lake                    Coconut Creek, FL    Portside               Jacksonville, FL
Country Club Estates          Venice, FL           Ridgecrest             Fort Pierce, FL
Dessau                        Austin, TX           San Souci              North Fort Myers, FL
Foxcroft Village              Loch Sheldrake, NY   Scenic View            Lakeland, FL
Foxwood Estates               Lakeland, FL         Seminole               St. Petersburg, FL
Franklin Estates              Murfreesboro, TN     Shangri La             Largo, FL
Gardens of Manatee            Parrish, FL          Southwinds             Lakeland, FL
A Garden Walk                 West Palm Beach, FL  St. Lucie Village      Okeechobee, FL
The Groves                    Orlando, FL          Sunrise Village        Cocoa Beach, FL
Gwinnett Estates              Snellville, GA       Sunshine               Lake Worth, FL
Harmony Ranch                 Thonotosassa, FL     Tall Pines             Fort Pierce, FL
Holiday Ranch                 West Palm Beach, FL  Tara                   Jonesboro, GA
Holiday Plaza                 West Palm Beach, FL  Twin Shores            Longboat Key, FL
Holland                       Fort Lauderdale, FL  Valley Pines           El Paso, TX
Kings and Queens              Lakeland, FL         Village Glen           Melbourne, FL


Recreational Vehicle Parks
----------------------------
Avalon RV Park                Clearwater, FL       Pioneer Creek                Bowling Green, FL
Camp Inn                      Frostproof, FL       Rainbow Village              Clearwater, FL
Forest Lake Village           Zephyrhills, FL      Space Coast RV Resort        Rockledge, FL
Hide Away                     Ruskin, FL           Sunshine RV                  Vero Beach, FL
Holiday RV Resort             Leesburg, FL         Topics                       Hudson, FL
Horizon RV Park               Davenport, FL        Twelve Oaks                  Sanford, FL
Key RV Park                   Marathon, FL         Village Park                 Orange City, FL

Self-Storage Facilities
-----------------------

Affordable Self Storage       Loganville, GA       Orange Avenue                Tallahassee, FL
Alpine Self Storage           Rockford, IL         Plantation Xtra Storage      Plantation, FL
Baytree Self Storage          Valdosta, GA         St. Augustine Self Storage   St. Augustine, FL
Budget Self Storage           Sterling, VA         Southern Self Storage        Riviera Beach, FL
Delray Mini Storage           Delray Beach, FL     Storage Express              Lauderhill, FL
Edison Lock Up                Edison, NJ           Valdosta Self Storage        Valdosta, GA
Extra Space                   Lauderhill, FL       Xtra Space                   Orlando, FL
Howell Self Storage           Howell, NJ           Your Extra Attic             Duluth, GA
Hyde Park Storage             Tampa, FL            Your Extra Attic             Norcross, GA
Jacksonville Storage          Jacksonville, FL     Your Extra Attic             Stockbridge, GA
Okeechobee Storage            Hialeah Gardens, FL  Your Extra Attic             Winters Chapel, GA

Hotels/Resorts
--------------

Canyon Ranch in the Berkshires                     Howard Johnson Maingate
Comfort Inn Kissimmee                              Hyatt On Union Square
Comfort Suites Asheville                           Hyatt Orlando
Embassy Suites Boca Raton                          Hyatt Wilshire
Hotel Nikko San Francisco                          Hyatt  Regency Houston
Hilton Southwest Freeway Houston                   La Samanna
Hollywood Beach Hilton                             Ramada Resort Maingate
Holiday Inn Gainesville                            Westin Washington, D. C.

Profile of Appraiser                                                           4


Financial
---------
Belgravia Capital                                  Heller Financial
Bloomfield Acceptance Company                      Household Finance Corporation
Chase Manhattan Bank                               Irving Leasing Corporation
Chrysler Capital Corporation                       Mfd. Housing Community Bankers
Citicorp Real Estate                               Mellon Bank
Collateral Mortgage                                Morgan Stanley
CoreStates Financial Corporation                   NationsBank
Credit Suisse First Boston                         Nomura Securities
FINOVA Capital                                     Pacificorp Financial Services
First Union Corporation                            PACTEL Finance
GE Capital                                         Society National Bank
Goldman Sachs                                      Sun America Insurance
Greentree Financial                                Union Capital


Real Estate/Real Estate Investment
----------------------------------

W. P. Carey & Company, Inc.                        LaSalle Partners
Chateau Communities                                Las Colinas Corporation
Continental Communities                            Metropolitan Life
Delaware North Companies                           MHC
Dillon Read Real Estate Inc.                       National Home Communities
Drexel Burnham Lambert Realty, Inc.                Pitney Bowes Credit Corp.
First Boston Corporation                           Salomon Brothers, Inc.


EDUCATIONAL BACKGROUND
----------------------

University of Florida, B.A.

College of William and Mary, M.B.A.

American Institute of Real Estate Appraisers

The Appraisal Institute

Commercial Investment Real Estate Institute

PUBLICATIONS
------------

  Mr. Whitcomb has authored an article on ad valorem taxes and cogeneration facilities for Cogeneration and Resource Recovery magazine.
                 ----------------------------------

TESTIMONY
---------

  Mr. Whitcomb has presented expert testimony in United States Tax Court.

                                                               EXHIBIT (b)(1)(C)

                                    SUMMARY
                         REAL ESTATE APPRAISAL REPORT


             The 406-space Carefree Village Mobile Home Community
                               8000 Sheldon Road
           Tampa, Unincorporated Hillsborough County, Florida 33615



                                 PREPARED FOR

                                Mr. Steve Waite
                              Windsor Corporation
                               6430 South Quebec
                           Englewood, Colorado 80111


                                     AS OF

                                August 15, 1999



                                  PREPARED BY

                             WHITCOMB REAL ESTATE

               [LETTERHEAD OF WHITCOMB REAL ESTATE APPEARS HERE]

September 22, 1999

Steve Waite
Windsor Corporation
6430 South Quebec
Englewood, Colorado 80111

RE:  406-Space Carefree Village Mobile Home Community
     8000 Sheldon Road
     Tampa, Unincorporated Hillsborough County, Florida

Dear Mr. Waite:

     At your request, we have inspected and appraised the above captioned property. We estimate the "as is" market value of the property rights outlined herein, as of August 15, 1999, based on an exposure period of six months, to be:

              - SIX MILLION SIX HUNDRED THIRTY THOUSAND DOLLARS -

                                 ($6,630,000)

     Our value estimate applies to the land as physically constituted, to the improvements actually in existence and reflects prevailing trends in the local real estate market. We have made a careful inspection, study, and analysis of the property, and have considered all factors which, in our opinion, would tend to influence the market value of the subject.

     Carefree Village is a fully developed 406-space manufactured home community, with a clubhouse, tennis and shuffleboard courts, laundry room, swimming pool, and a playground / recreation area.

     Our conclusion is premised on the Assumptions and Limiting Conditions as cited in our attached report, as well as the facts and circumstances as of the valuation date. This appraisal has been prepared in accordance with the "Uniform Standards of Professional Appraisal Practice" (USPAP) as published by the Appraisal Standard Board of the Appraisal Foundation and those specific conditions indicated in the engagement letter.

     This appraisal assignment was not based on a requested minimum value, specific value, or the approval of a loan. The intended user of this report is the Windsor Corporation.

Mr. Steve Waite
September 22, 1999
Page Two

     We appreciate this opportunity to be of service to you. If you have any questions, please do not hesitate to contact us.

     This is a Summary Appraisal, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice for Summary Appraisal Reports. This report represents only summary discussions of the data, reasoning, and analyses employed in the appraisal process toward the development of our opinion of value. Supporting documentation has been retained in our files.

Very truly yours,


/s/ John H. Whitcomb

John H. Whitcomb, MAI, CCIM
St. Cert. Gen. REA #0001234


/s/ William G. Trask

William G. Trask
St. Cert. Gen. REA #0002347

TABLE OF CONTENTS
-----------------

Title Page
Transmittal

Table Of Contents........................................................   4
Summary Of Facts And Conclusions.........................................   6
Extent Of Confirming, Collecting And Reporting Data......................   7
Purpose And Function Of The Appraisal....................................   7
Area / Neighborhood Description..........................................   8
Manufactured Home Community Market Overview..............................   9
Land And Site Improvements...............................................  10
Improvement Description..................................................  11
Ownership And Property History...........................................  11
Occupancy................................................................  11
Zoning And Other Land Use Controls.......................................  12
Real Estate Assessment And Taxes.........................................  12
Marketability And Marketing Period.......................................  13
Highest And Best Use.....................................................  14
Valuation Process........................................................  14
Income Capitalization Approach...........................................  15
Sales Comparison Approach................................................  23
Final Estimate Of Value..................................................  27
Certification............................................................  28
Assumptions And Limiting Conditions......................................  29
Addenda
Legal Description
Maps
Profiles Of Appraisers

              PHOTOGRAPHS OF THE SUBJECT (Taken August 24, 1999)

                            [PICTURE APPEARS HERE]

                            1. Entrance to Subject

                            [PICTURE APPEARS HERE]

                            2. Typical Street View

SUMMARY OF FACTS AND CONCLUSIONS
--------------------------------


  Property Appraised:         406-Space Carefree Village Mobile Home Community
  -------------------
                              8000 Sheldon Road
                              Tampa, Unincorporated Hillsborough County, Florida

  Property Rights
  ---------------
  Appraised:                  Fee Simple Interest, subject to tenant leases.
  ----------

  Land Area:                  57.82 acres or 2,518,639 square feet.
  ----------

  Improvements:               406 manufactured home spaces, a clubhouse,
  -------------
                              tennis and Properties, shuffleboard courts, laundry room, swimming pool, playground / recreation area.

  Owner:                      Windsor Park Properties, 6 and Windsor Park
  ------
                              Properties, 7

  Zoning:                     PD-H, Hillsborough County
  -------

  Highest and Best Use:       As Improved -- Current Use
  ---------------------

  Value Indications:          Income Approach               $6,630,000
  ------------------
                              Sales Comparison Approach     $6,640,000

  Final Estimate of Value:    $6,630,000
  ------------------------

  Date of Appraisal:          August 15, 1999
  ------------------

  Date of Inspection:         August 24, 1999
  -------------------

EXTENT OF CONFIRMING, COLLECTING AND REPORTING DATA
---------------------------------------------------


     This assignment encompasses providing an "as is" market value of the fee simple title of the property and improvements, as of the specified date. The scope of this investigation included an overview of the area and local manufactured home markets, inspections of the subject properties and their environs, and the collection and analysis of market data, inspection of the comparable and competitive properties, consideration and application of the appropriate valuation methods, and a reconciliation and final estimate of value.

     The real estate interest appraised is that of ownership in fee simple interest, subject to the existing tenant leases. The property is appraised free and clear of mortgages, liens, servitude's and encumbrances, except those noted in the body of this appraisal.

PURPOSE AND FUNCTION OF THE APPRAISAL
-------------------------------------


     The purpose of the appraisal is to express our opinion of the "as is" market value of the fee simple interest, subject to existing tenant leases, of the real estate, as of August 15, 1999. The information, opinions, and conclusions contained in this report have been prepared as a basis for portfolio valuation. The date of this appraisal is August 15, 1999. The intended user of this report is the Windsor Corporation.

     Market Value is defined as: The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus.

     Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     .    Buyer and Seller are typically motivated;

     . Both parties are well informed or well advised, and each acting in what he considers his own best interest;

     .    A reasonable time is allowed for exposure in the open market;

     . Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     . The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale./1/

_________________________
/1/ The Office of the Thrift Supervision, 12 CFR 564.2(f).

AREA / NEIGHBORHOOD DESCRIPTION
-------------------------------


Location/Access
---------------

     The property is located along the west side of Sheldon Road, approximately 1/4 mile south of West Waters Avenue. This location is in the western portion of Hillsborough County, in an area known as Town `n Country. The subject neighborhood is bounded on the north by Linebaugh Avenue and on the east by the Veterans Expressway. The Hillsborough Avenue (State Road 580) corridor and Upper Tampa Bay generally define the southern border and the eastern Pinellas County line forms the western boundary of the area. The Tampa Bay Region is strategically situated in the center of Florida's West Coast and is the commercial and industrial hub of the area.

     Primary access to the subject property and neighborhood is via Sheldon Road, the major north-south surface roadway in the western portion of Hillsborough County. Sheldon Road is a four lane divided highway extending from Hillsborough Avenue to Gunn Highway. The Veterans Expressway lies along the east side of the Town `n Country area, extending from Interstate 275 to North Dale Mabry Highway. Access to the neighborhood is excellent and the Town `n Country area is located in proximity to Tampa, offering all amenities, shopping, schools, churches, medical facilities and entertainment and recreation. Ingress and egress of the subject is rated adequate.

     The neighborhood is rural in nature. Development has taken the form of mixed-use and strip commercial properties located along the major road frontages and intersections. Residential developments are intermixed throughout the neighborhood. The neighborhood also offers all amenities and shopping, schools, churches and medical facilities. Land use in the immediate vicinity of the subject is characteristic of the entire neighborhood. The neighborhood is estimated to be over 75% developed. There remain a few large contiguous tracts of land available for infill development.

Population
----------

     The Tampa Bay area has emerged as one of the nation's leading markets. The 1990 MSA population figure was 2,069,959 indicating a 28.2% increase in population between 1980 and 1990. The most recent MSA population figure was 2,254,756 for 1997, and represents approximately 15.3% of Florida's entire population (14,712,922). Future projections indicate a continued population growth although at a declining rate.

Area / Neighborhood Description

Employment
----------

     The Tampa Bay market has a well-balanced employment base with no single industry dominating. This diversified industrial base will continue to be the driving force for continued growth in this metropolitan area. Reflecting the health of the local economic climate, all sectors of the area's major industries have shown growth in the past decade. The Hillsborough County civilian work force stood at 514,896 as of December 1998, with a 4.0% unemployment rate, well below the state and national averages over the same period.

Transportation
--------------

     The Tampa Bay area is accredited as a major Florida transportation center. It is served by 14 airlines, Greyhound Bus Lines, Amtrak and CSX rail service, cruise and freight shipping, as well as the interstate highway system. Its prime geographic location provides easy access to all markets. Over 40 interstate and intrastate freight carriers service the area, with virtually all the major trucking firms maintaining terminals throughout the Tampa Bay area.

Concurrency
-----------

     The State of Florida's Local Government Comprehensive Planning Act of 1975 required all counties and municipalities in the state to develop, implement and monitor local comprehensive growth and management plans. Pursuant to this law, each county was required to publish Land Use Policy Guides, both in written and map form, which designate desired types of land use and probable zoning for all county lands not within their boundaries.

Summary and Conclusion
----------------------

     The subject is located in the Town `n Country area, which is located in the western portion of Hillsborough County. The subject's location in regard to the local amenities in the form of shopping, recreational and activity centers is considered excellent due to the proximity of the City of Tampa. General real estate values have been static over the last three to four year period.

MANUFACTURED HOME COMMUNITY MARKET OVERVIEW
-------------------------------------------


     According to the Florida Manufactured Housing Association's 1998 Statistical Package, there are 574 manufactured home communities in Hillsborough County. Of this total, there are 82 communities (approximately 14% of the total), with 101 or more spaces. Additionally, 139 of the communities, or approximately 24% of the total, are in the 26 to 100-space range. Approximately 61% of the manufactured home communities in Hillsborough County have 100 or less spaces. The large percentage of small communities points to a fragmented marketplace, with a variety of

Manufactured Home Community Market Overview

ownership forms. The subject, at 406 spaces, is one of the larger communities in Hillsborough County.

LAND AND SITE IMPROVEMENTS
--------------------------


     The subject site is an irregularly shaped parcel of land containing approximately 57.82 acres of gross area. The tract is generally level and at street grade and drainage of the tract appears adequate. No adverse soil or subsoil conditions were noted during the physical inspection of the site. Utility services connected and in service on the date of valuation include water, natural gas, sanitary and storm sewer, electricity, cable television and telephone. The individual sites are accessed by roadways configured to maximize the use of the land, common to most manufactured home communities. Roadway improvements include:

     Street-bed:         Sheldon Road is an asphalt paved, four-lane divided
     ----------
                         highway. The subject streets are asphalt paved 20-foot wide roadways.

     Sidewalks/Curb:     Sheldon Road has concrete sidewalks and curbs.  There
     --------------
                         are no sidewalks in the subject, however there are concrete curbs.

     Street Lights:      Sheldon Road and the subject park all have pole mounted
     -------------
                         overhead streetlights along the right of way.

     Landscaping:        Sodded and planted areas extend along the entire
     -----------
                         perimeter and throughout the site.

     Other:              The subject is enclosed by a six-foot wood and chain
     ------
                         link fence with a concrete front wall.

     Encumbrances:       None noted.
     -------------

     Easements:          Standard utility easements assumed to exist.
     ----------

     Encroachments:      None noted.
     --------------

     Our review of the deed and county property records did not reveal any adverse or potentially adverse interests that would affect the utility of the subject property. Specifically, there are no recorded, or otherwise known liens, defects in title or adverse easements. There are no rent controls in effect in Hillsborough County.

Functional Utility
------------------

     The site, which is irregular in shape and contains approximately 57.82 acres, is large enough to accommodate building improvements and roadways as well recreational amenities and green areas. The site is considered functional for various residential development scenarios. The current

Land And Site Improvements

development of 406 total units equates to an overall density of approximately
7.02 units per acre, similar to current development standards, which tend toward larger lot sizes, wider streets and more green areas.

IMPROVEMENT DESCRIPTION
-----------------------


     The subject is improved with 406 manufactured home pads, arranged along streets configured to maximize the available lots. The lots vary slightly in size, averaging 4,275 square feet. The density of the property is equal to 7.02 units per acre.

     The common area amenities include a clubhouse and adjacent pool area. To the rear or west of the clubhouse is the recreation area which includes tennis courts, shuffleboard courts, basketball court, and a children's playground area.

     We have not estimated a separate value for these amenities, or equipment, as they are standard items found at most manufactured housing communities.
These amenities are typical for a park of this age and size and are adequate and functional in use.

     The subject park and site improvements were reportedly built in the early 1970's. The park is, therefore approximately 25 years old. The common areas, streets, amenities and individual mobile homes were observed to be in average overall condition, having been originally constructed of high quality materials and having been well maintained over the years. No significant item of deferred maintenance was noted and overall maintenance levels in the park are rated good.


OWNERSHIP AND PROPERTY HISTORY
------------------------------


     The ownership of the subject, as recorded in the Official Records of Hillsborough County in Official Record Book 6042 at Page 0833, is in the name of Windsor Park Properties 6 and Windsor Park Properties 7. The deed was recorded in July 1990, and the indicated consideration was $6,575,000.

OCCUPANCY
---------


     A fully developed 406-space manufactured home community occupies the subject. Our inspection confirmed 57 vacant sites, 10 vacant community owned homes and 2 employee occupied sites. The economic occupancy is 83.0%. The community is governed, as required by law, by a prospectus, dated November 8, 1988.

ZONING AND OTHER LAND USE CONTROLS
----------------------------------


     The subject is zoned PD-H, Planned Development - High Density. It is our opinion that the subject property is in conformance with the zoning code.

Concurrency
-----------

     The subject was developed under less restrictive requirements and has been "grandfathered in" on many concurrency requirements, therefore is in conformance with the approved comprehensive plan filed by Hillsborough County and concurrency is not an issue.

Flood Hazard
------------

     According to Flood Map Community Number 120112, Panel 0190D, dated August 3, 1992, the subject is located in an "X" flood zone. This zone is defined as an area of minimal flooding.

Environmental
-------------

     We observed no obvious areas of contamination on or about the site. However, we have no qualifications in environmental hazards and recommend an environmental audit be performed.


REAL ESTATE ASSESSMENT AND TAXES
--------------------------------


     The subject property is identified in the Hillsborough County records under Folio Numbers: 5050.7000 and 5050.8000. The assessed value of the subject totals $5,542,993. It is our opinion that the subject property is fairly assessed. The 1998 taxes were $141,913.31 indicating a per space tax liability of $349.54.

     Assessed values, for purposes of property taxation are determined on January 1, of each year. In the state of Florida, properties are assessed at 100% of the market value, as required by Florida Statute, Chapter 192.042. Properties are reassessed annually and equitability of assessments is not a basis for assessment in the State of Florida. Taxes are due and payable on the first day of the year, although tax bills are issued in arrears. Discounts up to 4% of the total bill are available for early payment and taxes become delinquent after March 31. Our discussions with a number of owner's of investment real estate and mobile home parks has indicated that "early" payment of real estate taxes is a very common practice. Additionally, prudent management would also dictate the payment of real estate taxes to take advantage of any discounts offered. Our estimate of taxes, in the amount of $137,599, reflects this practice.

MARKETABILITY AND MARKETING PERIOD
----------------------------------


     The subject is competitive with other properties in the marketplace and is marketable, although not considered a candidate for a resident purchase. Discussions with large institutional manufactured home community investor representatives and local area realtors, indicated that "properly priced", stable, well kept manufactured home communities should "be under contract" within a six month period in today's market.

     Our discussions also indicated overall capitalization rates were higher for all-age communities and dependent upon occupancy and condition. Pricing is established by processing gross income, reduced by a vacancy and credit loss factor, operating expenses and an additional capital charge based on overall condition, is deducted to arrive at a net operating income (NOI). Those surveyed indicated that at properties not operating at stabilized occupancy, they were unwilling to compensate a seller for any of the upside to be gained in filling the property.

     In late summer 1998, commercial mortgage backed securities (CMBS) lenders restructured their pricing for long term fixed rate loans. These loans had historically been priced based on an interest rate spread above Treasury Securities. The secondary market for these loans became illiquid and lenders were unable to sell the loans profitably. Consequently, although interest rates on Treasuries have fallen, the interest rates on securitized loans have increased. Prior to this increase, interest rate spreads were available lower than 150 basis points over the 10-year Treasuries. Since the fall, spreads have increased to the low 200 basis point range for manufactured housing communities.

     Interest rates are low and financial institutions are again willing to lend money for real estate projects with good occupancies. There has also been significant institutional investor interest in manufactured home community investments. In our opinion, the marketing period for the property would be within the range indicated by the industry participants or six months.

HIGHEST AND BEST USE
--------------------

     Highest and Best Use may be defined as: The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible and which results in the highest value."/2/

     We have considered all of the potential uses to which the subject is legally and physically adaptable. It is our opinion that the current use of the subject, as a 406-space, manufactured home community, represents the highest and best use of the subject.

VALUATION PROCESS
-----------------

     There are three recognized approaches to the valuation of real property:
Cost; Income; and, Direct Sales Comparison. The appropriateness of each approach varies with the type and age of the property under examination, as well as the quantity and quality of applicable market data as of the appraisal date. In the analyses and appraisal of the subject, we have considered the positive and negative aspects of each approach for this specific assignment.

     The Cost Approach provides a value indication based on the depreciated cost of the improvements added to land value. The Income Approach produce an estimate of value through an economic analysis of the net income derived from the property and is converted to a capital sum at an appropriate rate. The Sales Comparison Approach produces an estimate of value through a comparison of similar properties, which have been transferred in the local market.

     In the analysis of a fully occupied manufactured home community, investors are primarily concerned with cash flow to service any debt and the equity position. While development costs are important for developing communities, investors assume that these costs are adequately accounted for in rental levels. In communities where developers have made money on the sale of mobile homes by offering low space rental rates, an investor would not be willing to compensate a seller for any more than the income to be received. The subject is fully developed with no expansion possibilities, therefore a potential investor would be primarily interested in the cash flow and equity return and we have excluded the Cost Approach.

______________________
/2/The Appraisal Institute, The Appraisal of Real Estate, 10th Ed. Chicago: The
                            ----------------------------
Appraisal Institute, 1992, page 275.

INCOME CAPITALIZATION APPROACH
------------------------------

     As an introduction to the analysis of the subject it is helpful to identify the goals and objectives of both buyers and sellers of properties such as the subject.

     From the standpoint of a seller, maximum price is, of course, an initial goal. Tempered by capital gains considerations and the potential for recapture of book depreciation accruals, a seller is often forced to consider a negotiated price that may include such concessions as interim or permanent financing. Dictated by market forces, the rate, term, and amount of financing may be favorable, neutral, or unfavorable with respect to the ultimate selling price.

     The purchasers of investment realty naturally prefer to pay a minimum price subject to terms, and within the goal of price minimization seek:

     1. Cash flow relative to capital investment measured either on a pre-income tax or post-income tax basis.

     2.   Minimal capital investment to permit leverage.

     3.   Equity build-up through mortgage amortization.

     4.   Sheltered income through accumulation of book depreciation.

     5.   Capital accumulation through market appreciation.

     The relative importance of the above factors to an investor's formula is difficult to quantify. Institutional investors, speculators, developers, financial institutions, and syndicators do not uniformly apply the same investment strategies. Location, property size, tenant mix, age of the facility, absence or presence of long term leases, assignability of existing debt, condition of the facility, level of occupancy, quality of management, and other related factors are among the criteria that affect the marketability of an income-producing property in the market.

     The first step in the Income Approach to value involves the estimate of future net operating income to be generated by the subject property. The estimate of net operating income is derived through the process of estimating the total potential gross income (PGI from rentals and other sources, less any vacancy and credit loss producing an effective gross income (EGI) estimate. All expenses associated with the operation of the property are then deducted to yield a stabilized net operating income (NOI) estimate.

     A survey of the competitive properties is presented in summary form on the following page.

                            RENTAL COMPARABLE CHART

===============================================================================================================================
  No.    Name                                    Total            Monthly    Services Included In             Amenities
         Address                                Spaces/            Rental        Monthly Rates
                                                 Occ.              Rates
-------------------------------------------------------------------------------------------------------------------------------
   1     Countryside Village                     418/             $240.00      Trash collection       Clubhouse, pool, tennis,
         9001 Sheldon Road                       403                to                                shuffleboard, basketball,
         Hillsborough County, Florida                             $280.00                             lake.

-------------------------------------------------------------------------------------------------------------------------------

   2     Fountainview Estates                    546/             $285.00      Trash collection       Clubhouse, 2 pools,
         8800 Sheldon Road                       530                to                                tennis, shuffleboard.
         Hillsborough County, Florida                             $287.00

-------------------------------------------------------------------------------------------------------------------------------

   3     3 Lakes                                 566/             $248.00            None             Clubhouse, pool, laundry,
         9800 Sheldon Road                       566                to                                shuffleboard.
         Hillsborough County, Florida                             $253.00

-------------------------------------------------------------------------------------------------------------------------------

   4     Meadowbrook Village                     257/             $269.30            None             Clubhouse, pool,
         8920 Sheldon Road                       257                to                                shuffleboard.
         Hillsborough County, Florida                             $282.50

-------------------------------------------------------------------------------------------------------------------------------

   5     Colonial Coach                          386/             $255.00      Trash collection       Clubhouse, pool, laundry.
         9315 Memorial Highway                   326
         Hillsborough County, Florida
-------------------------------------------------------------------------------------------------------------------------------

 Subj.   Carefree Village                        406/             $290.30      Trash collection       Clubhouse, pool, tennis,
         8000 Sheldon Road                       349                to                                shuffleboard, basketball,
         Hillsborough County, Florida                             $296.30                             playground.


===============================================================================================================================

Income Capitalization Approach

Income Analysis
---------------

    The general market practice is on a base lot rent charged on a monthly basis. The lot rent in our survey ranged from $240.00 to $287.00 per month.
The rents at the subject reflect an $11.00 increase effective September 1, 1999. As shown by our survey, the subject's lot rents are just above the market range, however it should be noted that the comparable properties will increase rents at the first of the new year.

Potential Gross Income
----------------------

    In our forecast of total rental income, we have projected 12 months at the September 1, 1999 rent levels. Based on the current rent roll, the total monthly rent amounts to $117,954 and the average monthly rental rate for the 406 units is equivalent to $290.53. The potential gross income from rentals is $1,415,446 per year.

Vacancy and Credit Loss
-----------------------

    The subject is an all-age community currently 86.0% physically occupied with 527of the 406 sites vacant. To the physical vacancy, we have added a small percentage to account for credit loss in our estimate of economic vacancy of 18.0% of total potential gross income, or $254,780.

Utility Income
--------------

    This income is attributable to the separately metered utilities. Historically, the subject has generated from $244.04 per space (1997) to $292.02 per space (1998), in utility income, varying each year. We have estimated utility income of $280.00 per space or $113,680 annually.

Other Income
------------

    Additional income is typically derived from sources such as storage fees, labor charges to the tenants, commissions on sales and rentals of the units.
The subject property also includes rents from a commercial strip building at the entrance to the community. Historically, the subject has generated from $187.69 per space (1996) to $218.63 per space (1998), in other income. We have based our estimate of other income on the historical levels, estimating this income at $200.00 per space.

Effective Gross Income (EGI)
----------------------------

    Effective Gross Income is derived from income based upon the current economic rent less a vacancy and credit loss allowance for present and anticipated losses due to tenant changes, plus any additional income. Thus potential gross rental income of $1,415,446 less a vacancy and credit loss allowance in the amount of $254,780, or 18.0% produces an effective gross income from rentals estimate of $1,160,665. To this we add income derived from other sources, which totals $194,880, arriving at an effective gross income estimate of $1,355,545.

=============================================================================================================================

                                         Carefree Village-Summary of Historical Operations

                                     Pct. of       $ Per                   Pct. of     $ Per                Pct. of     $ Per
                          1996       Income        Space         1997      Income      Space      1998      Income      Space
-----------------------------------------------------------------------------------------------------------------------------
Income:
Rents                   $ 1,088,460   85.94%    $ 2,680.94  $ 1,032.462  85.17%   $2,543.01  $ 1,071,321   83.79%  $ 2,638.72
Utility Income              101,848    8.04%        250.86       99.081   8.17%      244.04      118,559    9.27%      292.02
Other Income                 76,203    6.02%        187.69       80.686   6.66%      198.73       88,764    6.94%      218.63
                        -----------------------------------------------------------------------------------------------------
Total Income            $ 1,266,511  100.00%    $ 3,119.49  $ 1,212,229 100.00%   $2,985.79  $ 1,278,644  100.00%  $ 3,149.37

Expenses:
Administration/Office   $    85,491    6.75%    $   210.57  $    68,757   5.66%   $  168.90  $    67,689    5.29%  $   166.72
Insurance                     8,863    0.70%         21.83       13,395   1.10%       32.99       11,457    0.90%       28.22
Maintenance & Repair         34,193    2.70%         84.22       39,663   3.27%       97.69       49,775    3.89%      122.60
Management Expense           64,127    5.06%        157.95       55,094   4.54%      135.70       61,585    4.82%      151.69
Wages & Benefits             85,029    6.71%        209.43       95,742   7.90%      235.82      116,125    9.08%      286.02
Property Taxes              113,809    8.99%        280.32      118,356   9.76%      291.52      134,235   10.50%      330.63
Utilities                   207,259   16.36%        510.49      222,147  18.33%      547.16      224,644   17.57%      553.31
                        -----------------------------------------------------------------------------------------------------
Total Expenses          $   598,771   47.28%    $ 1,474.81  $   612,972  50.57%   $1,509.78  $   665,510   52.05%  $ 1,639.19

Net Operating Income    $   667,740   52.72%    $ 1,644.68  $   599,257  49.43%   $1,476.00  $   613,134   47,95%  $ 1,510.18
=============================================================================================================================

Income Capitalization Approach

Operating Expense Analysis
--------------------------

Administrative/Office: Historically, this expense has shown a decreasing trend.
----------------------
In the financial statements, this expense does include some corporate expense items, which we have not considered. We have stabilized our estimate of this expense at $175.00 per space per year, which is equal to $71,050 or approximately 5.24% of the estimated effective gross income.

Insurance:  Historically, this expense has exhibited a variable, increasing
----------
trend. Our estimate of this expense has been stabilized based on the historical amounts at $35.00 per space per year. This is equal to $14,210 annually or approximately 1.05% of the effective gross income.

Maintenance and Repair: Historically, this expense has increased since 1996.  We
-----------------------
have based our estimate on the indicated historical trend at $140.00 per space per year or $56,840 annually, believed adequate to properly maintain the community. This amount is equal to approximately 4.19% of the estimated effective gross income.

Management Fees: This expense typically includes off-site management, the
---------------
oversight of the on-site manager and monthly bookkeeping functions. We used a rate of 5% of the effective gross income estimate, typical in the market place, equal to $67,777 or $166.94 per space per year.

Wages and Benefits: Historically, this expense has increased since 1996.  We
-------------------
have based our estimate on the historical data at $275.00 per space per year or $111,650, which is equal to 8.24% of the estimated effective gross income.

Property Taxes: This category is project specific due to location.  Based on our
---------------
analysis of the historical tax trends, we have estimated the tax liability to be $137,599. This equates to $338.91 per space per year or approximately 10.15% of the estimated effective gross income.

Utilities:  This expense was equal to $510.49 per space in 1996, $547.16 per
----------
space in 1997 and the 1998 amount is equal to $553.31 per space. We have estimated this expense at $550.00 per space per year. This is equal to $223,300, or approximately 16.47% of the estimated effective gross income.

Reserves:  This expense category represents the inclusion of set-asides for
---------
major recurring or capital type expenditures experienced periodically by any property. We have used $25.00 per space per year, believed adequate to cover future capital costs. This equates to $10,150 annually or approximately 0.75% of the estimated effective gross income.

Total Expenses: To summarize, we have stabilized total operating expenses for
---------------
the subject property at $692,576. This estimate is equal to 51.09% of the Effective Gross Income (EGI) estimate or $1,705.85 per space per year. As shown, expenses have historically ranged between 47.28% (1996) and 52.05%
(1998).

===================================================================

                               Carefree Village
                       Reconstructed Operating Statement

===================================================================

Income
           Spaces      Monthly Rent    Monthly Total    Annualized
-------------------------------------------------------------------

              342           $290.30       $ 99,283      $1,191,391
               44           $291.30         12,817         153,806
               18           $292.30          5,261          63,137
                2           $296.30            593           7,111
-------------------------------------------------------------------
              406           $290.53       $117,954       Pct.         $

                                                       of EGI      Per Space
                                                       ----------------------
Gross Potential Rental Income             $ 1,415,446    104.42%  $  3,486.32
Less:
 Vacancy & Credit Loss                       (254,780)     18.0%  $   (627.54)

                                      ---------------------------------------
Effective Gross Income From Rentals       $ 1,160,665     85.62%  $  2,858.78
Add:
 Utility Income                               113,680      8.39%  $    280.00
 Miscellaneous Income                          81,200      5.99%  $    200.00
                                      ---------------------------------------
Total Effective Gross Income              $ 1,355,545    100.00%  $  3,338.78

Expenses
Administrative/Office                     $    71,050      5.24%  $    175.00
Insurance                                      14,210      1.05%        35.00
Maintenance & Repairs                          56,840      4.19%       140.00
Management Expense                             67,777      5.00%       166.94
Wages & Benefits                              111,650      8.24%       275.00
Property Taxes                                137,599     10.15%       338.91
Utilities                                     223,300     16.47%       550.00
Reserves                                       10,150      0.75%        25.00
                                      ---------------------------------------
Total Expenses                            $   692,576     51.09%  $  1,705.85

Net Operating Income                      $   662,969     48.91%  $  1,632.93
=============================================================================

Income Capitalization Approach                                                21

Selection of a Capitalization Rate
----------------------------------

     Direct capitalization of terminal net operating income by an overall capitalization rate extracted from the market provides an excellent indication of market value. Purchasers of manufactured home communities most often utilize this method. This method is easily understood, closely related to the market, and convincing if the overall rates abstracted from recent sales are from comparable sale properties and accurate income data are available.

Market Data
-----------

     The comparable sale data indicated an overall capitalization rate between 8.51% and 9.79%. The data indicates a narrow range in overall capitalization rates, which tend to be influenced by the size of the community, its occupancy, expense ratio, age and condition, amenity package and location.

   =============================================================================
     Sale      Sale Date       Vacancy Rate     Expense Ratio     Overall Rate
   =============================================================================
      1       March 1997            5.0%             40.7%             9.79%
   -----------------------------------------------------------------------------
      2      December 1996          3.1%             32.8%             9.17%
   -----------------------------------------------------------------------------
      3      September 1996         9.6%             37.4%             8.51%
   -----------------------------------------------------------------------------
      4        July 1997            9.1%             52.7%             9.53%
   -----------------------------------------------------------------------------
      5       March 1997           10.8%             38.4%             9.30%
   =============================================================================

     The subject has an above market vacancy and expense ratio, although there is upside potential from increased revenue from the water and sewer charges. Based on these considerations, we have concluded an overall capitalization rate just above the indicated range at 10.0%.

Debt Coverage Ratio Method
--------------------------

     We have also developed an overall rate through the Debt Coverage Ratio analysis. Current commercial lending policies indicate a mortgage loan of 75% of market value, based on a 15-year amortization schedule at an annual interest rate of 8.00%, which yields an annual mortgage constant of 11.4678%. A minimum debt coverage ratio (DCR) of 1.20 to 1.00, would likely be required for a property similar to the subject. Based on these assumptions an overall capitalization rate has been developed, as presented below:

  ========================================================================================
          M                         f                         DCR                 OAR
                       X                         X                        =
  Loan to Value Ratio        Mortgage Constant       Debt Coverage Ratio      Overall Rate
  ----------------------------------------------------------------------------------------

        0.75                     0.114678                   1.20                0.103210
  ----------------------------------------------------------------------------------------
       Rounded                                                                    10.3%
 =========================================================================================

Income Capitalization Approach                                                22

     The Debt Coverage Ratio method indicated a capitalization rate based upon financing by local banks. However, as the popularity of manufactured home community investments has increased, alternate sources of financing have become available through insurance companies and conduit programs.

     The presence of institutional investors in the market and the reduction in quality of real estate investments has bid down rates on manufactured home communities. Investors have become more creative in their acquisition strategies in order to compete. Therefore, actual transactions in the marketplace better demonstrate investor perceptions of yields on manufactured home community investments.

     We have placed a greater emphasis on the overall capitalization rate indicated by the market data, as this is a direct reflection of risk perceptions by market participants, although the rates are almost equivalent. Our estimate of the market value of the subject, indicated by the Income Capitalization Approach, is calculated as follows:

     Net Operating Income      Overall Capitalization Rate      Market Value
     $662,969                          /0.100                    $6,629,690

     Rounded to                                                  $6,630,000

SALES COMPARISON APPROACH
-------------------------

     The fundamental premise of the Sales Comparison Approach is the concept that the analysis of sales of reasonably similar properties provides an appraiser with empirical data from which observations and conclusions about the property being appraised can be made. Proper application of the approach requires that:

     1. Only market transactions be weighed, and the data of each transaction be confirmed to the greatest extent possible.

     2. The degree of comparability of each sale to the subject be considered; differences in physical, functional, and economic characteristics be noted; and adjustments for the differences be made.

     3. The value conclusion is consistent with the analysis of the sales data.

     So that a conclusion from the analysis of the sales data can be drawn, a unit of comparison has been selected. Calculation of a unit of comparison provides a common denominator by which the market sales can be related to each other and to the subject property. The commonly accepted unit of comparison in the valuation of manufactured home communities is the selling price per space.

     While a diverse array of transactions was initially considered, the sales selected for direct comparison to the subject are those transactions that are most similar to the subject. For dissimilar features adjustments are made indicating the price at which the subject could be expected to sell. In making adjustments, all relevant factors were considered including:

    1.    Nature of surrounding development.

    2.    Size.

    3.    Availability of competing properties.

    4.    Effect of time on selling prices.

    5.    Age and condition of the improvements.

     Based on our investigation, the following five sales are the most significant transactions for direct comparison with the subject.

                          Summary of Sale Comparables

=================================================================================================================================
 No.   Name                                      Sale Price/         Total         Price/        Average     E.G.I.M./    O.A.R.
       Address                                   Sale Date          Spaces/        Space        Lot Rent     Expense %
                                                                   Occupancy
---------------------------------------------------------------------------------------------------------------------------------
 1     Coral Lake Mobile Home Park               $ 6,500,000          235/        $27,660        $363.88        60.5/     9.79%
       4701 Lyons Road                           March 1997          95.0%                                      40.7%
       Coconut Creek, Broward County, Florida

---------------------------------------------------------------------------------------------------------------------------------

 2     Imperial Estates Mobile Home Park         $ 8,000,000          261/         $30,651        $372.00        7.33/     9.17%
       5601 North State Road 7                   June 1998           96.9%                                      32.8%
       Fort Lauderdale, Broward County, Florida

---------------------------------------------------------------------------------------------------------------------------------

 3     Country Lakes Mobile Home Park            $15,400,000          499/         $29,860        $382.80        7.35/     8.51%
       6800 Northwest 39/th/ Avenue              January 1999        90.4%                                      37.4%
       Coconut Creek, Broward County, Florida
---------------------------------------------------------------------------------------------------------------------------------

 4     Village of Tampa                          $ 7,200,000          463/         $15,551        $240.08        4.97/     9.53%
       1201 Skipper Road                         June 1997           90.9%                                      52.7%
       Tampa, Unincorporated Hillsborough
       County, Florida
---------------------------------------------------------------------------------------------------------------------------------

 5     Golden Hills                              $ 2,160,000          185/         $11,676        $159.39        6.63/     9.30%
       7865 West Highway 40                      March 1997          89.2%                                      38.4%
       Ocala, Unincorporated
       Marion County, Florida

=================================================================================================================================

Sales Comparison Approach                                                     25

     As previously stated, the Sales Comparison Approach involves investigating recent transfers of properties similar to the subject. The properties, which have been compared to the subject, have been discussed below:

     Sale Comparable Number One is Coral Lake Mobile Home Park in Coconut Creek. This 235-space all age community sold for $6,500,000 in March 1997. The price equates to a sale price per space of $27,660. Based on an effective gross income of $1,073,850, the EGIM was 6.05. The expenses represented 40.7% of the effective gross income and the indicated overall capitalization rate was 9.79%, based on a net operating income of $636,406. This community was 95.0% occupied at the time of sale with 223 of the 255 spaces leased.

     Sale Comparable Number Two is Imperial Estates Mobile Home Park in Fort Lauderdale. This 261-space all age community sold for $8,000,000 in June 1998. The price equates to a sale price per space of $30,651. Based on an effective gross income of $1,091,720, the EGIM was 7.33. The expenses represented approximately 32.8% of the effective gross income and the indicated overall capitalization rate was 9.17%, based on a net operating income of $733,950. This community was 96.9% occupied at the time of sale with 253 of the 261 spaces leased.

     Sale Comparable Number Three is Country Lakes Mobile Home Park in Coconut Creek. This 499-space all age community sold in January 1999 for $14,900,000. The price equates to a sale price per space of $30,862. Based on the Buyer's Pro-forma, the effective gross income of $2,026,471 indicated an EGIM was 7.35. The expenses were estimated at 37.4% of the effective gross income and the indicated overall capitalization rate was 8.51%, based on a net operating income of $1,268,440. This community is 90.4% occupied with 451 of the 499 spaces leased.

     Sale Comparable Number Four is Village of Tampa in Tampa. This 463-space all age community sold for $7,200,000 in June 1997. This price equates to a sale price per space of $15,551. Based on the Buyer's Pro-forma the effective gross income of $1,450,044 indicated an EGIM was 4.97. The expenses were estimated at 52.7% of the effective gross income and the indicated overall capitalization rate was 9.53%, based on a net operating income of $686,496. This community was 90.9% occupied at the time of sale with 421 of the 463 spaces leased.

     Sale Comparable Number Five is Golden Hills in Ocala. This 185-space all age community sold for $2,160,000 in March 1997. This price equates to a sale price per space of $11,676. Based on the Buyer's Pro-forma the effective gross income of $325,992 indicated an EGIM was 6.63. The expenses were estimated at 38.4% of the effective gross income and the indicated overall capitalization rate was 9.30%, based on a net operating income of $200,851. This community was 89.2% occupied at the time of sale with 170 of the 185 spaces leased.

Sales Comparison Approach                                                     26

     All of the sales were fee simple transactions, with no abnormal financing. There were no abnormal sale conditions known to have occurred and all of the sales represent transactions that have taken place over the last 2 1/2 years, having traded under similar market conditions.

     Other adjustments, typically considered, are location, amenities, age and condition, occupancy, etc., and are reflected in the average lot rent. A tenant is typically willing, absent other factors, to pay more lot rent for a better located, newer community. This also holds true for amenities, age and other factors. The average lot rent reflects, in most cases, the market perception of a property's position in the marketplace. It is also typical that lot rent increases contribute to increases in net operating income. Alternatively, we have employed the Effective Gross Income Multiplier (EGIM), in this analysis.

     The Effective Gross Income Multiplier for the comparable sale properties ranged between 4.97 and 7.35. As previously discussed, the EGIM is essentially a function of the average lot rent. The average lot rent is a function of the physical aspects of the property, such as age and condition, location and amenities. EGIM's also reflect the market's perception of the potential for future rent increases.

     The subject is an all age community with a 14.0% physical vacancy. The subject was observed to be in average condition and has a good location in Hillsborough County, Florida. The comparables all had a much higher occupancy rate than at the subject and with the exception of Comparable Number Four, the expense ratios are lower, ranging from 32.8% to 40.7%. By comparison, the subject has a forecast expense ratio of 51.09%. Based on these considerations, we have concluded an EGIM below the indicated range, processing the subject's Effective Gross Income of $1,355,545 with an EGIM of 4.90.


               Thus $1,355,545 x 4.90 is     $6,642,171

               Rounded to                    $6,640,000

     On a per space basis, this is equivalent to $16,355.

FINAL ESTIMATE OF VALUE
-----------------------


    The two approaches to value applied in the subject analysis yielded these conclusions:

          Income Capitalization Approach                 $6,630,000

          Sales Comparison Approach                      $6,640,000

    Depending on the circumstances of an appraisal, the two approaches to value apply to various degrees. The income capitalization approach indicates the amount at which a prudent investor might be interested in acquiring the property. The sales comparison approach reflects demand and reasonable selling price expectancy as evidenced by sales of similar properties.

     In the reconciliation, we reviewed each approach to value (a) to ascertain the reliability of the data and (b) to weight the approach that best represented the actions of typical users and investors in the marketplace.

     The income capitalization approach depends on the principles of substitution and anticipation. This approach postulates that the value of a property derives from the net income the property will produce during its economic life. Investors in the market predicate their decisions on economic factors oriented to the market and concern themselves with net income and its durability. The income capitalization approach synthesizes the capitalized return to and of the improvements and to the land. In the current instance, the availability of sufficient reliable and supportable historical data for the subject, made the income capitalization approach a reliable gage of the market value of the subject.

     The sales comparison approach uses a number of value indicators, both physical and economic, including investors' strategies and attitudes reflected in documented market transactions. The principle of substitution is the basis of this approach, which states that a prudent investor will pay no more to buy a property than the cost to buy a comparable substitute property. In the valuation of the subject property, the sales comparison approach was considered reliable.

     The two approaches reflect the same value. Our opinion of value is based on the Income Approach, as buyers are most concerned with cash flow to service debt. Our opinion of the market value of the subject, based on a reasonable exposure period of six months, as of August 15, 1999 was:

              - SIX MILLION SIX HUNDRED THIRTY THOUSAND DOLLARS -

                                 ($6,630,000)

CERTIFICATION
-------------


We certify that, to the best of our knowledge and belief:

     .    The statements of fact in this report are true and correct.

     . The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, impartial and unbiased professional analyses, opinions, and conclusions.

     . We have no present or prospective interest in the property that is the subject of this report, and no personal interest with respect to the parties involved.

     . We have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

     . Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

     . Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

     . Our analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

     . The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

     . As of the date of this report, John H. Whitcomb, MAI, CCIM has completed the requirements under the continuing education program of the Appraisal Institute.

     . John H. Whitcomb, MAI, CCIM and William G. Trask have made a personal inspection of the property that is the subject of this report.

     . No one provided significant professional assistance to the persons signing this report.

     . We are in compliance with the competency provisions of the Uniform Standards of professional Appraisal Practice of the Appraisal Foundation.

     . This appraisal assignment was not based on a requested minimum value, specific value, or the approval of a loan.


/s/ John H. Whitcomb                         /s/ William G. Trask
-------------------------------              -----------------------------------
John H. Whitcomb, MAI, CCIM                  William G. Trask
St. Cert. Gen. REA #0001234                  St. Cert. Gen. REA #0002347

ASSUMPTIONS AND LIMITING CONDITIONS
-----------------------------------


The primary assumptions and limiting conditions pertaining to the conclusion in this report are summarized below.

To the best of our knowledge and belief, the statements of facts contained in the appraisal report, upon which the analysis and conclusion expressed are based, are true and correct. Information, estimates and opinions furnished to us and contained in the report or utilized in the formation of the value conclusion were obtained from sources considered reliable and believed to be true and correct. However, no representation, liability or warranty for the accuracy of such items is assumed by or imposed on us, and is subject to corrections, errors, omissions and withdrawal without notice.

The legal description of the appraised property, as exhibited in the report is assumed correct.

The valuation may not be used in conjunction with any other appraisal or study. The value conclusion stated in this appraisal is based on the program of utilization described in the report, and may not be separated into parts. The appraisal was prepared solely for the purpose and party so identified in the Purpose and Function of the Report. The appraisal report may not be reproduced, in whole or in part, and the findings of the report may not be utilized by a third party for any purpose, without the written consent of Whitcomb Real Estate.

No change of any item in any of the appraisal report shall be made by anyone other than Whitcomb Real Estate and we shall have no responsibility for any such unauthorized change.

The property has been appraised as though free and clear of mortgages, liens, leases, servitudes and encumbrances, except as may be described in the appraisal.

We are not required to give testimony or to be in attendance at any court or administrative proceeding with reference to the property appraised unless additional compensation is agreed to and prior arrangements have been made.

Unless specifically stated, the value conclusion contained in the appraisal applies to the real estate only, and does not include personal property, machinery and equipment, trade fixtures, business value, goodwill or other non-realty items. Income tax considerations have not been included or valued unless so specified in the appraisal. We make no representations as to the value changes which may be attributed to such considerations.

Neither all nor any part of the contents of the report shall be disseminated or referred to the public through advertising, public relations, news or sales media, or any other public means of communication or referenced in any publication, including any private or public offerings including buy not limited to those filed with Securities and Exchange Commission or other governmental agency, without the prior written consent and approval of and review by Whitcomb Real Estate.

Assumptions and Limiting Conditions                                           30

In completing the appraisal, it is understood and agreed that the report are not now intended, and will not be used in connection with a real estate syndication.

Good and marketable title to the interest being appraised is assumed. We are not qualified to render an "opinion of title," and no responsibility is assumed or accepted for matters of a legal nature affecting the property being appraised. No formal investigation of legal title was made, and we render no opinion as to ownership of the property or condition of its title.

Unless otherwise noted in the appraisal, it is assumed that there are no encroachments, zoning, building, fire or safety code violations, or restrictions of any type affecting the subject property. It is assumed that the property is in full compliance with all applicable federal, state, local and private codes, laws, consents, licenses and regulations, and that all licenses, permits, certificates, approvals, franchises, etc. have been secured and can be freely renewed and/or transferred to a purchaser.

It is assumed that the utilization of the land and any improvements are within the boundaries or property lines of the property described, and that there are no encroachments, easements, trespass, etc., unless noted within the report. We have not made a survey of the property, and no responsibility is assumed concerning any matter that may be disclosed by a proper survey. If a subsequent survey should reflect a differing land area and/or frontages, we reserve the right to review our final value estimate.

All maps, plats, building diagrams, site plans, floor plans, photographs, etc. incorporated into the appraisal are for illustrative purposes only, to assist the reader in visualizing the property, but are not guaranteed to be exact. Dimensions and descriptions are based on public records and/or information furnished by others, and is not meant for use as a reference in legal matters of survey.

Management is assumed to be competent, and the ownership to be in responsible hands. The quality of property management can have a direct effect on a property's economic viability and value. The financial projection contained in the appraisal assumes responsible ownership and competent management. Any variance from this assumption could have a significant impact on the final value estimate.

We assume that there are no hidden or unapparent conditions of the property's soil, subsoil or structures, which would render them more or less valuable. No responsibility is assumed for such conditions, or for engineering which might be required to discover such factors. Detailed soil studies were not made available to us, so statements regarding soil qualities, if made in the report, are not conclusive but have been considered consistent with information available to us and provided by others. In addition, unless stated otherwise in the appraisal, the land and soil of the area under appraisement appears firm and solid, but the appraisal does not warrant this condition.

The appraisal report covering the subject is limited to surface rights only, and does not include any inherent subsurface or mineral rights.

The appraisal is made for valuation purposes only. It is not intended nor to be construed to be an engineering report. We are not qualified as structural or environmental engineers and we are not qualified to judge the structural and environmental integrity of the improvements, if any. Consequently, no warranty, representations or liability are assumed for the structural soundness, quality, adequacy or capacities of said improvements and utility services, including the construction materials, particularly the roof, foundations,

Assumptions and Limiting Conditions                                           31

and equipment, including the HVAC systems, if applicable. Should there be any question concerning them, it is strongly recommended that an Engineering, Construction, and/or Environmental inspection be obtained. The value estimate stated in this appraisal, unless otherwise noted, is predicated on the assumption that all of the improvements, equipment and building services, if any, are structurally sound and suffer no concealed or latent defects or inadequacies other than those noted in the appraisal.

Any proposed construction or rehabilitation referred to in the appraisal report is assumed to be completed within a reasonable time and in a workmanlike manner according to or exceeding currently accepted standards of design and methods of construction.

Any areas or inaccessible portions of the property or improvements not inspected are assumed to be as reported or similar to the areas which are inspected.

Unless specifically stated in the report, we found no obvious evidence of insect infestation or damage, dry or wet rot. Since a thorough inspection by a competent inspector was not performed for us, the subject improvements, if any, is assumed to be free of existing insect infestation, wet rot, dry rot, and any structural damage which may have been caused by pre-existing infestation or rot which was subsequently, treated.

In the appraisal assignment, the existence of potentially hazardous material used in the construction, maintenance or servicing of the improvements, such as the presence of urea-formaldehyde foam insulation, asbestos, lead paint, toxic waste, underground tanks, radon and/or any other prohibited material or chemical which may or may not be present on or in the subject property, was, unless specifically indicated in the report, not observed by us, nor do we have any knowledge of the existence of such materials on or in the property. We, however, are not qualified to detect such substances. The existence of these potentially hazardous materials may have a significant effect on the value of the property. The client is urged to retain an expert in this field, if desired. The value conclusion assumes the property is "clean" and free of any of these adverse conditions unless notified to the contrary in writing.

No effort has been made to determine the possible effect, if any, on the subject property of energy shortages or present or future federal, state or local legislation, including any environmental or ecological matters or interpretations thereof.

We take no responsibility for any events, conditions or circumstances affecting the subject property or its value, that take place subsequent to either the effective date of value cited in the appraisal or the date of our field inspection, which ever occurs first.

The estimates of value stated in this appraisal apply only to the effective dates of value stated in the report. Value is affected by many related and unrelated economic conditions within a local, regional, national and/or worldwide context, which might necessarily affect the prospective value of the subject property. We assume no liability for an unforeseen change in the economy, or at the subject property, if applicable.

We believe that the underlying assumptions and current conditions provide a reasonable basis for the value estimate stated in this appraisal. However, some assumptions or projections inevitably will not materialize and unanticipated events and circumstances may occur during the forecast period. These could include major changes in the economic environs; significant increases or decreases in current mortgage interest rates and/or terms or availability of financing altogether; property assessment; and/or major revisions in current state

Assumptions and Limiting Conditions                                           32

and/or federal tax or regulatory laws. Therefore, the actual results achieved during the projected holding period and investor requirements relative to anticipated annual returns and overall yields could vary from the projection. Thus, variations could be material and have an impact on the individual value conclusion stated herein.

The Americans with Disabilities Act (ADA) became effective January 26, 1992.
The appraiser has not made a specific compliance survey and analysis of this property to determine whether it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the act. If so, this fact could have a negative effect upon the value of the property. Since the appraiser has no direct evidence relating to this issue, possible noncompliance with the requirements of ADA was not considered in estimating the value of the property.

                                    ADDENDA

                               LEGAL DESCRIPTION

A portion of the Southeast 1/4 of the Northeast 1/4 and the East 643.20 feet of the Southwest 1/4 of the Northeast 1/4 of Section 27, Township 28 S, Range 17 E of Hillsborough County, Florida, LESS the East 40.0 feet for Sheldon Road, Right-of-way, being bounded and described as follows:

Commencing at the Northeast corner of the Southeast 1/4 of Section 27, Township 28 South, Range 17 East, Hillsborough County, Florida and go S. 89 deg 19 min 58 sec W., 40.00 feet to a point on the Westerly right-of-way line of Sheldon Road (SR 589) for a Point of Beginning and the Northeast corner of Lot 1, Block 11 of Sheldon Heights as recorded in Hillsborough County Official Records, Plat Book 34, Page 50: Thence S. 89 deg 19 min 58 sec W. along the Southerly line of the Northeast 1/4 of said Section 27, 1932.11 feet; thence N. 00 deg 12 min 34 sec W., 1324.33 feet; thence N. 89 deg 16 min 59 sec E., 1936.97 feet; to a point on the aforesaid Westerly right-of-way line of Sheldon Road; thence S. 00 deg 00 min 00 sec W. along said right-of-way line 587.23 feet thence leaving said right-of-way S. 90 deg. 00 min 00 sec W., 222.69 feet; thence S. 00 deg 00 min 00 sec W., 150.28 feet; thence N. 89 deg 40 min 17 sec E., 222.70 feet; to a point on said Westerly right-of-way line; thence S. 00 deg 00 min 00 sec W. along said right-of-way line, 589.83 feet to the POB.

                                      MAPS

                        [BOUNDARY SURVEY APPEARS HERE]

                            [AREA MAP APPEARS HERE]

                        [NEIGHBORHOOD MAP APPEARS HERE]

                  [RENT COMPARABLE LOCATION MAP APPEARS HERE]

       [MANUFACTURED HOME COMMUNITIES COMPARABLE SALES MAP APPEARS HERE]

                          [SITE LAYOUT APPEARS HERE]

                            PROFILES OF APPRAISERS

                             PROFILE OF APPRAISER

                           JOHN H. WHITCOMB, MAI, CCIM
                           St. Cert. Gen. REA #0001234

REAL ESTATE EXPERIENCE
----------------------

Owner
Whitcomb Real Estate
Tampa, FL

     Specialize in complex real estate valuations and consulting projects. Property types include manufactured home communities, recreational vehicle parks, self-storage facilities, hotels, manufacturing plants, office buildings, retail buildings and other types of commercial establishments as well as special use facilities. Mr. Whitcomb is active in the ownership and management of seven manufactured home communities throughout Florida. January 1996 to present.

Partner
Chartwell Advisory Group, Ltd.
Tampa, FL

     Supervised complex real estate valuations and property tax consulting projects. Responsibilities included management of all technical staff members throughout the country. Property types included manufactured home communities, recreational vehicle parks, hotels, large manufacturing plants, office buildings and retail buildings. April 1993 to January 1996.

Senior Appraiser
Marshall and Stevens, Inc.
Philadelphia, PA and Tampa, FL

     Specialized in preparing appraisals for land and buildings in industrial, commercial and residential uses. Performed appraisals for purposes of sale/purchase, property tax appeals, syndication, financing and allocation of purchase price. September 1985 to March 1990, and June 1992 to April 1993.

Vice President
Strategis Asset Valuation & Management, Inc.
Tampa, FL

     Prepared appraisals and feasibility studies on complex commercial properties. Performed appraisals for purposes of sale/purchase, property tax appeals, financing and allocation of purchase price. March 1990 to May 1992.

Profile of Appraiser                                                           2

PROFESSIONAL AFFILIATIONS
-------------------------

MAI, Member Appraiser Institute

CCIM, Certified Commercial Investment Member Commercial Investment Real Estate Institute

State Certified General Real Estate Appraiser
Florida #0001234

PARTIAL LIST OF CLIENTS AND PROPERTIES
--------------------------------------

Manufactured Home Communities
-----------------------------


Akers Away                       West Palm Beach, FL               Lakeside                          Douglasville, GA
Alafia Riverfront                Gibsonton, FL                     Lakewood                          Denton, TX
Alpine Village                   Sebring, FL                       Lantana Cascade                   Lantana, FL
Arbor Oaks                       Zephyrhills, FL                   Long Lake Village                 West Palm Beach, FL
Blue Heron                       Clearwater, FL                    Marlboro Court                    West Palm Beach, FL
Bradenton Trailer Park           Bradenton, FL                     MH Country Club                   Oakland Park, FL
Carefree Village                 Tampa, FL                         Mission                           El Paso, TX
Carolina Village                 Concord, NC                       Moultrie Oaks                     St. Augustine, FL
Casa del Monte                   West Palm Beach, FL               Oak Point                         Titusville, FL
Chateau Forest                   Seffner, FL                       Orange Manor East                 Winter Haven, FL
Chateau Village                  Bradenton, FL                     Palm Breezes Club                 Lantana, FL
Cloverleaf                       Brooksville, FL                   Palm Ridge                        Leesburg, FL
Colonial Coach                   Greenacres City, FL               Panama City Estates               Panama City, FL
Coquina Crossing                 St. Augustine, FL                 Plantation Estates                Seffner, FL
Coral Lake                       Coconut Creek, FL                 Portside                          Jacksonville, FL
Country Club Estates             Venice, FL                        Ridgecrest                        Fort Pierce, FL
Dessau                           Austin, TX                        San Souci                         North Fort Myers, FL
Foxcroft Village                 Loch Sheldrake, NY                Scenic View                       Lakeland, FL
Foxwood Estates                  Lakeland, FL                      Seminole                          St. Petersburg, FL
Franklin Estates                 Murfreesboro, TN                  Shangri La                        Largo, FL
Gardens of Manatee               Parrish, FL                       Southwinds                        Lakeland, FL
A Garden Walk                    West Palm Beach, FL               St. Lucie Village                 Okeechobee, FL
The Groves                       Orlando, FL                       Sunrise Village                   Cocoa Beach, FL
Gwinnett Estates                 Snellville, GA                    Sunshine                          Lake Worth, FL
Harmony Ranch                    Thonotosassa, FL                  Tall Pines                        Fort Pierce, FL
Holiday Ranch                    West Palm Beach, FL               Tara                              Jonesboro, GA
Holiday Plaza                    West Palm Beach, FL               Twin Shores                       Longboat Key, FL
Holland                          Fort Lauderdale, FL               Valley Pines                      El Paso, TX
Kings and Queens                 Lakeland, FL                      Village Glen                      Melbourne, FL

Profile of Appraiser

Recreational Vehicle Parks
--------------------------

Avalon RV Park                   Clearwater, FL                    Pioneer Creek                     Bowling Green, FL
Camp Inn                         Frostproof, FL                    Rainbow Village                   Clearwater, FL
Forest Lake Village              Zephyrhills, FL                   Space Coast RV Resort             Rockledge, FL
Hide Away                        Ruskin, FL                        Sunshine RV                       Vero Beach, FL
Holiday RV Resort                Leesburg, FL                      Topics                            Hudson, FL
Horizon RV Park                  Davenport, FL                     Twelve Oaks                       Sanford, FL
Key RV Park                      Marathon, FL                      Village Park                      Orange City, FL

Self-Storage Facilities
-----------------------

Affordable Self Storage          Loganville, GA                    Orange Avenue                     Tallahassee, FL
Alpine Self Storage              Rockford, IL                      Plantation Xtra Storage           Plantation, FL
Baytree Self Storage             Valdosta, GA                      St. Augustine Self Storage        St. Augustine, FL
Budget Self Storage              Sterling, VA                      Southern Self Storage             Riviera Beach, FL
Delray Mini Storage              Delray Beach, FL                  Storage Express                   Lauderhill, FL
Edison Lock Up                   Edison, NJ                        Valdosta Self Storage             Valdosta, GA
Extra Space                      Lauderhill, FL                    Xtra Space                        Orlando, FL
Howell Self Storage              Howell, NJ                        Your Extra Attic                  Duluth, GA
Hyde Park Storage                Tampa, FL                         Your Extra Attic                  Norcross, GA
Jacksonville Storage             Jacksonville, FL                  Your Extra Attic                  Stockbridge, GA
Okeechobee Storage               Hialeah Gardens, FL               Your Extra Attic                  Winters Chapel, GA

Hotels
------

Canyon Ranch in the Berkshires                                     Howard Johnson Maingate
Comfort Inn Kissimmee                                              Hyatt On Union Square
Comfort Suites Asheville                                           Hyatt Orlando
Embassy Suites Boca Raton                                          Hyatt Wilshire
Hotel Nikko San Francisco                                          Hyatt Regency Houston
Hilton Southwest Freeway Houston                                   La Samanna
Hollywood Beach Hilton                                             Ramada Resort Maingate
Holiday Inn Gainesville                                            Weston Washington, D.C.

Profile of Appraiser

Financial
---------

Belgravia Capital                                                  Heller Financial
Bloomfield Acceptance Company                                      Household Finance Corporation
Chase Manhattan Bank                                               Irving Leasing Corporation
Chrysler Capital Corporation                                       Mfd. Housing Community Bankers
Citicorp Real Estate                                               Mellon Bank
Collateral Mortgage                                                Morgan Stanley
CoreStates Financial Corporation                                   NationsBank
Credit Suisse First Boston                                         Nomura Securities
FINOVA Capital                                                     Pacificorp Financial Services
First Union Corporation                                            PACTEL Finance
GE Capital                                                         Society National Bank
Goldman Sachs                                                      Sun America Insurance
Greentree Financial                                                Union Capital

Real Estate/Real Estate Investment
----------------------------------

W.P. Carey & Company, Inc.                                         LaSalle Partners
Chateau Communities                                                Las Colinas Corporation
Continental Communities                                            Metropolitan Life
Delaware North Companies                                           MHC
Dillon Read Real Estate Inc.                                       National Home Communities
Drexel Burnham Lambert Realty, Inc.                                Pitney Bowes Credit Corp.
First Boston Corporation                                           Salomon Brothers, Inc.

EDUCATIONAL BACKGROUND
----------------------

University of Florida, B.A.

College of William and Mary, M.B.A.

American Institute of Real Estate Appraisers

The Appraisal Institute

Commercial Investment Real Estate Institute

PUBLICATIONS
------------

  Mr. Whitcomb has authored an article on ad valorem taxes and cogeneration facilities for Cogeneration and Resource Recovery magazine.
                 ----------------------------------

TESTIMONY
---------

  Mr. whitcomb has presented expert testimony in United States Tax Court.

                             PROFILE OF APPRAISER

                               WILLIAM G. TRASK
                          St.Cert. Gen. REA #0002347

REAL ESTATE APPRAISAL EXPERIENCE
--------------------------------

Appraiser
Whitcomb Real Estate
Tampa, FL

     Specializing in real estate valuations and consulting projects for lending institutions, public and private corporations and individuals, for a variety of uses. Property types appraised include manufactured housing communities, recreational vehicle parks, manufacturing plants, office buildings, apartment complexes, retail properties and other types of commercial establishments. February 1998 to Present.

Appraiser
Atlas Real Estate Group, Inc.
Tampa, FL

     Specialized in real estate condemnation valuations and related studies. Property types appraised include agricultural, industrial, residential, office buildings, retail properties and other types of commercial land and establishments. August 1991 to January 1998.

PROFESSIONAL AFFILIATIONS
-------------------------

  State Certified General Real Estate Appraiser
  Florida # 0002347
  Georgia # CG007464

PARTIAL LIST OF CLIENTS AND PROPERTIES
--------------------------------------

Manufactured Home Communities
-----------------------------

A Garden Walk                    Palm Beach Gardens, FL            Honeymoon Park                    Dunedin, FL
Bear Creek                       Ormond Beach, FL                  La Buona Vita                     Port St. Lucie, FL
Bonfire                          Leesburg, FL                      Lincolnshire                      Largo, FL
Briarwood                        Lake Worth, FL                    Meadowbrook                       Lakeland, FL
Camelot East                     Sarasota, FL                      Mobiland By The Sea               Melbourne, FL
Camelot Lakes                    Sarasota, FL                      Oak View                          Arcadia, FL
Carefree Village                 Tampa, FL                         Palmetto                          Hallandale, FL
Clover Leaf                      Brooksville, FL                   Plaza                             Bradenton, FL
Coquina Crossing                 St. Augustine, FL                 Ranchero Village                  Largo, FL

                                                                               2
Profile of Appraiser
William G. Trask

Manufactured Home Communities (Cont.)
-------------------------------------

Country Club Estates             Venice, FL                        River Bay                         Tampa, FL
Country Lakes                    Coconut Creek, FL                 Riverview                         Micco, FL
Country Life                     Leesburg, FL                      Serendipity                       Clearwater, FL
Crystal River Village            Crystal River, FL                 Southern Acres                    St. Cloud, FL
Diamond Point                    Leesburg, FL                      Spanish Trails                    Zephyrhills, FL
Friendly Village                 Sellersburg, IN                   Sun Village                       Largo, FL
Hammock Lake                     Fort Meade, FL                    Sundance                          Zephyrhills, FL
Heron Cay                        Vero Beach, FL                    Sunshine Village                  Lake Worth, FL
Hibiscus                         Mount Dora, FL                    Tall Pines                        Fort Pierce, FL
Hidden Village                   St. Petersburg, FL                Tanglewood                        Fort Pierce, FL
High Point                       Clearwater, FL                    Vero Palms                        Vero Beach, FL

Recreational Vehicle Parks
--------------------------

Lazy Lakes RV                    Sugarloaf Key, FL                 Ridgecrest TV                     Leesburg, FL
Lions Lair RV                    Marathon, FL                      Sunshine RV                       Vero Beach, FL
Pioneer Village                  North Fort Myers, FL              Topics RV                         Spring Hill, FL

Other
-----

ABC Pizza House                  Tampa, FL                         Fabian Enterprises                Tampa, FL
Blakie's Restaurant              Tampa, FL                         Florida Power & Light             St. Petersburg, FL
Breed Automotive                 Lakeland, FL                      Mobil Oil                         Lakeland, FL
Discount Auto Parts              Lakeland, FL                      Pier 1 Imports                    Hoover, AL
Discount Auto Parts              Sarasota, FL                      Pizza Hut                         Brandon, FL
Discount Auto Parts              Land O'Lakes, FL                  Pizza Hut                         Lakeland, FL

Financial
---------

Belgravia Capital                                                  Heller Financial
Collateral Mortgage, Ltd.                                          Lehman Brothers
Executive Commercial Funding                                       NationsBank
First Federal Savings Bank, Leesburg, FL                           Republic Bank, Port Richey, FL
First National Bank, St. Lucie, FL                                 Signature Financial Services, Inc.
First Union National Bank                                          Union Capital Investments, LLC
GE Capital Corporation                                             United Southern Bank, Eustis, FL
Greentree Financial

Profile of Appraiser                                                        3
William G. Trask

Real Estate/Real Estate Investment
----------------------------------

Continental Communities                          National Home Communities
Martin Newby Management                          Pacific Life
Munao Partnership                                Windsor Corporation

EDUCATIONAL BACKGROUND
----------------------

  Florida State University
  University of South Florida
  Edison Community College
  Hillsborough Community College
  Appraisal Institute
  International Right of Way Association

                                                               EXHIBIT (b)(1)(D)

                                    SUMMARY
                         REAL ESTATE APPRAISAL REPORT


                           245-Space Rancho Margate
                            2900 North State Road 7
                       Margate, Broward County, Florida



                                 PREPARED FOR

                                Mr. Steve Waite
                              Windsor Corporation
                               6430 South Quebec
                           Englewood, Colorado 80111


                                     AS OF

                               September 1, 1999



                                  PREPARED BY

                             WHITCOMB REAL ESTATE

               [LETTERHEAD OF WHITCOMB REAL ESTATE APPEARS HERE]



September 22, 1999

Steve Waite
Windsor Corporation
6430 South Quebec
Englewood, Colorado 80111

RE:  245-Space Rancho Margate
     2900 North State Road 7
     Margate, Broward County, Florida


Dear Mr. Waite:

     At your request, we have inspected and appraised the above captioned property. We estimate the "as is" market value of the property rights outlined herein, as of September 1, 1999, based on an exposure period of six months, to be:

                 - SIX MILLION FOUR HUNDRED THOUSAND DOLLARS -

                                 ($6,400,000)

     Our value estimate applies to the land as physically constituted, to the improvements actually in existence and reflects prevailing trends in the local real estate market. We have made a careful inspection, study, and analysis of the property, and have considered all factors which, in our opinion, would tend to influence the market value of the subject.

     Rancho Margate is a fully developed 245-space manufactured home community, with a clubhouse, pool, laundry, shuffleboard and petanque courts and an on-site office.

     Our conclusion is premised on the Assumptions and Limiting Conditions as cited in our attached report, as well as the facts and circumstances as of the valuation date. This appraisal has been prepared in accordance with the "Uniform Standards of Professional Appraisal Practice" (USPAP) as published by the Appraisal Standard Board of the Appraisal Foundation and those specific conditions indicated in the engagement letter.

     This appraisal assignment was not based on a requested minimum value, specific value, or the approval of a loan. The intended user of this report is the Windsor Corporation.

     We appreciate this opportunity to be of service to you. If you have any questions, please do not hesitate to contact us.

Mr. Steve Waite
September 22, 1999
Page Two

     This is a Summary Appraisal, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice for Summary Appraisal Reports. This report represents only summary discussions of the data, reasoning, and analyses employed in the appraisal process toward the development of our opinion of value. Supporting documentation has been retained in our files.

Very truly yours,


/s/ John H. Whitcomb

John H. Whitcomb, MAI, CCIM
St. Cert. Gen. REA #0001234



/s/ William G. Trask

William G. Trask
St. Cert. Gen. REA #0002347

TABLE OF CONTENTS
-----------------

Table Of Contents..........................................................  4
Photographs Of Subject.....................................................  5
Summary Of Facts And Conclusions...........................................  5
Extent Of Confirming, Collecting And Reporting Data........................  5
Purpose, Function And Date Of The Appraisal................................  5
Area And Neighborhood Description..........................................  5
Manufactured Home Community Market Overview................................  9
Land And Site Improvements.................................................  5
Improvement Description....................................................  5
Ownership And Property History.............................................  5
Occupancy..................................................................  5
Zoning And Other Land Use Controls.........................................  5
Real Estate Assessment And Taxes...........................................  5
Marketability And Marketing Period.........................................  5
Highest And Best Use.......................................................  5
Valuation Process..........................................................  5
Income Capitalization Approach.............................................  5
Sales Comparison Approach..................................................  5
Final Estimate Of Value....................................................  5
Certification.............................................................. 28
Assumptions And Limiting Conditions........................................ 29

Addenda
Legal Description
Maps
Profiles Of Appraisers

              PHOTOGRAPHS OF THE SUBJECT (Taken August 27, 1999)

                             [PICTURE APPEARS HERE]

                            1. Entrance to Subject

                             [PITURE APPEARS HERE]

                            2. Typical Street View

SUMMARY OF FACTS AND CONCLUSIONS
--------------------------------


  Property Appraised:         245-Space Rancho Margate
  -------------------
                              2900 North State Road 7
                              Margate, Broward County, Florida

  Property Rights
  ---------------
  Appraised:                  Fee Simple Interest, subject to tenant leases
  ----------

  Land Area:                  29.44 acres more or less
  ----------

  Improvements:               245-manufactured home spaces, a clubhouse,
  -------------
                              laundry, office, pool and shuffleboard and petanque courts.

  Owner:                      Windsor Park Properties 456
  ------

  Zoning:                     T-1, Mobile Home District, Margate
  -------

  Highest and Best Use:       As Improved -- Current Use
  ---------------------

  Value Indications:          Income Approach                   $6,400,000
  ------------------
                              Sales Comparison Approach         $6,500,000

  Final Estimate of Value:    $6,400,000
  ------------------------

  Date of Appraisal:          September 1, 1999
  ------------------

  Date of Inspection:         August 27, 1999
  -------------------

EXTENT OF CONFIRMING, COLLECTING AND REPORTING DATA
---------------------------------------------------


     This assignment encompasses providing an "as is" market value of the fee simple title of the property and improvements, as of the specified date. This investigation included an overview of the area and local manufactured home market. We have inspected the subject and its environs, collected and analyzed market data, inspected the comparable and competitive properties, considered and applied the appropriate valuation methods and reconciled the final value estimate.

     The real estate interest appraised is that of ownership in fee simple interest, subject to the existing tenant leases. The property is appraised as if free and clear of mortgages, liens, servitude's and encumbrances, except those noted in the body of this appraisal.

PURPOSE, FUNCTION AND DATE OF THE APPRAISAL
-------------------------------------------


     The purpose of the appraisal is to express our opinion of the "as is" market value of the fee simple interest, subject to existing tenant leases, of the real estate, as of September 1, 1999. The information, opinions, and conclusions contained in this report have been prepared as a basis for portfolio valuation. The date of this appraisal is September 1, 1999. The intended user of this report is the Windsor Corporation.

     Market Value is defined as: The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus.

     Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     .    Buyer and Seller are typically motivated;

     . Both parties are well informed or well advised, and each acting in what he considers his own best interest;

     .    A reasonable time is allowed for exposure in the open market;

     . Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     . The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale./1/

____________________________

/1/ The Office of the Thrift Supervision, 12 CFR 564.2(f).

AREA AND NEIGHBORHOOD DESCRIPTION
---------------------------------


Location/Access
---------------

     Rancho Margate is located within southeastern Florida in Margate, Broward County. Broward County is bordered by Palm Beach County on the north, Dade County on the south, portions of Hendry and Collier Counties to the west and the Atlantic Ocean to the east, where it has approximately 25 miles of coast line. Broward County is located approximately 275 miles south/southeast of Jacksonville, and 25 miles north of Miami and 175 miles southeast of Orlando.

     Broward County has 28 municipalities located within its borders. The largest municipality, in terms of population, is Ft. Lauderdale, which was estimated to have just over 150,000 persons as of 1997. Ft. Lauderdale is also the Broward County seat. The municipalities of Hollywood and Pembroke Pines are the second and third largest communities in the county, numbering approximately 127,000 and 104,000 residents, respectively.

     Broward County contains a total of approximately 1,320 square miles including 111 square miles of water area, and is ranked second in the state, behind neighboring Dade County, in population density, with approximately 1,178 persons per square mile. The area is known for its mild winters, which result from the close proximity to the warm Gulf Stream currents of the Atlantic Ocean. South Florida's sub-tropical climate is a major factor in the area's growth.

     The Bureau of Economic and Business Research from the University of Florida estimated the county's 1990 population at 1,255,531, an increase of approximately 23% over the 1980 figure. The average growth rate for Broward County has averaged 1.8% annually over the period between 1990 and 1997. The 1997 population was estimated to be 1,423,729, a 13.4% increase over 1990.

     The labor force numbered approximately 749,298 in 1997 and has grown in proportion with the population. Unemployment for the year averaged 4.9%. The county economy is heavily reliant on tourism, evidenced by the fact that the Services and Retail Trade sectors employ over 62% of the total labor force. Manufacturing and Finance are the next largest sectors, each employing approximately 9% of the civilian labor force.

     The subject is located along the east side of North State Road 7. This location is in the north central portion of Broward County. The neighborhood is generally described as the area surrounding State Road 7. The southern boundary of the neighborhood is Oakland Park Boulevard and Sample Road is the northern boundary. The eastern boundary is Powerline Road and the western boundary is University Drive. The subject is situated in the north central portion of the described neighborhood. The neighborhood is bisected by Florida's Turnpike.

Area And Neighborhood Description

Concurrency
-----------

     The State of Florida's Local Government Comprehensive Planning Act of 1975 required all counties and municipalities in the state to develop, implement and monitor local comprehensive and growth management plans. Pursuant to this law, each county was required to publish Land Use Policy Guides, both in written and map form, which designate desired types of land use and probable zoning for all county lands not within their boundaries.

Summary
-------

     The real estate market in Broward County is showing signs of recovery. The growth demands on the county are very evident in light of past trends and the projections for further population increases. The desirability of south Florida's climate and the continuing trend toward retirement in the area will continue to produce populations which will stress the road systems and services required for the growing population. The county is expected to be among the highest in absolute population growth in the state for the next four years.

     The economic base of the area will broaden due to commitments to attract clean, light industrial users. Additionally, the expanding population will require more supporting commercial, service and industrial development throughout the area.

     The future outlook for economic development is positive; however, a decline in the quality of life for current residents is possible due to congestion, over population and strains on services. Concurrency is a major concern for Broward County's future growth within the state's growth management policies. Concurrency refers to the requirement that adequate infrastructure be available to serve new development. Eight types of infrastructure are affected, including: traffic, potable water, sewer, drainage, solid waste, recreation and open space, mass transit and fire rescue. In the long run, this growth policy may prove beneficial to both property values and the quality of life in the county as approval of future development becomes more difficult.

MANUFACTURED HOME COMMUNITY MARKET OVERVIEW
-------------------------------------------

     Within the county, according to the Florida Manufactured Housing Association data, there are 165 manufactured housing communities, 71 of the communities or 43% of the total, are communities which have more than 101 spaces and 70 of the communities, or 42% of the total, are in the 26-100 space range. Over 56% of the manufactured housing communities have less than 100 spaces.
This large percentage of small communities points to a fragmented marketplace, with a predominance of single owner/operator and owner/developer communities. However, the large investors are also present.

LAND AND SITE IMPROVEMENTS
--------------------------


     The site is an irregularly shaped parcel of land containing an estimated
29.44 acres of gross area. The tract is generally level and at the surrounding street grade. Drainage of the tract appears adequate and no adverse soil or subsoil conditions were observed during the physical inspection of the site. Utility services connected and in service on the date of valuation include water, sanitary and storm sewer, electricity and telephone.

     The individual lots in the community are accessed by roadways arranged to maximize the use of the land. Roadway improvements include:

     Street-bed:         North State Road 7 is an asphalt paved, six-lane
     ----------
                         thoroughfare. The subject streets are asphalt paved 15-
                         20 foot wide roadways.

     Sidewalks/Curb:     There are sidewalks and curbs along North State Road 7,
     --------------
                         but none in the subject.

     Street Lights:      The public and community streets are lighted with pole
     -------------
                         mounted overhead streetlights.

     Landscaping:        Sodded and planted areas extend along the entire
     -----------
                         perimeter and throughout the site.

     Encumbrances:       None Noted
     -------------

     Easements:          Standard utility easements are assumed to exist.
     ----------

     Encroachments:      None Noted
     --------------

     Our review of the deed and county property records did not reveal any adverse or potentially adverse interests that would affect the utility of the subject property. Specifically, there are no recorded, or otherwise known liens, defects in title or adverse easements. There are no rent controls in effect in Broward County.

Functional Utility
------------------

     The site, which is irregular in shape and contains approximately 29.44 acres, is large enough to accommodate building improvements and roadways as well recreational amenities and green areas. The site is considered functional for various residential development scenarios. The current development of total units equates to an overall density of approximately 7.98 units per acre, which is higher than current development standards which tend toward larger lot sizes, wider streets and more green areas.

IMPROVEMENT DESCRIPTION
-----------------------


     The subject is improved with 245 manufactured home community pads, arranged along streets configured to maximize the available lot spaces. All of the lots vary in size.

     The common area amenities include the clubhouse and shuffleboard and petanque courts. The pool, laundry and office are located at the clubhouse. We have not estimated a separate value for these amenities, or equipment, as they are standard items found at most manufactured home communities. These amenities are typical, adequate and functional in use.

     The community and site improvements were built in the early 1970's, and the community is approximately 25 years old. The common areas, streets, amenities and individual mobile homes were observed to be in average overall condition, having been originally constructed of quality materials and having been maintained over the years. No significant item of deferred maintenance was noted and the current maintenance level is rated good.


OWNERSHIP AND PROPERTY HISTORY
------------------------------


     The ownership of the subject property, as recorded in the Official Records of Broward County in Deed Book 23942 at Page 888, is in the name of Windsor Park Properties 456. The Deed was recorded in September 1995, and the indicated consideration was $6,350,000.


OCCUPANCY
---------


     The property is occupied by a fully developed 245-space manufactured home community. Our inspection confirmed that there are twenty vacant lots and the physical occupancy is 91.84%. In addition to the 20 vacant spaces, there is one vacant community-owned home and an employee-occupied home, indicating an economic occupancy of 91.0%.

     The subject is governed, as required by law, by a prospectus, originally dated February 5, 1986, and revised on January 16, 1996.

ZONING AND OTHER LAND USE CONTROLS
----------------------------------


     The property is zoned as a T-1, Mobile Home District under the Margate zoning ordinance. It is our opinion that the subject property is in conformance with the zoning code.

Concurrency
-----------

     The subject is in conformance with the approved comprehensive plan filed by Margate and concurrency is not an issue.

Flood Hazard
------------

     The subject property is located in a designated Flood Zone "AH-14" according to Flood Map Community Number 120047, Panel 0115F, dated August 18, 1992.

Environmental
-------------

     We observed no obvious areas of contamination on or about the site. However, we have no qualifications in environmental hazards and recommend an environmental audit be performed.


REAL ESTATE ASSESSMENT AND TAXES
--------------------------------


     The subject property is identified in the Broward County records under Parcel Number 18219-01-02710. The assessed value of the subject totals $5,657,850. It is our opinion that the subject is under assessed. The 1998 taxes were $164,543.05.

     Assessed values, for purposes of property taxation are determined on January 1, of each year. In the state of Florida, properties are assessed at 100% of the market value, as required by Florida Statute, Chapter 192.042. Properties are reassessed annually and equitability of assessments is not a basis for assessment in the state of Florida.

     Taxes are due and payable on the first day of the year, although tax bills are issued in arrears. Discounts up to 4% of the total bill are available for early payment and taxes become delinquent after March 31. Our discussions with a number of owner's of investment real estate and Manufactured Home Communities has indicated that "early" payment of real estate taxes is a very common practice. Additionally, prudent management would also dictate the payment of real estate taxes to take advantage of any discounts offered. Our estimate of taxes of $159,541, in our "Reconstructed Operating Statement" reflects this common practice.

MARKETABILITY AND MARKETING PERIOD
----------------------------------


     The subject is competitive with other properties in the marketplace and is marketable, although not considered a candidate for a resident purchase. Discussions with large institutional manufactured home community investor representatives and local area realtors, indicated that "properly priced", stable, well kept manufactured home communities should "be under contract" within a six month period in today's market.

     Our discussions further indicated that institutional investors required a minimum of 200 spaces, and pricing would reflect an 8.0% to 9.0% overall capitalization rate requirement for all-age communities. Pricing is established by processing gross income, reduced by a vacancy and credit loss factor, operating expenses and an additional capital charge based on overall condition, is deducted to arrive at a net operating income (NOI). Those surveyed indicated that at properties not operating at stabilized occupancy, they were unwilling to compensate a seller for any of the upside to be gained in filling the property.

     In late summer 1998, commercial mortgage backed securities (CMBS) lenders restructured their pricing for long term fixed rate loans. These loans had historically been priced based on an interest rate spread above Treasury Securities. The secondary market for these loans became illiquid and lenders were unable to sell the loans profitably. Consequently, although interest rates on Treasuries have fallen, the interest rates on securitized loans have increased. Prior to this increase, interest rate spreads were available lower than 150 basis points over the 10-year Treasuries. Since the fall, spreads have increased to the low 200 basis point range for manufactured housing communities.

     Interest rates are low and financial institutions are again willing to lend money for real estate projects with good occupancies. There has also been significant institutional investor interest in manufactured home community investments. In our opinion, the marketing period for the property would be within the range indicated by the industry participants or six months.

HIGHEST AND BEST USE
--------------------


     Highest and Best Use may be defined as: The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible and which results in the highest value."/2/

     We have considered all of the potential uses to which the subject is legally and physically adaptable. It is our opinion that the current use of the subject, as a 245-space, age restricted manufactured home community, represents the highest and best use of the subject.


VALUATION PROCESS
-----------------


     There are three recognized approaches to the valuation of real property:
Cost; Income; and, Direct Sales Comparison. The appropriateness of each approach varies with the type and age of the property under examination, as well as the quantity and quality of applicable market data as of the appraisal date. In the analyses and appraisal of the subject, we have considered the positive and negative aspects of each approach for this specific assignment.

     The Cost Approach provides a value indication based on the depreciated cost of the improvements added to land value. The Income Approach produce an estimate of value through an economic analysis of the net income derived from the property and is converted to a capital sum at an appropriate rate. The Sales Comparison Approach produces an estimate of value through a comparison of similar properties, which have been transferred in the local market.

     In the analysis of a fully occupied manufactured home community, investors are primarily concerned with cash flow to service any debt and the equity position. While development costs are important for developing communities, investors assume that these costs are adequately accounted for in rental levels. In communities where developers have made money on the sale of mobile homes by offering low space rental rates, an investor would not be willing to compensate a seller for any more than the income to be received. The subject is fully developed with no expansion possibilities, therefore a potential investor would be primarily interested in the cash flow and equity return and we have excluded the Cost Approach.



___________________________

/2/  The Appraisal Institute, The Appraisal of Real Estate, 10th Ed. Chicago:
                              ----------------------------
     The Appraisal Institute, 1992, page 275.

INCOME CAPITALIZATION APPROACH
------------------------------


    As an introduction to the analysis of the subject it is helpful to identify the goals and objectives of both buyers and sellers of properties such as the subject.

    From the standpoint of a seller, maximum price is, of course, an initial goal. Tempered by capital gains considerations and the potential for recapture of book depreciation accruals, a seller is often forced to consider a negotiated price that may include such concessions as interim or permanent financing. Dictated by market forces, the rate, term, and amount of financing may be favorable, neutral, or unfavorable with respect to the ultimate selling price.

    The purchasers of investment realty naturally prefer to pay a minimum price subject to terms, and within the goal of price minimization seek:

    1. Cash flow relative to capital investment measured either on a pre-income tax or post-income tax basis.

    2.   Minimal capital investment to permit leverage.

    3.   Equity build-up through mortgage amortization.

    4.   Sheltered income through accumulation of book depreciation.

    5.   Capital accumulation through market appreciation.

    The relative importance of the above factors to an investor's formula is difficult to quantify. Institutional investors, speculators, developers, financial institutions, and syndicators do not uniformly apply the same investment strategies. Location, property size, tenant mix, age of the facility, absence or presence of long term leases, assignability of existing debt, condition of the facility, level of occupancy, quality of management, and other related factors are among the criteria that affect the marketability of an income-producing property in the market. The first step in the Income Approach to value involves the estimate of future net operating income to be generated by the subject property. The estimate of net operating income is derived through the process of estimating the total potential gross income (PGI from rentals and other sources, less any vacancy and credit loss producing an effective gross income (EGI) estimate. All expenses associated with the operation of the property are then deducted to yield a stabilized net operating income (NOI) estimate.

    A survey of the competitive properties is presented in summary form on the following page.

                           RENTAL COMPARABLE SUMMARY

====================================================================================================================================
   No.                   Name/Location                    Number       Monthly             Services              Amenities
                                                          Spaces/      Rental       Included In Rent
                                                          % Occ.        Rates
------------------------------------------------------------------------------------------------------------------------------------
     1      Imperial Estates                                 261/      $380.00          Lawn mowing.             Clubhouse, pool,
            5601 North State Road 7                         99.6%         to                               shuffleboard, petanque
            Fort Lauderdale, Broward County, Florida                   $398.00                                       and laundry.

------------------------------------------------------------------------------------------------------------------------------------

     2      Colonies of Margate                              819/      $410.00  Trash collection and           Clubhouses, pools,
            6603 Colonial Drive                             98.5%         to            lawn mowing.       Jacuzzi, shuffleboard,
            Margate, Broward County, Florida                           $436.00                              petanque and laundry.

 -----------------------------------------------------------------------------------------------------------------------------------

     3      Aztec Estates                                    645/      $454.00   Water, sewer, trash             Clubhouse, pool,
            1A Sundial Drive                                95.7%                collection and lawn       shuffleboard, petanque
            Margate, Broward County, Florida                                                 mowing.                 and laundry.

------------------------------------------------------------------------------------------------------------------------------------

     4      Carefree Cove                                    164/      $396.00          Lawn mowing.             Clubhouse, pool,
            3273 Northwest 37th Street                      98.8%         to                               shuffleboard, petanque
            Lauderdale Lakes, Broward County, Florida                  $411.00                                       and laundry.

------------------------------------------------------------------------------------------------------------------------------------

     5      Village Park                                     307/      $385.00          Lawn mowing.             Clubhouse, pool,
            3900 West Prospect Road                         99.0%         to                               shuffleboard, petanque
            Fort Lauderdale, Broward County, Florida                   $392.00                                       and laundry.

 -----------------------------------------------------------------------------------------------------------------------------------

     Subj.  Rancho Margate                                   245/      $370.00     Trash collection.             Clubhouse, pool,
            2900 North State Road 7                         93.4%         to                               shuffleboard, laundry,
            Margate, Broward County, Florida                           $381.00                                      and petanque.

====================================================================================================================================

Income Capitalization Approach

Income Analysis
---------------

    The general market practice is on a base lot rent charged on a monthly basis. This ranges between $380.00 and $454.00 per month, as indicated by the rent comparables recited in this report. As shown by our survey, the subject's lot rents are within the market range.

Potential Gross Income
----------------------

    In our forecast of total rental income, we have projected 12 months at the current rent levels. Based on the current rent roll, the total monthly rent amounts to $91,915. The potential gross income from rentals is $1,102,980 per year.

Vacancy and Credit Loss
-----------------------

    The subject is an age-restricted community that has a physically occupancy of 91.8%, with twenty of the 245 sites vacant. As previously indicated, the economic occupancy of the subject is 91.0%. To the economic vacancy, we have added a percentage to account for credit loss in our estimate of total economic vacancy of 9.0% of total potential gross income, or $99,268.

Utility Income
--------------

    Utility income is derived from water and sewer services used by the tenants. Historically, the subject generated between $167.15 per space in 1997 and $180.89 per space in 1998. We have estimated utility income at $180.00 per space or $44,100 annually.

Miscellaneous Income
--------------------

    Additional income is typically derived from sources such as storage fees, labor charges to the tenants, commissions on sales and rentals of the units. Historically, the subject generated $24.70 per space in 1996, decreasing to $6.54 per space in 1997 and $5.96 per space in 1998. We have estimated miscellaneous income at $5.00 per space or $1,225 annually.

Effective Gross Income (EGI)
----------------------------

    Effective Gross Income is derived from income based upon the current economic rent less a vacancy and credit loss allowance for present and anticipated losses due to tenant changes, plus any additional income. Thus, potential gross rental income of $1,102,980 less a vacancy and credit loss allowance of $99,268, or 9.0% produces an effective gross income from rentals estimate of $1,003,712. To this amount, we have added an estimated income derived from utility and miscellaneous sources of $45,325, arriving at an effective gross income estimate of $1,049,037.

===========================================================================================================================

                                        Ranchero Margate - Summary of Historical Operations

                                 Pct. of     $ Per                 Pct. of      $ Per                 Pct. of     $ Per
                         1996     Income     Space       1997       Income      Space       1998      Income      Space
---------------------------------------------------------------------------------------------------------------------------
Income:
Rents                 $  986,299   95.21%   $4,025.71  $  998,478     95.91%   $4,075.42 $1,029,983      95.74%  $4,204.01
Utility Income            43,608  720.67%      177.99      40,951   2556.24%      167.15     44,317    3035.41%     180.89
Other Income               6,051    0.58%       24.70       1,602      0.15%        6.54      1,460       0.14%       5.96
                     ------------------------------------------------------------------------------------------------------
Total Income          $1,035,958  816.46%   $4,228.40  $1,041,031   2652.31%   $4,249.11 $1,075,760    3131.29%  $4,390.86

Expenses:
Administration/Office $   66,175    6.39%   $  270.10  $   72,521      6.97%   $  296.00 $   59,968       5.57%  $  244.77
Insurance                 12,207    1.18%       49.82      12,340      1.19%       50.37      4,678       0.43%      19.09
Maintenance & Repairs     30,485    2.94%      124.43      26,045      2.50%      106.31     24,304       2.26%      99.20
Management Expense        49,912    4.82%      203.72      51,451      4.94%      210.00     53,060       4.93%     216.57
Wages & Benefits          46,731    4.51%      190.74      47,676      4.58%      194.60     51,534       4.79%     210.34
Property Taxes           144,935   13.99%      591.57     150,732     14.48%      615.23    157,961      14.68%     644.74
Utilities                116,094   11.21%      473.85     119,860     11.51%      489.22    147,439      13.71%     601.79
                     ------------------------------------------------------------------------------------------------------
Total Expenses        $  466,539   45.03%   $1,904.24  $  480,625     46.17%   $1,961.73 $  498,944      46.38%  $2,036.51

Net Operating Income  $  569,419   54.97%   $2,324.16  $  560,406     53.83%   $2,287.37 $  576,816      53.62%  $2,354.35
===========================================================================================================================

===================================================================



                         1999     Pct. of     $ Per       1999
                      Annualized   Income     Space    thru June
-------------------------------------------------------------------
Income:
Rents                  $1,052,512   95.47%   $4,295.97     526256
Utility Income             48,414 3115.44%      197.61      24207
Other Income                1,554    0.14%        6.34        777
                       --------------------------------------------
Total Income           $1,102,480 3211.05%   $4,499.92

Expenses:
Administration/Office  $   34,394    3.12%   $  140.38      17197
Insurance                   4,848    0.44%       19.79       2424
Maintenance & Repairs      32,074    2.91%      130.91      16037
Management Expense         54,046    4.90%      220.60      27023
Wages & Benefits           52,910    4.80%      215.96      26455
Property Taxes            169,480   15.37%      691.76      84740
Utilities                 139,900   12.69%      571.02      69950
                      ---------------------------------------------
Total Expenses         $  487,652   44.23%   $1,990.42

Net Operating Income   $  614,828   55.77%   $2,509.50
===================================================================

Income capitalization Approach                                           19


Operating Expense Analysis
--------------------------

Insurance: Historically, this expense has exhibited a level trend.  Our estimate
----------
of this expense has been based on the historical amounts, or $20.00 per space per year. This is equal to $4,900 annually, approximately 0.47% of the effective gross income.

Administrative/Office: Historically, this expense has shown a varying trend.  In
----------------------
the financial statements, this expense does include some corporate expense items that we have not considered. Our stabilized estimate is $200.00 per space per year, equal to $49,000 or approximately 4.67% of the estimated effective gross income.

Maintenance and Repair: Historically, this expense was equal to $124.43 per
-----------------------
space in 1996 decreasing to $99.20 per space in 1998. Our estimate of $120.00 per space per year is equal to $29,400 is believed adequate to properly maintain the community. This amount is equal to approximately 2.80% of the estimated effective gross income.

Management Fees: This expense typically includes off-site management, the
---------------
oversight of the on-site manager and monthly bookkeeping functions. We used a 5% of estimated effective gross income, typical in the market place, equal to $52,452 or $214.09 per space per year.

Wages and Benefits: This expense was equal to $190.74 in 1996 and increased to
-------------------
$210.34 in 1998. We have estimated this expense at $215.00 per space per year or $52,675, which is equal to 5.02% of the estimated effective gross income.

Property Taxes: This category is project specific due to location.  Based on our
---------------
analysis of the historical tax trends, we have estimated the tax liability to be $159,541. This equates to $651.19 per space per year or 15.21% of the estimated effective gross income.

Utilities:  This expense was equal to $473.85 per space in 1996 increasing to
----------
$601.79 per space in 1998. We have estimated this expense at $550.00 per space per year. This is equal to $134,750, or approximately 12.85% of the estimated effective gross income.

Reserves: This expense category represents the inclusion of set-asides for major
---------
recurring or capital type expenditures experienced periodically by any property. We have used $25.00 per space per year, believed adequate to cover future capital costs. This equates to $6,125 annually or approximately 0.58% of the estimated effective gross income.

Total Expenses: To summarize, we have stabilized total operating expenses for
---------------
the subject at $488,843. This estimate is equal to 46.60% of the Effective Gross Income (EGI) estimate or $1,995.28 per space per year. As shown, the historical expense was equal to 45.03% in 1996, increasing to 46.17% in 1997 and 46.38% in 1998.

================================================================================

                               Ranchero Margate

                       Reconstructed Operating Statement

================================================================================

Income
       Spaces  Monthly Rent  Monthly Total   Annualized
-------------------------------------------------------

          130       $370.00        $48,100     $577,200

          115       $381.00         43,815      525,780
-------------------------------------------------------
          245       $375.16        $91,915                  Pct.         $
                                                          of EGI     Per Space
                                                        -----------------------
Gross Potential Rental Income               $ 1,102,980   105.14%   $  4,501.96
Less:
  Vacancy & Credit Loss                         (99,268)     9.0%   $   (405.18)
                                            -----------------------------------
Effective Gross Income From Rentals         $ 1,003,712    95.68%   $  4,096.78
Add:
  Utility Income                                 44,100     4.20%        180.00
  Miscellaneous Income                            1,225     0.12%          5.00
                                            -----------------------------------
Total Effective Gross Income                $ 1,049,037   100.00%   $  4,281.78

Expenses
Administrative/Office                       $    49,000     4.67%   $    200.00
Insurance                                         4,900     0.47%         20.00
Maintenance & Repairs                            29,400     2.80%        120.00
Management Expense                               52,452     5.00%        214.09
Wages & Benefits                                 52,675     5.02%        215.00
Property Taxes                                  159,541    15.21%        651.19
Utilities                                       134,750    12.85%        550.00
Reserves                                          6,125     0.58%         25.00
                                            -----------------------------------
Total Expenses                              $   488,843    46.60%   $  1,995.28

Net Operating Income                        $   560,194    53.40%   $  2,286.51
===============================================================================

Income Capitalization Approach                                               21

Selection of a Capitalization Rate
----------------------------------

     Direct capitalization of terminal net operating income by an overall capitalization rate extracted from the market provides an excellent indication of market value. Purchasers of manufactured home communities most often utilize this method. This method is easily understood, closely related to the market, and convincing if the overall rates abstracted from recent sales are from comparable sale properties and accurate income data are available.

Market Data
-----------

     The comparable sale data indicated an overall capitalization rate between 7.44% and 9.83%. The data indicates a narrow range in overall capitalization rates, which tend to be influenced by the size of the community, its occupancy, expense ratio, age and condition, amenity package and location.

==================================================================
  Sale         Sale Date       Vacancy Rate     Overall Rate
------------------------------------------------------------------
   1           July 1997           2.0%            9.18%
------------------------------------------------------------------
   2        January 1999           1.3%            7.94%
------------------------------------------------------------------
   3      September 1998           0.0%            7.44%
------------------------------------------------------------------
   4           July 1998           2.7%            8.29%
------------------------------------------------------------------
   5           June 1998           5.5%            9.83%
==================================================================

     In this instance, the subject has an economic vacancy of 9.0% and was observed to be in good overall condition. The market has been competitive in recent years, indicating increased risk, increasing the going-in capitalization rate. Based on these considerations, we have concluded an overall capitalization rate of 8.75%.

Debt Coverage Ratio Method
--------------------------

     We have also developed an overall rate through the Debt Coverage Ratio analysis. Current commercial lending policies indicate a mortgage loan of 75% of market value, based on a 20-year amortization schedule at an annual interest rate of 8.00%, which yields an annual mortgage constant of 10.0373%. A minimum debt coverage ratio (DCR) of 1.20 to 1.00, would likely be required for a property similar to the subject. Based on these assumptions an overall capitalization rate has been developed, as presented below:

==============================================================================================
          M                         f                         DCR                     OAR
                       X                         X
 Loan to Value Ratio        Mortgage Constant         Debt Coverage Ratio        Overall Rate
----------------------------------------------------------------------------------------------
        0.75                   0.100373                     1.20                   0.090336
----------------------------------------------------------------------------------------------

       Rounded                                                                       9.0%
==============================================================================================

Income Capitalization Approach                                               22


     The Debt Coverage Ratio method indicated a capitalization rate based upon financing by local banks. However, as the popularity of manufactured home community investments has increased, alternate sources of financing have become available through insurance companies and conduit programs.

     The presence of institutional investors in the market and the reduction in quality of real estate investments has bid down rates on manufactured home communities. Investors have become more creative in their acquisition strategies in order to compete. Therefore, actual transactions in the marketplace better demonstrate investor perceptions of yields on manufactured home community investments.

     We have placed a greater emphasis on the overall capitalization rate indicated by the market data, as this is a direct reflection of risk perceptions by market participants, although the rates are almost equivalent. Our estimate of the market value of the subject, indicated by the Income Capitalization Approach, is calculated as follows:

      Net Operating Income       Overall Capitalization Rate   Market Value
      $560,194                             /0.0875              $6,402,217

      Rounded to                                                $6,400,000

SALES COMPARISON APPROACH
-------------------------


     The fundamental premise of the Sales Comparison Approach is the concept that the analysis of sales of reasonably similar properties provides an appraiser with empirical data from which observations and conclusions about the property being appraised can be made. Proper application of the approach requires that:

     1. Only market transactions be weighed, and the data of each transaction be confirmed to the greatest extent possible.

     2. The degree of comparability of each sale to the subject be considered; differences in physical, functional, and economic characteristics be noted; and adjustments for the differences be made.

     3. The value conclusion is consistent with the analysis of the sales data.

     So that a conclusion from the analysis of the sales data can be drawn, a unit of comparison has been selected. Calculation of a unit of comparison provides a common denominator by which the market sales can be related to each other and to the subject property. The commonly accepted unit of comparison in the valuation of manufactured home communities is the selling price per space.

     While a diverse array of transactions was initially considered, the sales selected for direct comparison to the subject are those transactions that are most similar to the subject. For dissimilar features adjustments are made indicating the price at which the subject could be expected to sell. In making adjustments, all relevant factors were considered including:

    1.    Nature of surrounding development.

    2.    Size.

    3.    Availability of competing properties.

    4.    Effect of time on selling prices.

    5.    Age and condition of the improvements.

     Based on our investigation, the following five sales are the most significant transactions for direct comparison with the subject.

                          Summary of Sale Comparables

=============================================================================================================================
No.    Name                                                    Sale Price/         Total            Price/         Average
       Address                                                 Sale Date          Spaces/           Space         Lot Rent
                                                                                 Occupancy
----------------------------------------------------------------------------------------------------------------------------
1      Tall Pines                                              $   4,450,000        255/           $17,451          $196.94
       314 South Erie Drive                                      June 1997         98.0%
       Fort Pierce, Unincorporated St. Lucie County, Florida
---------------------------------------------------------------------------------------------------------------------------
2      Honeymoon Park                                          $   8,500,000        231/           $36,797          $330.87
       1100 Curlew Road                                         January 1999       98.7%
       1100 Curlew Road Dunedin, Pinellas County, Florida
---------------------------------------------------------------------------------------------------------------------------
3      Country Lakes Village I and II                          $  14,100,000        472/           $29,873          $273.67
       5700 Bayshore Road                                       September 1998    100.0%
       Palmetto, Manatee County, Florida
----------------------------------------------------------------------------------------------------------------------------
4      Pleasure Cove and Plantation Manor                      $  16,600,000        585/           $28,376          $308.31
       3030 U.S. Highway 1                                        July 1998        97.3%
       Fort Pierce, St. Lucie County, Florida
----------------------------------------------------------------------------------------------------------------------------
5      Village Park                                            $   8,000,000        307/           $26,059          $391.41
       3900 West Prospect Road                                    June 1998        94.5%
       Fort Lauderdale, Broward County, Florida
============================================================================================================================
=========================================================================================================
No.    Name                                                         E.G.I.M./        O.A.R.
       Address                                                      Expense %
 --------------------------------------------------------------------------------------------------------
1      Tall Pines
       314 South Erie Drive                                           7.44/          9.18%
       Fort Pierce, Unincorporated St. Lucie County, Florida          26.7%
---------------------------------------------------------------------------------------------------------
2      Honeymoon Park                                                 8.35/          7.94%
       1100 Curlew Road                                               33.7%
       1100 Curlew Road Dunedin, Pinellas County, Florida
--------------------------------------------------------------------------------------------------------
3      Country Lakes Village I and II                                 9.40/          7.44%
       5700 Bayshore Road                                             30.6%
       Palmetto, Manatee County, Florida
-------------------------------------------------------------------------------------------------------
4      Pleasure Cove and Plantation Manor                             8.03/          8.29%
       3030 U.S. Highway 1                                            33.4%
       Fort Pierce, St. Lucie County, Florida
------------------------------------------------------------------------------------------------------
5      Village Park                                                   6.50%          9.83%
       3900 West Prospect Road                                        36.1%
       Fort Lauderdale, Broward County, Florida
======================================================================================================

Sales Comparison Approach                                                   25

     As previously stated, the Sales Comparison Approach involves investigating recent transfers of properties similar to the subject. The properties, which have been compared to the subject, have been discussed below:

     Sale Comparable Number One is Tall Pines located in Fort Pierce, Unincorporated St. Lucie County, Florida. This 255 space senior community sold in June 1997, for $4,450,000. This price equates to a sale price per space of $17,451. Based on an effective gross income of $597,773, the EGIM was 7.44 and the overall rate was 9.18%. Approximately 25% of the spaces are encumbered with lifetime leases.

     Sale Comparable Number Two is Honeymoon Park located in Dunedin, Pinellas County, Florida. This 231 space age restricted community sold in January 1999 for $8,500,000. This price equates to a sale price per space of $36,797. Based on an effective gross income of $1,017,882, the EGIM was 8.35 and the overall rate was 7.94%. The park was 98.7% occupied at the time of sale.

     Sale Comparable Three is Country Lakes Village I and II in Palmetto, Manatee County, Florida. The property has 472 home sites and recently sold for $14,100,000, or $29,873 per space. Based on an effective gross income of $1,500,590, the EGIM was 9.40. The expenses represented 30.6% of the effective gross income and the indicated capitalization rate was 7.44%. This age restricted community was 100% occupied at the time of sale.

     Sale Comparable Number Four is Pleasure Cove and Plantation Manor Manufactured Housing Communities. The properties are adjacent to one another and were both built in 1972. There are 585 total spaces and the property sold in July 1998 for $16,600,000, or $28,376 per space. Based on an effective gross income of $2,067,085, the EGIM was 8.03. The expenses represented 33.4% of the effective gross income and the indicated capitalization rate was 8.29%. The combined occupancy of both communities was 97.3% at the time sale.

     Sale Comparable Number Five is Village Park in Fort Lauderdale, Broward County, Florida. This 307 space rental park sold for $8,000,000 in June 1998. This price equates to a sale price per space of $26,059. Based on an effective gross income of $1,230,257, the EGIM was 6.50, and the overall rate was 9.83%. This park was 94.5% occupied at the time of sale.

     All of the sales were fee simple transactions, with abnormal financing reflected in the cash equivalent price. There were no abnormal sale conditions known to have occurred and all of the sales represent transactions that have taken place over a 2 year period, having traded under similar market conditions.

     Other adjustments, typically considered, are location, amenities, age and condition, occupancy, etc., and are reflected in the average lot rent. A tenant is typically willing, absent other factors, to pay more lot rent for a better located, newer community. This also holds true

Sales Comparison Approach                                                   26

for amenities, age and other factors. The average lot rent reflects, in most cases, the market perception of a property's position in the marketplace. It is also typical that lot rent increases contribute to increases in net operating income. Alternatively, we have employed the effective gross income multiplier
(EGIM), in this analysis.

     The Effective Gross Income Multiplier for the comparable sale properties ranged between 6.50 and 9.40. As previously discussed, the EGIM is essentially a function of the average lot rent. The average lot rent is a function of the physical aspects of the property, such as age and condition, location and amenities. EGIM's also reflect the market's perception of the potential for future rent increases.

     The subject has a higher vacancy level and has an expense ratio higher than all of the comparables. Based on these considerations, we have concluded an EGIM just below the indicated range, processing subject's Effective Gross Income of $1,049,037 with an EGIM of 6.20.

                    Thus, $1,049,037    x 6.20 is      $6,504,029

                    Rounded to                         $6,500,000

     On a per space basis, this is equivalent to $26,531.

FINAL ESTIMATE OF VALUE
-----------------------


     The two approaches to value applied in the subject analysis yielded these conclusions:

            Income Capitalization Approach             $6,400,000


            Sales Comparison Approach                  $6,500,000

     Depending on the circumstances of an appraisal, the two approaches to value apply to various degrees. The income capitalization approach indicates the amount at which a prudent investor might be interested in acquiring the property. The sales comparison approach reflects demand and reasonable selling price expectancy as evidenced by sales of similar properties.

     In the reconciliation, we reviewed each approach to value (a) to ascertain the reliability of the data and (b) to weight the approach that best represented the actions of typical users and investors in the marketplace.

     The income capitalization approach depends on the principles of substitution and anticipation. This approach postulates that the value of a property derives from the net income the property will produce during its economic life. Investors in the market predicate their decisions on economic factors oriented to the market and concern themselves with net income and its durability. The income capitalization approach synthesizes the capitalized return to and of the improvements and to the land. In the current instance, the availability of sufficient reliable and supportable historical data for the subject, made the income capitalization approach a reliable gage of the market value of the subject.

     The sales comparison approach uses a number of value indicators, both physical and economic, including investors' strategies and attitudes reflected in documented market transactions. The principle of substitution is the basis of this approach, which states that a prudent investor will pay no more to buy a property than the cost to buy a comparable substitute property. In the valuation of the subject property, the sales comparison approach was considered reliable. Given the relative homogeneity of the locations, the availability of market data, we have emphasized this approach in the valuation.

     The two approaches reflect a narrow range of values. Our opinion of the market value of the subject, based on a reasonable exposure period of six months, as of September 1, 1999 was:

                 - SIX MILLION FOUR HUNDRED THOUSAND DOLLARS -

                                  ($6,400,000)

CERTIFICATION
-------------


We certify that, to the best of our knowledge and belief:

     .  The statements of fact in this report are true and correct.

     . The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, impartial and unbiased professional analyses, opinions, and conclusions.

     . We have no present or prospective interest in the property that is the subject of this report, and no personal interest with respect to the parties involved.

     . We have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

     . Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

     . Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

     . Our analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

     . The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

     . As of the date of this report, John H. Whitcomb, MAI, CCIM has completed the requirements under the continuing education program of the Appraisal Institute.

     . John H. Whitcomb, MAI, CCIM and William G. Trask have made a personal inspection of the property that is the subject of this report.

     . No one provided significant professional assistance to the persons signing this report.

     . We are in compliance with the competency provisions of the Uniform Standards of professional Appraisal Practice of the Appraisal Foundation.

     . This appraisal assignment was not based on a requested minimum value, specific value, or the approval of a loan.

/s/ John H. Whitcomb                       /s/ William G. Trask
-----------------------------------        ----------------------------------
John H. Whitcomb, MAI, CCIM                William G. Trask
St. Cert. Gen. REA #0001234                St. Cert. Gen. REA #0002347

ASSUMPTIONS AND LIMITING CONDITIONS
-----------------------------------

The primary assumptions and limiting conditions pertaining to the conclusion in this report are summarized below.

To the best of our knowledge and belief, the statements of facts contained in the appraisal report, upon which the analysis and conclusion expressed are based, are true and correct. Information, estimates and opinions furnished to us and contained in the report or utilized in the formation of the value conclusion were obtained from sources considered reliable and believed to be true and correct. However, no representation, liability or warranty for the accuracy of such items is assumed by or imposed on us, and is subject to corrections, errors, omissions and withdrawal without notice.

The legal description of the appraised property, as exhibited in the report is assumed correct.

The valuation may not be used in conjunction with any other appraisal or study. The value conclusion stated in this appraisal is based on the program of utilization described in the report, and may not be separated into parts. The appraisal was prepared solely for the purpose and party so identified in the Purpose and Function of the Report. The appraisal report may not be reproduced, in whole or in part, and the findings of the report may not be utilized by a third party for any purpose, without the written consent of Whitcomb Real Estate.

No change of any item in any of the appraisal report shall be made by anyone other than Whitcomb Real Estate and we shall have no responsibility for any such unauthorized change.

The property has been appraised as though free and clear of mortgages, liens, leases, servitudes and encumbrances, except as may be described in the appraisal.

We are not required to give testimony or to be in attendance at any court or administrative proceeding with reference to the property appraised unless additional compensation is agreed to and prior arrangements have been made.

Unless specifically stated, the value conclusion contained in the appraisal applies to the real estate only, and does not include personal property, machinery and equipment, trade fixtures, business value, goodwill or other non-realty items. Income tax considerations have not been included or valued unless so specified in the appraisal. We make no representations as to the value changes that may be attributed to such considerations.

Neither all nor any part of the contents of the report shall be disseminated or referred to the public through advertising, public relations, news or sales media, or any other public means of communication or referenced in any publication, including any private or public offerings including buy not limited to those filed with Securities and Exchange Commission or other governmental agency, without the prior written consent and approval of and review by Whitcomb Real Estate.

Assumptions and Limiting Conditions                                           30

In completing the appraisal, it is understood and agreed that the report are not now intended, and will not be used in connection with a real estate syndication.

Good and marketable title to the interest being appraised is assumed. We are not qualified to render an "opinion of title," and no responsibility is assumed or accepted for matters of a legal nature affecting the property being appraised. No formal investigation of legal title was made, and we render no opinion as to ownership of the property or condition of its title.

Unless otherwise noted in the appraisal, it is assumed that there are no encroachments, zoning, building, fire or safety code violations, or restrictions of any type affecting the subject property. It is assumed that the property is in full compliance with all applicable federal, state, local and private codes, laws, consents, licenses and regulations, and that all licenses, permits, certificates, approvals, franchises, etc. have been secured and can be freely renewed and/or transferred to a purchaser.

It is assumed that the utilization of the land and any improvements are within the boundaries or property lines of the property described, and that there are no encroachments, easements, trespass, etc., unless noted within the report. We have not made a survey of the property, and no responsibility is assumed concerning any matter that may be disclosed by a proper survey. If a subsequent survey should reflect a differing land area and/or frontages, we reserve the right to review our final value estimate.

All maps, plats, building diagrams, site plans, floor plans, photographs, etc. incorporated into the appraisal are for illustrative purposes only, to assist the reader in visualizing the property, but are not guaranteed to be exact. Dimensions and descriptions are based on public records and/or information furnished by others, and is not meant for use as a reference in legal matters of survey.

Management is assumed to be competent, and the ownership to be in responsible hands. The quality of property management can have a direct effect on a property's economic viability and value. The financial projection contained in the appraisal assumes responsible ownership and competent management. Any variance from this assumption could have a significant impact on the final value estimate.

We assume that there are no hidden or unapparent conditions of the property's soil, subsoil or structures, which would render them more or less valuable. No responsibility is assumed for such conditions, or for engineering which might be required to discover such factors. Detailed soil studies were not made available to us, so statements regarding soil qualities, if made in the report, are not conclusive but have been considered consistent with information available to us and provided by others. In addition, unless stated otherwise in the appraisal, the land and soil of the area under appraisement appears firm and solid, but the appraisal does not warrant this condition.

The appraisal report covering the subject is limited to surface rights only, and does not include any inherent subsurface or mineral rights.

The appraisal is made for valuation purposes only. It is not intended nor to be construed to be an engineering report. We are not qualified as structural or environmental engineers and we are not qualified to judge the structural and environmental integrity of the improvements, if any. Consequently, no warranty, representations or liability are assumed for the structural soundness, quality, adequacy or capacities of said improvements and utility services, including the construction materials, particularly the roof, foundations,

Assumptions and Limiting Conditions                                          31

and equipment, including the HVAC systems, if applicable. Should there be any question concerning them, it is strongly recommended that an Engineering, Construction, and/or Environmental inspection be obtained. The value estimate stated in this appraisal, unless otherwise noted, is predicated on the assumption that all of the improvements, equipment and building services, if any, are structurally sound and suffer no concealed or latent defects or inadequacies other than those noted in the appraisal.

Any proposed construction or rehabilitation referred to in the appraisal report is assumed to be completed within a reasonable time and in a workmanlike manner according to or exceeding currently accepted standards of design and methods of construction.

Any areas or inaccessible portions of the property or improvements not inspected are assumed to be as reported or similar to the areas, which are inspected.

Unless specifically stated in the report, we found no obvious evidence of insect infestation or damage, dry or wet rot. Since a thorough inspection by a competent inspector was not performed for us, the subject improvements, if any, is assumed to be free of existing insect infestation, wet rot, dry rot, and any structural damage which may have been caused by pre-existing infestation or rot which was subsequently, treated.

In the appraisal assignment, the existence of potentially hazardous material used in the construction, maintenance or servicing of the improvements, such as the presence of urea-formaldehyde foam insulation, asbestos, lead paint, toxic waste, underground tanks, radon and/or any other prohibited material or chemical which may or may not be present on or in the subject property, was, unless specifically indicated in the report, not observed by us, nor do we have any knowledge of the existence of such materials on or in the property. We, however, are not qualified to detect such substances. The existence of these potentially hazardous materials may have a significant effect on the value of the property. The client is urged to retain an expert in this field, if desired. The value conclusion assumes the property is "clean" and free of any of these adverse conditions unless notified to the contrary in writing.

No effort has been made to determine the possible effect, if any, on the subject property of energy shortages or present or future federal, state or local legislation, including any environmental or ecological matters or interpretations thereof.

We take no responsibility for any events, conditions or circumstances affecting the subject property or its value, that take place subsequent to either the effective date of value cited in the appraisal or the date of our field inspection, which ever occurs first.

The estimates of value stated in this appraisal apply only to the effective dates of value stated in the report. Value is affected by many related and unrelated economic conditions within a local, regional, national and/or worldwide context, which might necessarily affect the prospective value of the subject property. We assume no liability for an unforeseen change in the economy, or at the subject property, if applicable.

We believe that the underlying assumptions and current conditions provide a reasonable basis for the value estimate stated in this appraisal. However, some assumptions or projections inevitably will not materialize and unanticipated events and circumstances may occur during the forecast period. These could include major changes in the economic environs; significant increases or decreases in current mortgage interest

Assumptions and Limiting Conditions                                        32

rates and/or terms or availability of financing altogether; property assessment; and/or major revisions in current state and/or federal tax or regulatory laws. Therefore, the actual results achieved during the projected holding period and investor requirements relative to anticipated annual returns and overall yields could vary from the projection. Thus, variations could be material and have an impact on the individual value conclusion stated herein.

The Americans with Disabilities Act (ADA) became effective January 26, 1992.
The appraiser has not made a specific compliance survey and analysis of this property to determine whether it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the act. If so, this fact could have a negative effect upon the value of the property. Since the appraiser has no direct evidence relating to this issue, possible noncompliance with the requirements of ADA was not considered in estimating the value of the property.

                                    ADDENDA

                               LEGAL DESCRIPTION

                                  EXHIBIT "A"

                               LEGAL DESCRIPTION



TRACT #1: The East 395 feet of the West 435 feet of that part of the Northwest 1/4 of the Northeast 1/4, lying South of the Existing County Road, in Section 11, Township 29 South, Range 25 East, Polk County, Florida.

TRACT #2: Beginning at a point which is 415 feet West of the Southeast corner of the Northwest 1/4 of the Northeast 1/4 of Section 11, Township 29 South, Range 25 East, run thence West along the South line of said Northwest 1/4 of Northeast 1/4, 464.5 feet more or less, to a point which is 435 feet East of the Southwest corner of said Northwest 1/4 of Northeast 1/4; thence run North to a point on the South right-of-way line of the now existing highway which is 435 feet East of the West line of said Northwest 1/4 of Northeast 1/4; run thence East along the Southerly right-of-way line of the now existing road right-of-way, 459.12 feet more or less, to a point which is 415 feet West of the East line of the said Northwest 1/4 of the Northeast 1/4; run thence South to the point of beginning, all lying and being in Polk County, Florida.

TRACT #3: The East 415 feet of the Northwest 1/4 of the Northeast 1/4 of Section 11, Township 29 South, Range 25 East, lying South of the existing road right-of-way, all lying and being in Polk County, Florida.

                                      MAPS

                            [AREA MAP APPEARS HERE]

                        [NEIGHBORHOOD MAP APPEARS HERE]

                  [RENT COMPARABLE LOCATION MAP APPEARS HERE]

       [MANUFACTURED HOME COMMUNITIES COMPARABLE SALES MAP APPEARS HERE]

                     [POOL AND LAUNDRY AREA APPEARS HERE]

                             PROFILE OF APPRAISERS

                             PROFILE OF APPRAISER

                           JOHN H. WHITCOMB, MAI, CCIM
                           St. Cert. Gen. REA #0001234

REAL ESTATE EXPERIENCE
----------------------

Owner
Whitcomb Real Estate
Tampa, FL

     Specialize in complex real estate valuations and consulting projects. Property types include manufactured home communities, recreational vehicle parks, self-storage facilities, hotels, manufacturing plants, office buildings, retail buildings and other types of commercial establishments as well as special use facilities. Mr. Whitcomb is active in the ownership and management of seven manufactured home communities throughout Florida. January 1996 to present.

Partner
Chartwell Advisory Group, Ltd.
Tampa, FL

     Supervised complex real estate valuations and property tax consulting projects. Responsibilities included management of all technical staff members throughout the country. Property types included manufactured home communities, recreational vehicle parks, hotels, large manufacturing plants, office buildings and retail buildings. April 1993 to January 1996.

Senior Appraiser
Marshall and Stevens, Inc.
Philadelphia, PA and Tampa, FL

     Specialized in preparing appraisals for land and buildings in industrial, commercial and residential uses. Performed appraisals for purposes of sale/purchase, property tax appeals, syndication, financing and allocation of purchase price. September 1985 to March 1990, and June 1992 to April 1993.

Vice President
Strategis Asset Valuation & Management, Inc.
Tampa, FL

     Prepared appraisals and feasibility studies on complex commercial properties. Performed appraisals for purposes of sale/purchase, property tax appeals, financing and allocation of purchase price. March 1990 to May 1992.

Profile of Appraiser                                                           2

PROFESSIONAL AFFILIATIONS
-------------------------

MAI, Member Appraisal Institute

CCIM, Certified Commercial Investment Member Commercial Investment Real Estate Institute

State Certified General Real Estate Appraiser
Florida #0001234

PARTIAL LIST OF CLIENTS AND PROPERTIES
--------------------------------------

Manufactured Home Communities
-----------------------------
Akers Away               West Palm Beach, FL    Lakeside              Douglasville, GA
Alafia Riverfront        Gibsonton, FL          Lakewood              Denton, TX
Alpine Village           Sebring, FL            Lantana Cascade       Lantana, FL
Arbor Oaks               Zephyrhills, FL        Long Lake Village     West Palm Beach, FL
Blue Heron               Clearwater, FL         Marlboro Court        West Palm Beach, FL
Bradenton Trailer Park   Bradenton, FL          MH Country Club       Oakland Park, FL
Carefree Village         Tampa, FL              Mission               El Paso, TX
Carolina Village         Concord, NC            Moultrie Oaks         St. Augustine, FL
Casa del Monte           West Palm Beach, FL    Oak Point             Titusville, FL
Chateau Forest           Seffner, FL            Orange Manor East     Winter Haven, FL
Chateau Village          Bradenton, FL          Palm Breezes Club     Lantana, FL
Cloverleaf               Brooksville, FL        Palm Ridge            Leesburg, FL
Colonial Coach           Greenacres City, FL    Panama City Estates   Panama City, FL
Coquina Crossing         St. Augustine, FL      Plantation Estates    Seffner, FL
Coral Lake               Coconut Creek, FL      Portside              Jacksonville, FL
Country Club Estates     Venice, FL             Ridgecrest            Fort Pierce. FL
Dessau                   Austin, TX             San Souci             North Fort Myers, FL
Foxcroft Village         Loch Sheldrake, NY     Scenic View           Lakeland, FL
Foxwood Estates          Lakeland, FL           Seminole              St. Petersburg, FL
Franklin Estates         Murfreesboro, IN       Shangri La            Largo, FL
Gardens of Manatee       Parrish, FL            Southwinds            Lakeland, FL
A Garden Walk            West Palm Beach, FL    St. Lucie Village     Okeechobee, FL
The Groves               Orlando, FL            Sunrise Village       Cocoa Beach, FL
Gwinnett Estates         Snellville, GA         Sunshine              Lake Worth, FL
Harmony Ranch            Thonotosassa, FL       Tall Pines            Fort Pierce, FL
Holiday Ranch            West Palm Beach, FL    Tara                  Jonesboro, GA
Holiday Plaza            West Palm Beach. FL    Twin Shores           Longboat Key, FL
Holland                  Fort Lauderdale, FL    Valley Pines          El Paso, TX
Kings and Queens         Lakeland, FL           Village Glen          Melbourne, FL

Profile of Appraiser                                                           3

Recreational Vehicle Parks
--------------------------
Avalon RV Park             Clearwater, FL         Pioneer Creek               Bowling Green, FL
Camp Inn                   Frostproof, FL         Rainbow Village             Clearwater FL
Forest Lake Village        Zephyrhills, FL        Space Coast RV Resort       Rockledge, FL
Hide Away                  Ruskin, FL             Sunshine RV                 Vero Beach, FL
Holiday RV Resort          Leesburg, FL           Topics                      Hudson, FL
Horizon RV Park            Davenport, FL          Twelve Oaks                 Sanford, FL
Key RV Park                Marathon, FL           Village Park                Orange City, FL

Self-Storage Facilities
-----------------------
Affordable Self Storage    Loganville, GA         Orange Avenue               Tallahassee, FL
Alpine Self Storage        Rockford, IL           Plantation Xtra Storage     Plantation, FL
Baytree Self Storage       Valdosta, GA           St. Augustine Self Storage  St. Augustine, FL
Budget Self Storage        Sterling, VA           Southern Self Storage       Riviera Beach, FL
Delray Mini Storage        Delray Beach, FL       Storage Express             Lauderhill, FL
Edison Lock Up             Edison, NJ             Valdosta Self Storage       Valdosta, GA
Extra Space                Lauderhill, FL         Xtra Space                  Orlando, FL
Howell Self Storage        Howell, NJ             Your Extra Attic            Duluth, GA
Hyde Park Storage          Tampa, FL              Your Extra Attic            Norcross, GA
Jacksonville Storage       Jacksonville, FL       Your Extra Attic            Stockbridge, GA
Okeechobee Storage         Hialeah Gardens, FL    Your Extra Attic            Winters Chapel, GA

Hotels/Resorts
--------------
Canyon Ranch in the Berkshires                    Howard Johnson Maingate
Comfort Inn Kissimmee                             Hyatt On Union Square
Comfort Suites Asheville                          Hyatt Orlando
Embassy Suites Boca Raton                         Hyatt Wilshire
Hotel Nikko San Francisco                         Hyatt Regency Houston
Hilton Southwest Freeway Houston                  La Samanna
Hollywood Beach Hilton                            Ramada Resort Maingate
Holiday Inn Gainesville                           Westin Washington, D. C.

Profile of Appraiser                                                           4

Financial
---------

Belgravia Capital                        Heller Financial
Bloomfield Acceptance Company            Household Finance Corporation
Chase Manhattan Bank                     Irving Leasing Corporation
Chrysler Capital Corporation             Mfd. Housing Community Bankers
Citicorp Real Estate                     Mellon Bank
Collateral Mortgage                      Morgan Stanley
CoreStates Financial Corporation         NationsBank
Credit Suisse First Boston               Nomura Securities
FINOVA Capital                           Pacificorp Financial Services
First Union Corporation                  PACTEL Finance
GE Capital                               Society National Bank
Goldman Sachs                            Sun America Insurance
Greentree Financial                      Union Capital

Real Estate/Real Estate Investment
----------------------------------

W. P. Carey & Company, Inc.              LaSalle Partners
Chateau Communities                      Las Colinas Corporation
Continental Communities                  Metropolitan Life
Delaware North Companies                 MHC
Dillon Read Real Estate Inc.             National Home Communities
Drexel Burnham Lambert Realty, Inc.      Pitney Bowes Credit Corp.
First Boston Corporation                 Salomon Brothers, Inc.

EDUCATIONAL BACKGROUND
----------------------

University of Florida, B.A.

College of William and Mary, M.B.A.

American Institute of Real Estate Appraisers

The Appraisal Institute

Commercial Investment Real Estate Institute

PUBLICATIONS
------------

     Mr. Whitcomb has authored an article on ad valorem taxes and cogeneration facilities for Cogeneration and Resource Recovery magazine.
                    ----------------------------------

TESTIMONY
---------

     Mr. Whitcomb has presented expert testimony in United States Tax Court.

                             PROFILE OF APPRAISER

                               WILLIAM G. TRASK
                          St.Cert. Gen. REA #0002347

REAL ESTATE APPRAISAL EXPERIENCE
--------------------------------

Appraiser
Whitcomb Real Estate
Tampa, FL

     Specializing in real estate valuations and consulting projects for lending institutions, public and private corporations and individuals, for a variety of uses. Property types appraised include manufactured housing communities, recreational vehicle parks, manufacturing plants, office buildings, apartment complexes, retail properties and other types of commercial establishments. February 1998 to Present.

Appraiser
Atlas Real Estate Group, Inc.
Tampa, FL

     Specialized in real estate condemnation valuations and related studies. Property types appraised include agricultural, industrial, residential, office buildings, retail properties and other types of commercial land and establishments. August 1991 to January 1998.

PROFESSIONAL AFFILIATIONS
-------------------------

     State Certified General Real Estate Appraiser
     Florida # 0002347
     Georgia # CG007464

PARTIAL LIST OF CLIENTS AND PROPERTIES
--------------------------------------

Manufactured Home Communities
-----------------------------
A Garden Walk      Palm Beach Gardens, FL   Honeymoon Park        Dunedin, FL
Bear Creek         Ormond Beach, FL         La Buona Vita         Port St. Lucie, FL
Bonfire            Leesburg, FL             Lincolnshire          Largo, FL
Briarwood          Lake Worth, FL           Meadowbrook           Lakeland, FL
Camelot East       Sarasota, FL             Mobiland By The Sea   Melbourne, FL
Camelot Lakes      Sarasota, FL             Oak View              Arcadia, FL
Carefree Village   Tampa, FL                Palmetto              Hallandale, FL
Clover Leaf        Brooksville, FL          Plaza                 Bradenton, FL
Coquina Crossing   St. Augustine, FL        Ranchero Village      Largo, FL

Profile of Appraiser                                                           2
William G. Trask

Manufactured Home Communities (Cont.)
-------------------------------------
Country Club Estates    Venice, FL               River Bay               Tampa, FL
Country Lakes           Coconut Creek, FL        Riverview               Micco, FL
Country Life            Leesburg, FL             Serendipity             Clearwater, FL
Crystal River Village   Crystal River, FL        Southern Acres          St. Cloud, FL
Diamond Point           Leesburg, FL             Spanish Trails          Zephyrhills, FL
Friendly Village        Sellersburg, IN          Sun Village             Largo, FL
Hammock Lake            Fort Meade, FL           Sundance                Zephyrhills, FL
Heron Cay               Vero Beach, FL           Sunshine Village        Lake Worth, FL
Hibiscus                Mount Dora, FL           Tall Pines              Fort Pierce, FL
Hidden Village          St. Petersburg, FL       Tanglewood              Fort Pierce, FL
High Point              Clearwater, FL           Vero Palms              Vero Beach, FL

Recreational Vehicle Parks
--------------------------
Lazy Lakes RV           Sugarloaf Key, FL        Ridgecrest RV           Leesburg, FL
Lions Lair RV           Marathon, FL             Sunshine RV             Vero Beach, FL
Pioneer Village         North Fort Myers, FL     Topics RV               Spring Hill, FL

Other
-----
ABC Pizza House         Tampa, FL                Fabian Enterprises      Tampa, FL
Blakie's Restaurant     Tampa, FL                Florida Power & Light   St. Petersburg, FL
Breed Automotive        Lakeland, FL             Mobil Oil               Lakeland, FL
Discount Auto Parts     Lakeland, FL             Pier 1 Imports          Hoover, AL
Discount Auto Parts     Sarasota, FL             Pizza Hut               Brandon, FL
Discount Auto Parts     Land 0' Lakes, FL        Pizza Hut               Lakeland, FL

Financial
---------
Belgravia Capital                                Heller Financial
Collateral Mortgage, Ltd.                        Lehman Brothers
Executive Commercial Funding                     NationsBank
First Federal Savings Bank, Leesburg, FL         Republic Bank, Port Richey, FL
First National Bank, St. Lucie, FL               Signature Financial Services, Inc.
First Union National Bank                        Union Capital Investments, LLC
GE Capital Corporation                           United Southern Bank, Eustis, FL
Greentree Financial

Profile of Appraiser                                                         3
William G. Trask

Real Estate/Real Estate Investment
----------------------------------

Continental Communities                          National Home Communities
Martin Newby Management                          Pacific Life
Munao Partnership                                Windsor Corporation


EDUCATIONAL BACKGROUND
----------------------

  Florida State University
  University of South Florida
  Edison Community College
  Hillsborough Community College
  Appraisal Institute
  International Right of Way Association

                                                               EXHIBIT (b)(1)(E)

                                    SUMMARY
                         REAL ESTATE APPRAISAL REPORT


                 238-Space Winter Haven Mobile Home Community
                              50 Charlotte Drive
               Winter Haven, Unincorporated Polk County, Florida



                                 PREPARED FOR

                                Mr. Steve Waite
                              Windsor Corporation
                               6430 South Quebec
                           Englewood, Colorado 80111


                                     AS OF

                                August 15, 1999



                                  PREPARED BY

                             WHITCOMB REAL ESTATE

               [LETTERHEAD OF WHITCOMB REAL ESTATE APPEARS HERE]





September 22, 1999

Steve Waite
Windsor Corporation
6430 South Quebec
Englewood, Colorado 80111

RE:  238-Space Winter Haven Mobile Home Community
     50 Charlotte Drive
     Winter Haven, Unincorporated Polk County, Florida

Dear Mr. Waite:

     At your request, we have inspected and appraised the above captioned property. We estimate the "as is" market value of the property rights outlined herein, as of August 15, 1999, based on an exposure period of six months, to be:

              - THREE MILLION SEVEN HUNDRED TEN THOUSAND DOLLARS -

                                  ($3,710,000)

     Our value estimate applies to the land as physically constituted, to the improvements actually in existence and reflects prevailing trends in the local real estate market. We have made a careful inspection, study, and analysis of the property, and have considered all factors which, in our opinion, would tend to influence the market value of the subject.

     Winter Haven is a fully developed 238-space manufactured home community, with a clubhouse, pool, laundry, shuffleboard courts and an on-site office.

     Our conclusion is premised on the Assumptions and Limiting Conditions as cited in our attached report, as well as the facts and circumstances as of the valuation date. This appraisal has been prepared in accordance with the "Uniform Standards of Professional Appraisal Practice" (USPAP) as published by the Appraisal Standard Board of the Appraisal Foundation and those specific conditions indicated in the engagement letter.

     This appraisal assignment was not based on a requested minimum value, specific value, or the approval of a loan. The intended user of this report is the Windsor Corporation.

     We appreciate this opportunity to be of service to you. If you have any questions, please do not hesitate to contact us.

Mr. Steve Waite
September 22, 1999
Page Two

     This is a Summary Appraisal, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice for Summary Appraisal Reports. This report represents only summary discussions of the data, reasoning, and analyses employed in the appraisal process toward the development of our opinion of value. Supporting documentation has been retained in our files.

Very truly yours,

/s/ John H. Whitcomb

John H. Whitcomb, MAI, CCIM
St. Cert. Gen. REA #0001234

/s/ William G. Trask

William G. Trask
St. Cert. Gen. REA #0002347

TABLE OF CONTENTS
-----------------

Table Of Contents....................................................    4
Summary Of Facts And Conclusions.....................................    6
Extent Of Confirming, Collecting And Reporting Data..................    7
Purpose, Function And Date Of The Appraisal..........................    7
Area/Neighborhood Description........................................    8
Manufactured Home Community Market Overview..........................    9
Land And Site Improvements...........................................   10
Improvement Description..............................................   11
Ownership And Property History.......................................   11
Occupancy............................................................   11
Zoning And Other Land Use Controls...................................   12
Real Estate Assessment And Taxes.....................................   12
Marketability And Marketing Period...................................   13
Highest And Best Use.................................................   14
Valuation Process....................................................   14
Income Capitalization Approach.......................................   15
Sales Comparison Approach............................................   23
Final Estimate Of Value..............................................   27
Certification........................................................   28
Assumptions And Limiting Conditions..................................   29

Addenda
Legal Description
Maps
Profiles Of Appraisers

              PHOTOGRAPHS OF THE SUBJECT (Taken August 17, 1999)



                            [PICTURE APPEARS HERE]

                            1. Entrance to Subject




                            [PICTURE APPEARS HERE]

                            2. Typical Street View

SUMMARY OF FACTS AND CONCLUSIONS
--------------------------------

  Property Appraised:         238-Space Winter Haven Mobile Home Community
  -------------------
                              50 Charlotte Drive
                              Winter Haven, Unincorporated Polk County, Florida

  Property Rights
  ---------------
  Appraised:                  Fee Simple Interest, subject to tenant leases
  ----------

  Land Area:                  30.8 acres more or less
  ----------

  Improvements:               238-manufactured home spaces, a clubhouse,
  -------------
                              laundry, office, pool and shuffleboard courts.

  Owner:                      Windsor Park Properties 456
  ------

  Zoning:                     Residence R4 Open Density District, Polk County
  -------

  Highest and Best Use:       As Improved -- Current Use
  ---------------------

  Value Indications:          Income Approach                     $3,710,000
  ------------------
                              Sales Comparison Approach           $3,790,000

  Final Estimate of Value:    $3,710,000
  ------------------------

  Date of Appraisal:          August 15, 1999
  ------------------

  Date of Inspection:         August 17, 1999
  -------------------

EXTENT OF CONFIRMING, COLLECTING AND REPORTING DATA
---------------------------------------------------

     This assignment encompasses providing an "as is" market value of the fee simple title of the property and improvements, as of the specified date. This investigation included an overview of the area and local manufactured home market. We have inspected the subject and its environs, collected and analyzed market data, inspected the comparable and competitive properties, considered and applied the appropriate valuation methods and reconciled the final value estimate.

     The real estate interest appraised is that of ownership in fee simple interest, subject to the existing tenant leases. The property is appraised as if free and clear of mortgages, liens, servitude's and encumbrances, except those noted in the body of this appraisal.

PURPOSE, FUNCTION AND DATE OF THE APPRAISAL
-------------------------------------------

     The purpose of the appraisal is to express our opinion of the "as is" market value of the fee simple interest, subject to existing tenant leases, of the real estate, as of August 15, 1999. The information, opinions, and conclusions contained in this report have been prepared as a basis for portfolio valuation. The date of this appraisal is August 15, 1999. The intended user of this report is the Windsor Corporation.

     Market Value is defined as: The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus.

     Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     .    Buyer and Seller are typically motivated;

     . Both parties are well informed or well advised, and each acting in what he considers his own best interest;

     .    A reasonable time is allowed for exposure in the open market;

     . Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     . The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale./1/

-----------------------------
/1/ The Office of the Thrift Supervision, 12 CFR 564.2(f).

AREA/NEIGHBORHOOD DESCRIPTION
-----------------------------

Location/Access
---------------

     The subject is located in an unincorporated area in central Polk County, approximately two miles southwest of the City of Winter Haven. The parcel is situated at the southeast corner of Thornhill and Spirit Lake Roads.

     Polk County and the Lakeland/Winter Haven SMSA (Standard Metropolitan Statistical Area) are synonymous. Interstate 4 passes through Polk County and is the main corridor for central Florida. The Gulf of Mexico is located approximately 50 miles to the west and the Atlantic Ocean is less than 55 miles to the east. Polk County lies on the southwest fringe of Central Florida's tourist center, centered in the Orlando-Kissimmee area.

Population
----------

     The 1998 population of Polk County is estimated to be 468,588. Nearly 75% of the population growth in Polk County is the result of in-migration. Future projections indicate a continued population growth although at a declining rate.

Economic Base
-------------

     The economic base for this general area consists of phosphate mining and processing, citrus production and processing, and agriculture (cattle and farming); however, light manufacturing, distribution, tourism, medical services, and services are becoming more important in the diversification of Polk County's economic base. The tourism aspects of the local economy result from the area's close proximity to Cypress Gardens in Winter Haven, Busch Gardens in Tampa, Disney World/Epcot/Universal Studios and Sea World near Orlando, and a substantial number of winter season residents.

     The county's average unemployment rate, which has been hovered at the 10% rate for the last five years, has reached a twenty-year low at 7.0%. As development pressures are moving inland from the coastal areas, Polk County's large land area and central location are two factors, which are expected to contribute to its future growth.

Transportation
--------------

     The primary form of transportation in Polk County is the automobile. Interstate 4 traverses the northern portion of the county. State Road 60 is the major east-west roadway in the south central portion of the county. U. S. Highway 17/92 provides east-west access in the north central portion of the county and north-south travel is accomplished via U. S. Highway 27 in the east portion of the county, and U. S. Highway 17/98 in the west portion of the county.

Area/Neighborhood Description

Concurrency
-----------

     The State of Florida's Local Government Comprehensive Planning Act of 1975 required all counties and municipalities in the state to develop, implement and monitor local comprehensive and growth management plans. Pursuant to this law, each county was required to publish Land Use Policy Guides, both in written and map form, which designate desired types of land use and probable zoning for all county lands not within their boundaries.

Summary
-------

     In conclusion, Polk County enjoys a strategic location between the two rapidly growing Tampa and Orlando Metropolitan areas. The county is also centrally located to many of the area's major tourist attractions. This coupled with its mild winter climate, points to long-term growth and prosperity. Short-term economic distress has resulted from the current economic recessions, but Polk County's economy should continue to diversify, which will make it less vulnerable to economic downturns in any one particular sector. The prospect of an increasing population base, together with economic improvement is expected to contribute positively to the overall growth of the area.

MANUFACTURED HOME COMMUNITY MARKET OVERVIEW
-------------------------------------------

     According to the Florida Manufactured Housing Association's 1998 Statistical Package, there are 471 manufactured home communities in Polk County. Of this total, there are 102 communities (approximately 22% of the total), with 101 or more spaces. Additionally, 115 of the communities, or approximately 24% of the total, are in the 26 to 100-space range. Approximately 54% of the manufactured home communities in Polk County have 100 or less spaces. The large percentage of small communities points to a fragmented marketplace, with a variety of ownership forms. The subject, at 238 spaces, is one of the larger communities in Polk County.

LAND AND SITE IMPROVEMENTS
--------------------------

     The site is an irregularly shaped parcel of land containing an estimated
30.8 acres of gross area. The tract is generally level and at the surrounding street grade. Drainage of the tract appears adequate and no adverse soil or subsoil conditions were observed during the physical inspection of the site. Utility services connected and in service on the date of valuation include water, sanitary and storm sewer, electricity, natural gas and telephone.

     The individual lots in the community are accessed by roadways arranged to maximize the use of the land. Roadway improvements include:

     Street-bed:      Spirit Lake and Thornhill Roads are asphalt paved, two-
     ----------
                      lane thoroughfares. The subject streets are asphalt paved
                      15-foot wide roadways.

     Sidewalks/Curb:  There are no sidewalks or curbs along the public streets
     --------------
                      or in the subject.

     Street Lights:   The public and community streets are lighted with pole
     -------------
                      mounted overhead streetlights.

     Landscaping:     Sodded and planted areas extend along the entire perimeter
     -----------
                      and throughout the site.

     Encumbrances:    None Noted
     -------------

     Easements:       Standard utility easements are assumed to exist.
     ----------

     Encroachments:   None Noted
     --------------

     Our review of the deed and county property records did not reveal any adverse or potentially adverse interests that would affect the utility of the subject property. Specifically, there are no recorded, or otherwise known liens, defects in title or adverse easements. There are no rent controls in effect in Polk County.

Functional Utility
------------------

     The site, which is irregular in shape and contains approximately 30.8 acres, is large enough to accommodate building improvements and roadways as well recreational amenities and green areas. The site is considered functional for various residential development scenarios. The current development of total units equates to an overall density of approximately 7.73 units per acre, which is higher than current development standards which tend toward larger lot sizes, wider streets and more green areas.

IMPROVEMENT DESCRIPTION
-----------------------

     The subject is improved with 238 manufactured home community pads, arranged along streets configured to maximize the available lot spaces. All of the lots vary slightly in size and are generally 40 or 50 feet x 85 feet.

     The common area amenities include the clubhouse and adjoining shuffleboard courts, located on the northern side of the property. The pool, laundry and office building are located on the south side of the property. We have not estimated a separate value for these amenities, or equipment, as they are standard items found at most Manufactured Home Communities. These amenities are typical, adequate and functional in use.

     The community and site improvements were built in the early 1970's, and the community is approximately 25 to 30 years old. The common areas, streets, amenities and individual mobile homes were observed to be in average overall condition, having been originally constructed of quality materials and having been maintained over the years. No significant item of deferred maintenance was noted and the current maintenance level is rated good.


OWNERSHIP AND PROPERTY HISTORY
------------------------------

     The ownership of the subject property, as recorded in the Official Records of Polk County in Deed Book 3590 at Page 1806, is in the name of Windsor Park Properties 456. The Deed was recorded on October 11, 1995 and the indicated consideration was $3,400,000.


OCCUPANCY
---------

     The property is occupied by a fully developed 238-space manufactured home community. Our inspection confirmed that there are three vacant lots and the physical occupancy is 98.7%. In addition to the three vacant spaces, there are one vacant community-owned home and an employee-occupied home, indicating an economic occupancy of 97.9%.

     The subject is governed, as required by law, by a prospectus, originally dated June 6, 1985, and revised on January 15, 1996.

ZONING AND OTHER LAND USE CONTROLS
----------------------------------

     The property is zoned as a Residence R4 Open Density District under the Polk County zoning ordinance. It is our opinion that the subject property is in conformance with the zoning code.

Concurrency
-----------

     The subject is in conformance with the approved comprehensive plan filed by Polk County and concurrency is not an issue.

Flood Hazard
------------

     The subject property is located in a designated Flood Zone "X" according to Flood Map Community Number 120112, Panel 0190D, dated August 3, 1992. Zone X is defined as "Areas of 500-year flood; and areas of 100-year flood with average depths of less than 1 foot..."

Environmental
-------------

     We observed no obvious areas of contamination on or about the site. However, we have no qualifications in environmental hazards and recommend an environmental audit be performed.


REAL ESTATE ASSESSMENT AND TAXES
--------------------------------

     The subject property is identified in the Polk County records under Parcel Number 11-29-25-000000-013010. The assessed value of the subject totals $1,556,500. It is our opinion that the subject is under assessed. The 1998 taxes were $38,426.59.

     Assessed values, for purposes of property taxation are determined on January 1, of each year. In the state of Florida, properties are assessed at 100% of the market value, as required by Florida Statute, Chapter 192.042. Properties are reassessed annually and equitability of assessments is not a basis for assessment in the state of Florida.

     Taxes are due and payable on the first day of the year, although tax bills are issued in arrears. Discounts up to 4% of the total bill are available for early payment and taxes become delinquent after March 31. Our discussions with a number of owner's of investment real estate and Manufactured Home Communities has indicated that "early" payment of real estate taxes is a very common practice. Additionally, prudent management would also dictate the payment of real estate taxes to take advantage of any discounts offered. Our estimate of taxes of $37,258, in our "Reconstructed Operating Statement" reflects this common practice.

MARKETABILITY AND MARKETING PERIOD
----------------------------------

     The subject is competitive with other properties in the marketplace and is marketable, although not considered a candidate for a resident purchase. Discussions with large institutional manufactured home community investor representatives and local area realtors, indicated that "properly priced", stable, well kept manufactured home communities should "be under contract" within a six month period in today's market.

     Our discussions further indicated that institutional investors required a minimum of 200 spaces, and pricing would reflect an 8.0% to 9.0% overall capitalization rate requirement for age-restricted communities. Pricing is established by processing gross income, reduced by a vacancy and credit loss factor, operating expenses and an additional capital charge based on overall condition, is deducted to arrive at a net operating income (NOI). Those surveyed indicated that at properties not operating at stabilized occupancy, they were unwilling to compensate a seller for any of the upside to be gained in filling the property.

     In late summer 1998, commercial mortgage backed securities (CMBS) lenders restructured their pricing for long term fixed rate loans. These loans had historically been priced based on an interest rate spread above Treasury Securities. The secondary market for these loans became illiquid and lenders were unable to sell the loans profitably. Consequently, although interest rates on Treasuries have fallen, the interest rates on securitized loans have increased. Prior to this increase, interest rate spreads were available lower than 150 basis points over the 10-year Treasuries. Since the fall, spreads have increased to the low 200 basis point range for manufactured housing communities.

     Interest rates are low and financial institutions are again willing to lend money for real estate projects with good occupancies. There has also been significant institutional investor interest in manufactured home community investments. In our opinion, the marketing period for the property would be within the range indicated by the industry participants or six months.

HIGHEST AND BEST USE
--------------------

     Highest and Best Use may be defined as: The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible and which results in the highest value."/2/

     We have considered all of the potential uses to which the subject is legally and physically adaptable. It is our opinion that the current use of the subject, as a 193-space, age-restricted, manufactured home community, represents the highest and best use of the subject.

VALUATION PROCESS
-----------------

     There are three recognized approaches to the valuation of real property:
Cost; Income; and, Direct Sales Comparison. The appropriateness of each approach varies with the type and age of the property under examination, as well as the quantity and quality of applicable market data as of the appraisal date. In the analyses and appraisal of the subject, we have considered the positive and negative aspects of each approach for this specific assignment.

     The Cost Approach provides a value indication based on the depreciated cost of the improvements added to land value. The Income Approach produce an estimate of value through an economic analysis of the net income derived from the property and is converted to a capital sum at an appropriate rate. The Sales Comparison Approach produces an estimate of value through a comparison of similar properties, which have been transferred in the local market.

    In the analysis of a fully occupied manufactured home community, investors are primarily concerned with cash flow to service any debt and the equity position. While development costs are important for developing communities, investors assume that these costs are adequately accounted for in rental levels. In communities where developers have made money on the sale of mobile homes by offering low space rental rates, an investor would not be willing to compensate a seller for any more than the income to be received. The subject is fully developed with no expansion possibilities, therefore a potential investor would be primarily interested in the cash flow and equity return and we have excluded the Cost Approach.

____________________
/2/ The Appraisal Institute, The Appraisal of Real Estate, 10th Ed. Chicago: The
                             ----------------------------
Appraisal Institute, 1992, page 275.

INCOME CAPITALIZATION APPROACH
------------------------------

    As an introduction to the analysis of the subject it is helpful to identify the goals and objectives of both buyers and sellers of properties such as the subject.

    From the standpoint of a seller, maximum price is, of course, an initial goal. Tempered by capital gains considerations and the potential for recapture of book depreciation accruals, a seller is often forced to consider a negotiated price that may include such concessions as interim or permanent financing. Dictated by market forces, the rate, term, and amount of financing may be favorable, neutral, or unfavorable with respect to the ultimate selling price.

    The purchasers of investment realty naturally prefer to pay a minimum price subject to terms, and within the goal of price minimization seek:

    1. Cash flow relative to capital investment measured either on a pre-income tax or post-income tax basis.

    2.   Minimal capital investment to permit leverage.

    3.   Equity build-up through mortgage amortization.

    4.   Sheltered income through accumulation of book depreciation.

    5.   Capital accumulation through market appreciation.

    The relative importance of the above factors to an investor's formula is difficult to quantify. Institutional investors, speculators, developers, financial institutions, and syndicators do not uniformly apply the same investment strategies. Location, property size, tenant mix, age of the facility, absence or presence of long term leases, assignability of existing debt, condition of the facility, level of occupancy, quality of management, and other related factors are among the criteria that affect the marketability of an income-producing property in the market. The first step in the Income Approach to value involves the estimate of future net operating income to be generated by the subject property. The estimate of net operating income is derived through the process of estimating the total potential gross income (PGI from rentals and other sources, less any vacancy and credit loss producing an effective gross income (EGI) estimate. All expenses associated with the operation of the property are then deducted to yield a stabilized net operating income (NOI) estimate.

    A survey of the competitive properties is presented in summary form on the following page.

                              Rental Comparables

=================================================================================================================================
  No.    Property Name                                   Sites/          Monthly     Services Included        Amenities
         Property Address                            Occupied Sites       Rental      In Monthly Rent
                                                       % Occupied         Rates
----------------------------------------------------------------------------------------------------------------------------------

  1      Lucerne Park Mobile Court                      140/137          $225.00 -    Water, sewer and     Clubhouse, shuffleboard
         3000 Old Lucerne Park Road                        97.9%         $260.00      trash collection.    and lake frontage/ boat
         Winter Haven, Unincorporated Polk County,                                                         slips.
         Florida
-----------------------------------------------------------------------------------------------------------------------------------

  2      Hidden Cove West                               243/243          $191.00 -    None                 Clubhouse, pool,
         528 Lake Hendry Drive                            100.0%         $238.00                           shuffle board and lake
         Winter Haven, Polk County, Florida                                                                frontage.
 ----------------------------------------------------------------------------------------------------------------------------------

  3      Swiss Village                                  376/376          $225.00 -    Water.               Clubhouse, pool,
         366 Alpine Drive                                 100.0%         $325.00                           shuffleboard, miniature
         Winter Haven, Polk County, Florida                                                                golf and lake frontage.
  ---------------------------------------------------------------------------------------------------------------------------------

  4      Orange Manor  East                             205/204          $215.00 -    Trash collection.    Clubhouse, laundry,
         206 Orange Manor Drive                            99.5%         $247.00                           shuffleboard, fishing/
         Winter Haven, Unincorporated Polk County,                                                         boat ramp. Off-site
         Florida                                                                                           pool and miniature golf.
 ----------------------------------------------------------------------------------------------------------------------------------

  5      Orange Manor West                              253/245          $209.00 -    Trash collection.    Clubhouse, pool,
         18 Kinsmen Drive                                  96.8%         $243.00                           shuffleboard and
         Winter Haven, Unincorporated Polk County,                                                         miniature golf.
         Florida
-----------------------------------------------------------------------------------------------------------------------------------

  6      Winter Haven Oaks                              343/210          $185.00 -    Lawn mowing          Clubhouse, pool,
         5248 Spirit Lake Drive                            61.2%         $271.00                           shuffleboard and tennis.
         Winter Haven, Unincorporated Polk County,
         Florida
-----------------------------------------------------------------------------------------------------------------------------------

  S      Winter Haven Mobile Home Community             238/235          $232.00      Water, sewer and     Clubhouse, pool,
         50 Charlotte Drive                                98.7%                      trash collection.    laundry, and
         Winter Haven, Unincorporated Polk County,                                                         shuffleboard.
         Florida
===================================================================================================================================

Income Capitalization Approach

Income Analysis
---------------

    The general market practice is on a base lot rent charged on a monthly basis. This ranges between $185.00 and $325.00 per month, as indicated by the rent comparables recited in this report. As shown by our survey, the subject's lot rents are within the market range.

Potential Gross Income
----------------------

    In our forecast of total rental income, we have projected 12 months at the current rent levels. Based on the current rent roll, the total monthly rent amounts to $55,216 and the monthly rental rate is $232.00. The potential gross income from rentals is $662,592 per year.

Vacancy and Credit Loss
-----------------------

    The subject is an age-restricted community that has a physically occupancy of 98.7%, with three of the 238 sites vacant. As previously indicated, the economic vacancy of the subject is 2.3%. To the economic vacancy, we have added a percentage to account for credit loss in our estimate of total economic vacancy of 5.0% of total potential gross income, or $33,130.

Miscellaneous Income
--------------------

    Additional income is typically derived from sources such as storage fees, labor charges to the tenants, commissions on sales and rentals of the units. Historically, miscellaneous income generated at the subject decreased from $88.82 per space in 1996 to $36.53 per space in 1998, while the 1999 year to date through June amount annualizes to approximately $5.95 per space. We have estimated miscellaneous income at $8.00 per space or $1,904 annually.

Effective Gross Income (EGI)
----------------------------

    Effective Gross Income is derived from income based upon the current economic rent less a vacancy and credit loss allowance for present and anticipated losses due to tenant changes, plus any additional income. Thus, potential gross rental income of $662,592 less a vacancy and credit loss allowance of $33,130, or 5.0% produces an effective gross income from rentals estimate of $629,462. To this amount, we have added an estimated income derived from miscellaneous sources of $1,904, arriving at an effective gross income estimate of $631,366.

==========================================================================================================================

                                                     Winter Haven - Summary of Historical Operations


                                       Pct. of     $ Per               Pct. of     $ Per                Pct. of    $ Per
                            1996       Income      Space       1997    Income      Space       1998     Income     Space
---------------------------------------------------------------------------------------------------------------------------
Income:
Rents                     $573,061     96.44%    $2,407.82   $605,209   97.91%    $2,542.89   $626,836   98.63%  $ 2,633.76
Other Income                21,140      3.56%        88.82     12,931    2.09%        54.33      8,695    1.37%       36.53
                     ------------------------------------------------------------------------------------------------------
Total Income              $594,201    100.00%    $2,496.64   $618,140  100.00%    $2,597.23   $635,531  100.00%  $ 2,670.30

Expenses:
Administration/Office     $ 35,389      5.96%    $  148.69   $ 37,095    6.00%    $  155.86   $ 34,263    5.39%  $   143.96
Insurance                    8,128      1.37%        34.15     10,601    1.71%        44.54      3,946    0.62%       16.58
Maintenance & Repairs       35,364      5.95%       148.59     36,194    5.86%       152.08     22,015    3.46%       92.50
Management Expense          30,075      5.06%       126.37     30,789    4.98%       129.37     31,570    4.97%      132.65
Wages & Benefits            52,918      8.91%       222.34     53,091    8.59%       223.07     57,712    9.08%      242.49
Property Taxes              35,616      5.99%       149.65     36,315    5.87%       152.58     36,890    5.80%      155.00
Utilities                   69,324     11.67%       291.28     66,434   10.75%       279.13     84,453   13.29%      354.84
                     ------------------------------------------------------------------------------------------------------
Total Expenses            $266,814     44.90%    $1,121.07   $270,519   43.76%    $1,136.63   $270,849   42.62%  $ 1,138.02

Net Operating Income      $327,387     55.10%    $1,375.58   $347,621   56.24%    $1,460.59   $364,682   57.38%  $ 1,532.28
===========================================================================================================================

====================================================================================

                                Winter Haven - Summary of Historical Operations


                                      1999          Pct. of         $ Per
                                   Annualized        Income         Space
-----------------------------------------------------------------------------
Income:
Rents                                $643,922        99.78%       $2,705.55
Other Income                            1,416         0.22%            5.95
                                    -----------------------------------------
Total Income                         $645,338       100.00%       $2,711.50

Expenses:
Administration/Office                $ 31,988         4.96%       $  134.40
Insurance                               4,312         0.67%           18.12
Maintenance & Repairs                  22,332         3.46%           93.83
Management Expense                     32,582         5.05%          136.90
Wages & Benefits                       63,618         9.86%          267.30
Property Taxes                         28,732         4.45%          120.72
Utilities                              66,612        10.32%          279.88
                                    -----------------------------------------
Total Expenses                       $250,176        38.77%       $1,051.16

Net Operating Income                 $395,162        61.23%       $1,660.34
=============================================================================

Income Capitalization Approach                                             19

Operating Expense Analysis
--------------------------

Administrative/Office: Historically, this expense has shown a variable trend.
----------------------
In the financial statements, this expense does include some corporate expense items that we have not considered. Our stabilized estimate is $150.00 per space per year, equal to $35,700 or approximately 5.65% of the estimated effective gross income.

Insurance: Historically, this expense has exhibited a varying trend.  Our
----------
estimate of this expense has been based on the historical amounts, or $35.00 per space per year. This is equal to $8,330 annually, approximately 1.32% of the effective gross income.

Maintenance and Repair: Historically, this expense was equal to $148.59 per
-----------------------
space in 1996 increased to $152.08 per space in 1997 and decreased to $92.50 per space in 1998. Our estimate of $160.00 per space per year is equal to $38,080 is believed adequate to properly maintain the community. This amount is equal to approximately 6.03% of the estimated effective gross income.

Management Fees: This expense typically includes off-site management, the
---------------
oversight of the on-site manager and monthly bookkeeping functions. We used a 5% of estimated effective gross income, typical in the market place, equal to $31,568 or $132.64 per space per year.

Wages and Benefits: This expense was equal to $222.34 in 1996 and increased to
-------------------
$242.49 in 1998. We have estimated this expense at $260.00 per space per year or $61,880, which is equal to 9.79% of the estimated effective gross income.

Property Taxes: This category is project specific due to location.  Based on our
---------------
analysis of the historical tax trends, we have estimated the tax liability to be $37,258. This equates to $156.55 per space per year or 5.90% of the estimated effective gross income.

Utilities:  This expense ranged from $279.13 per space in 1997 to $354.84 per
----------
space in 1998. We have estimated this expense at $330.00 per space per year. This is equal to $78,540, or approximately 12.44% of the estimated effective gross income.

Reserves: This expense category represents the inclusion of set-asides for major
---------
recurring or capital type expenditures experienced periodically by any property. We have used $25.00 per space per year, believed adequate to cover future capital costs. This equates to $5,950 annually or approximately 0.94% of the estimated effective gross income.

Total Expenses: To summarize, we have stabilized total operating expenses for
---------------
the subject at $297,307. This estimate is equal to 47.09% of the Effective Gross Income (EGI) estimate or $1,209.29 per space per year. As shown, the historical expenses ranged from 42.62% in 1998 to 44.90% in 1996.

=======================================================================================================

                                               Winter Haven

                                   Reconstructed Operating Statement

=======================================================================================================

Income:

Gross Potential Rental Income                                                Pct.              $
           Spaces      Monthly Rent      Monthly Total      Annualized      of EGI          Per Space
-------------------------------------------------------------------------------------------------------
              238           $232.00            $55,216      $  662,592          104.95%     $  2,784.00
Less:
  Vacancy & Credit Loss                                        (33,130)            5.0%     $   (139.20)
                                                            -------------------------------------------
Effective Gross Income From Rentals                         $  629,462           99.70%     $  2,644.80
Add:
  Miscellaneous Income                                           1,904            0.30%     $      8.00
                                                            -------------------------------------------
Total Effective Gross Income                                $  631,366          100.00%     $  2,652.80

Expenses:
Administrative/Office                                       $   35,700            5.65%     $    150.00
Insurance                                                        8,330            1.32%           35.00
Maintenance & Repairs                                           38,080            6.03%          160.00
Management Expense                                              31,568            5.00%          132.64
Wages & Benefits                                                61,880            9.80%          260.00
Property Taxes                                                  37,258            5.90%          156.55
Utilities                                                       78,540           12.44%          330.00
Reserves                                                         5,950            0.94%           25.00
                                                            -------------------------------------------
Total Expenses                                              $  297,307           47.09%     $  1,249.19

Net Operating Income                                        $  334,060           52.91%     $  1,403.61
=======================================================================================================

Income Capitalization Approach


Selection of a Capitalization Rate
----------------------------------

     Direct capitalization of terminal net operating income by an overall capitalization rate extracted from the market provides an excellent indication of market value. Purchasers of manufactured home communities most often utilize this method. This method is easily understood, closely related to the market, and convincing if the overall rates abstracted from recent sales are from comparable sale properties and accurate income data are available.

Market Data
-----------

     The comparable sale data indicated an overall capitalization rate between 8.24% and 10.04%. The data indicates a narrow range in overall capitalization rates, which tend to be influenced by the size of the community, its occupancy, expense ratio, age and condition, amenity package and location.

          =====================================================================
            Sale             Sale Date     Occupancy Rate       Overall Rate
          ---------------------------------------------------------------------
              1              July 1998          89.1%               10.04%
          ---------------------------------------------------------------------
              2              July 1998         100.0%                8.24%
          ---------------------------------------------------------------------
              3             March 1999          98.1%                9.27%
          ---------------------------------------------------------------------
              4              June 1998          94.5%                9.83%
          ---------------------------------------------------------------------
              5           October 1998          97.2%                8.72%
          =====================================================================


     In this instance, the subject has a physical vacancy of 1.3% and was observed to be in good overall condition. The market has been competitive in recent years, indicating increased risk, increasing the going-in capitalization rate. Based on these considerations, we have concluded an overall capitalization rate in the middle of the indicated range of 9.0%.

Debt Coverage Ratio Method
--------------------------

     We have also developed an overall rate through the Debt Coverage Ratio analysis. Current commercial lending policies indicate a mortgage loan of 75% of market value, based on a 20-year amortization schedule at an annual interest rate of 8.00%, which yields an annual mortgage constant of 10.0373%. A minimum debt coverage ratio (DCR) of 1.20 to 1.00, would likely be required for a property similar to the subject. Based on these assumptions an overall capitalization rate has been developed, as presented below:

   =============================================================================
            M                      f                  DCR                OAR
                        X                    X
    Loan to Value Ratio    Mortgage Constant   Debt Coverage Ratio  Overall Rate
   -----------------------------------------------------------------------------

           0.75                 0.100373                1.20          0.090336
   -----------------------------------------------------------------------------

         Rounded                                                           9.0%
   =============================================================================

Income Capitalization Approach

     The Debt Coverage Ratio method indicated a capitalization rate based upon financing by local banks. However, as the popularity of manufactured home community investments has increased, alternate sources of financing have become available through insurance companies and conduit programs.

     The presence of institutional investors in the market and the reduction in quality of real estate investments has bid down rates on manufactured home communities. Investors have become more creative in their acquisition strategies in order to compete. Therefore, actual transactions in the marketplace better demonstrate investor perceptions of yields on manufactured home community investments.

     We have placed a greater emphasis on the overall capitalization rate indicated by the market data, as this is a direct reflection of risk perceptions by market participants, although the rates are almost equivalent. Our estimate of the market value of the subject, indicated by the Income Capitalization Approach, is calculated as follows:

          Net Operating Income   Overall Capitalization Rate       Market Value

          $334,060                        /0.09                     $3,711,778

          Rounded to                                                $3,710,000

SALES COMPARISON APPROACH
-------------------------

     The fundamental premise of the Sales Comparison Approach is the concept that the analysis of sales of reasonably similar properties provides an appraiser with empirical data from which observations and conclusions about the property being appraised can be made. Proper application of the approach requires that:

     1. Only market transactions be weighed, and the data of each transaction be confirmed to the greatest extent possible.

     2. The degree of comparability of each sale to the subject be considered; differences in physical, functional, and economic characteristics be noted; and adjustments for the differences be made.

     3. The value conclusion is consistent with the analysis of the sales data.

     So that a conclusion from the analysis of the sales data can be drawn, a unit of comparison has been selected. Calculation of a unit of comparison provides a common denominator by which the market sales can be related to each other and to the subject property. The commonly accepted unit of comparison in the valuation of manufactured home communities is the selling price per space.

     While a diverse array of transactions was initially considered, the sales selected for direct comparison to the subject are those transactions that are most similar to the subject. For dissimilar features adjustments are made indicating the price at which the subject could be expected to sell. In making adjustments, all relevant factors were considered including:

     1.   Nature of surrounding development.

     2.   Size.

     3.   Availability of competing properties.

     4.   Effect of time on selling prices.

     5.   Age and condition of the improvements.

     Based on our investigation, the following five sales are the most significant transactions for direct comparison with the subject.

                          Summary of Sale Comparables

====================================================================================================================================
                                                                        Total                                  EGIM/
                                                    Sale Price/        Spaces/     Price/        Average         %
 No.           Name/Location                         Sale Date        Occupancy    Space        Lot Rent      Expenses    O.A.R.
------------------------------------------------------------------------------------------------------------------------------------

  1    Manatee Trailer Park                         $3,275,000           312/     $10,497       $184.19       5.21/       10.04%
       2204 Manatee Avenue East                      July 1998          89.1%                                 48.1%
       Bradenton, Manatee County, Florida

------------------------------------------------------------------------------------------------------------------------------------

  2    Ship Reck Harbor                             $2,450,000           112/     $21,875       $220.00       7.89/        8.24%
       1600 Lake Shipp Drive South                   July 1998         100.0%                                 35.0%
       Winter Haven, Polk County, Florida

------------------------------------------------------------------------------------------------------------------------------------

  3    Flamingo Shores & Heritage Estates           $4,000,000           206/     $19,417       $217.00       7.83/        9.27%
       3275 West U. S. Highway 92                   March 1999          98.1%                                 27.4%
       Winter Haven, Polk County, Florida
------------------------------------------------------------------------------------------------------------------------------------

  4    Village Park                                 $8,000,000           307/     $26,059       $391.41       6.50/        9.83%
       3900 West Prospect Road                       June 1998          94.5%                                 36.1%
       Fort Lauderdale, Broward County, Florida
------------------------------------------------------------------------------------------------------------------------------------

  5     Tyrone Village                              $2,200,000           110/     $20,000       $260.00       6.67/        8.72%
        13618 North Florida Avenue                 October 1998         97.2%                                 41.85%
        Tampa, Hillsborough County, Florida

====================================================================================================================================

Sales Comparison Approach

     As previously stated, the Sales Comparison Approach involves investigating recent transfers of properties similar to the subject.

     Sale Comparable Number One is Manatee Trailer Park in Bradenton, Manatee County, Florida. This 170 space age restricted community sold for $3,275,000 in July 1998. This price equates to a sale price per space of $10,497. Based on an effective gross income of $628,501, the EGIM was 5.21, and the overall rate was 10.04%. This park was 89.1% occupied at the time of sale.

     Sale Comparable Number Two is Ship Reck Harbor in Winter Haven, Polk County, Florida. This 112 space rental park sold for $2,450,000 in July 1998. This price equates to a sale price per space of $21,875. Based on an effective gross income of $310,680, the EGIM was 7.89, and the overall rate was 8.24%. This park was 100.0% occupied at the time of sale.

     Sale Comparable Number Three is the combined sale of Flamingo Shores and Heritage Estates in Winter Haven, Polk County, Florida. This 206 space age restricted community sold for $4,000,000 in March 1999. This price equates to a sale price per space of $19,417. Based on an effective gross income of $510,603, the EGIM was 7.83, and the overall rate was 9.27%. The parks were 98.1% occupied at the time of sale.

     Sale Comparable Number Four is Village Park in Fort Lauderdale, Broward County, Florida. This 307 space rental park sold for $8,000,000 in June 1998. This price equates to a sale price per space of $26,059. Based on an effective gross income of $1,230,257, the EGIM was 6.50, and the overall rate was 9.83%. This park was 94.5% occupied at the time of sale.

     Sale Comparable Number Five is Tyrone Village Mobile Home Park in Tampa, Hillsborough County, Florida. This 110 space age restricted community sold for $2,200,000 in October 1998. This price equates to a sale price per space of $20,000. Based on an effective gross income of $329,839, the EGIM was 6.67, and the overall rate was 8.72%. This community was 97.2% occupied at the time of sale.

     All of the sales were fee simple transactions, with abnormal financing reflected in the cash equivalent price. There were no abnormal sale conditions known to have occurred and all of the sales represent transactions that have taken place over a ten month period, having traded under similar market conditions.

     Other adjustments, typically considered, are location, amenities, age and condition, occupancy, etc., and are reflected in the average lot rent. A tenant is typically willing, absent other factors, to pay more lot rent for a better located, newer community. This also holds true for amenities, age and other factors. The average lot rent reflects, in most cases, the market perception of a property's position in the marketplace. It is also typical that lot rent increases contribute to increases in net operating income. Alternatively, we have employed the effective gross income multiplier (EGIM), in this analysis.

Sales Comparison Approach

     The Effective Gross Income Multiplier for the comparable sale properties ranged between 5.21 and 7.89. As previously discussed, the EGIM is essentially a function of the average lot rent. The average lot rent is a function of the physical aspects of the property, such as age and condition, location and amenities. EGIM's also reflect the market's perception of the potential for future rent increases.

     The subject is an older, fully developed age restricted community located just south of the Winter Haven City limits. As with the subject, all of the comparable sales are fully developed, stabilized properties and any additional potential income is available only from rent increases. The subject rents are well supported in the marketplace.

     Based on these considerations, we have concluded an EGIM at the lower end of indicated range, processing subject's Effective Gross Income of $631,366 with an EGIM of 6.00.

               Thus $631,842   x 6.00 is     $3,788,196

               Rounded to                    $3,790,000

     On a per space basis, this is equivalent to $15,924.

FINAL ESTIMATE OF VALUE
-----------------------

     The two approaches to value applied in the subject analysis yielded these conclusions:

               Income Capitalization Approach     $3,710,000

               Sales Comparison Approach          $3,790,000

     Depending on the circumstances of an appraisal, the two approaches to value apply to various degrees. The income capitalization approach indicates the amount at which a prudent investor might be interested in acquiring the property. The sales comparison approach reflects demand and reasonable selling price expectancy as evidenced by sales of similar properties.

     In the reconciliation, we reviewed each approach to value (a) to ascertain the reliability of the data and (b) to weight the approach that best represented the actions of typical users and investors in the marketplace.

     The income capitalization approach depends on the principles of substitution and anticipation. This approach postulates that the value of a property derives from the net income the property will produce during its economic life. Investors in the market predicate their decisions on economic factors oriented to the market and concern themselves with net income and its durability. The income capitalization approach synthesizes the capitalized return to and of the improvements and to the land. In the current instance, the availability of sufficient reliable and supportable historical data for the subject, made the income capitalization approach a reliable gage of the market value of the subject.

     The sales comparison approach uses a number of value indicators, both physical and economic, including investors' strategies and attitudes reflected in documented market transactions. The principle of substitution is the basis of this approach, which states that a prudent investor will pay no more to buy a property than the cost to buy a comparable substitute property. In the valuation of the subject property, the sales comparison approach was considered reliable. Given the relative homogeneity of the locations, the availability of market data, we have emphasized this approach in the valuation.

     The two approaches reflect the same value. Our opinion of the market value of the subject, based on a reasonable exposure period of six months, as of August 15, 1999 was:

             - THREE MILLION SEVEN HUNDRED TEN THOUSAND DOLLARS -

                                 ($3,710,000)

CERTIFICATION
-------------

We certify that, to the best of our knowledge and belief:

     .    The statements of fact in this report are true and correct.

     . The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, impartial and unbiased professional analyses, opinions, and conclusions.

     . We have no present or prospective interest in the property that is the subject of this report, and no personal interest with respect to the parties involved.

     . We have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

     . Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

     . Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

     . Our analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

     . The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

     . As of the date of this report, John H. Whitcomb, MAI, CCIM has completed the requirements under the continuing education program of the Appraisal Institute.

     . John H. Whitcomb, MAI, CCIM and William G. Trask have made a personal inspection of the property that is the subject of this report.

     . No one provided significant professional assistance to the persons signing this report.

     . We are in compliance with the competency provisions of the Uniform Standards of professional Appraisal Practice of the Appraisal Foundation.

     . This appraisal assignment was not based on a requested minimum value, specific value, or the approval of a loan.

/s/ John H. Whitcomb                         /s/ William G. Trask
----------------------------                 -----------------------------
John H. Whitcomb, MAI, CCIM                  William G. Trask
St. Cert. Gen. REA #0001234                  St. Cert. Gen. REA #0002347

ASSUMPTIONS AND LIMITING CONDITIONS
-----------------------------------

The primary assumptions and limiting conditions pertaining to the conclusion in this report are summarized below.

To the best of our knowledge and belief, the statements of facts contained in the appraisal report, upon which the analysis and conclusion expressed are based, are true and correct. Information, estimates and opinions furnished to us and contained in the report or utilized in the formation of the value conclusion were obtained from sources considered reliable and believed to be true and correct. However, no representation, liability or warranty for the accuracy of such items is assumed by or imposed on us, and is subject to corrections, errors, omissions and withdrawal without notice.

The legal description of the appraised property, as exhibited in the report is assumed correct.

The valuation may not be used in conjunction with any other appraisal or study. The value conclusion stated in this appraisal is based on the program of utilization described in the report, and may not be separated into parts. The appraisal was prepared solely for the purpose and party so identified in the Purpose and Function of the Report. The appraisal report may not be reproduced, in whole or in part, and the findings of the report may not be utilized by a third party for any purpose, without the written consent of Whitcomb Real Estate.

No change of any item in any of the appraisal report shall be made by anyone other than Whitcomb Real Estate and we shall have no responsibility for any such unauthorized change.

The property has been appraised as though free and clear of mortgages, liens, leases, servitudes and encumbrances, except as may be described in the appraisal.

We are not required to give testimony or to be in attendance at any court or administrative proceeding with reference to the property appraised unless additional compensation is agreed to and prior arrangements have been made.

Unless specifically stated, the value conclusion contained in the appraisal applies to the real estate only, and does not include personal property, machinery and equipment, trade fixtures, business value, goodwill or other non-realty items. Income tax considerations have not been included or valued unless so specified in the appraisal. We make no representations as to the value changes that may be attributed to such considerations.

Neither all nor any part of the contents of the report shall be disseminated or referred to the public through advertising, public relations, news or sales media, or any other public means of communication or referenced in any publication, including any private or public offerings including buy not limited to those filed with Securities and Exchange Commission or other governmental agency, without the prior written consent and approval of and review by Whitcomb Real Estate.

Assumption and Limiting Conditions

In completing the appraisal, it is understood and agreed that the report are not now intended, and will not be used in connection with a real estate syndication.

Good and marketable title to the interest being appraised is assumed. We are not qualified to render an "opinion of title," and no responsibility is assumed or accepted for matters of a legal nature affecting the property being appraised. No formal investigation of legal title was made, and we render no opinion as to ownership of the property or condition of its title.

Unless otherwise noted in the appraisal, it is assumed that there are no encroachments, zoning, building, fire or safety code violations, or restrictions of any type affecting the subject property. It is assumed that the property is in full compliance with all applicable federal, state, local and private codes, laws, consents, licenses and regulations, and that all licenses, permits, certificates, approvals, franchises, etc. have been secured and can be freely renewed and/or transferred to a purchaser.

It is assumed that the utilization of the land and any improvements are within the boundaries or property lines of the property described, and that there are no encroachments, easements, trespass, etc., unless noted within the report. We have not made a survey of the property, and no responsibility is assumed concerning any matter that may be disclosed by a proper survey. If a subsequent survey should reflect a differing land area and/or frontages, we reserve the right to review our final value estimate.

All maps, plats, building diagrams, site plans, floor plans, photographs, etc. incorporated into the appraisal are for illustrative purposes only, to assist the reader in visualizing the property, but are not guaranteed to be exact. Dimensions and descriptions are based on public records and/or information furnished by others, and is not meant for use as a reference in legal matters of survey.

Management is assumed to be competent, and the ownership to be in responsible hands. The quality of property management can have a direct effect on a property's economic viability and value. The financial projection contained in the appraisal assumes responsible ownership and competent management. Any variance from this assumption could have a significant impact on the final value estimate.

We assume that there are no hidden or unapparent conditions of the property's soil, subsoil or structures, which would render them more or less valuable. No responsibility is assumed for such conditions, or for engineering which might be required to discover such factors. Detailed soil studies were not made available to us, so statements regarding soil qualities, if made in the report, are not conclusive but have been considered consistent with information available to us and provided by others. In addition, unless stated otherwise in the appraisal, the land and soil of the area under appraisement appears firm and solid, but the appraisal does not warrant this condition.

The appraisal report covering the subject is limited to surface rights only, and does not include any inherent subsurface or mineral rights.

The appraisal is made for valuation purposes only. It is not intended nor to be construed to be an engineering report. We are not qualified as structural or environmental engineers and we are not qualified to judge the structural and environmental integrity of the improvements, if any. Consequently, no warranty, representations or liability are assumed for the structural soundness, quality, adequacy or capacities of said improvements and utility services, including the construction materials, particularly the roof, foundations, and equipment, including the HVAC systems, if applicable. Should there be any question concerning

Assumption and Limating Conditions

them, it is strongly recommended that an Engineering, Construction, and/or Environmental inspection be obtained. The value estimate stated in this appraisal, unless otherwise noted, is predicated on the assumption that all of the improvements, equipment and building services, if any, are structurally sound and suffer no concealed or latent defects or inadequacies other than those noted in the appraisal.

Any proposed construction or rehabilitation referred to in the appraisal report is assumed to be completed within a reasonable time and in a workmanlike manner according to or exceeding currently accepted standards of design and methods of construction.

Any areas or inaccessible portions of the property or improvements not inspected are assumed to be as reported or similar to the areas, which are inspected.

Unless specifically stated in the report, we found no obvious evidence of insect infestation or damage, dry or wet rot. Since a thorough inspection by a competent inspector was not performed for us, the subject improvements, if any, is assumed to be free of existing insect infestation, wet rot, dry rot, and any structural damage which may have been caused by pre-existing infestation or rot which was subsequently, treated.

In the appraisal assignment, the existence of potentially hazardous material used in the construction, maintenance or servicing of the improvements, such as the presence of urea-formaldehyde foam insulation, asbestos, lead paint, toxic waste, underground tanks, radon and/or any other prohibited material or chemical which may or may not be present on or in the subject property, was, unless specifically indicated in the report, not observed by us, nor do we have any knowledge of the existence of such materials on or in the property. We, however, are not qualified to detect such substances. The existence of these potentially hazardous materials may have a significant effect on the value of the property. The client is urged to retain an expert in this field, if desired. The value conclusion assumes the property is "clean" and free of any of these adverse conditions unless notified to the contrary in writing.

No effort has been made to determine the possible effect, if any, on the subject property of energy shortages or present or future federal, state or local legislation, including any environmental or ecological matters or interpretations thereof.

We take no responsibility for any events, conditions or circumstances affecting the subject property or its value, that take place subsequent to either the effective date of value cited in the appraisal or the date of our field inspection, which ever occurs first.

The estimates of value stated in this appraisal apply only to the effective dates of value stated in the report. Value is affected by many related and unrelated economic conditions within a local, regional, national and/or worldwide context, which might necessarily affect the prospective value of the subject property. We assume no liability for an unforeseen change in the economy, or at the subject property, if applicable.

We believe that the underlying assumptions and current conditions provide a reasonable basis for the value estimate stated in this appraisal. However, some assumptions or projections inevitably will not materialize and unanticipated events and circumstances may occur during the forecast period. These could include major changes in the economic environs; significant increases or decreases in current mortgage interest rates and/or terms or availability of financing altogether; property assessment; and/or major revisions in current state and/or federal tax or regulatory laws. Therefore, the actual results achieved during the

Assumption and Limiting Conditions

projected holding period and investor requirements relative to anticipated annual returns and overall yields could vary from the projection. Thus, variations could be material and have an impact on the individual value conclusion stated herein.

The Americans with Disabilities Act (ADA) became effective January 26, 1992. The appraiser has not made a specific compliance survey and analysis of this property to determine whether it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the act. If so, this fact could have a negative effect upon the value of the property. Since the appraiser has no direct evidence relating to this issue, possible noncompliance with the requirements of ADA was not considered in estimating the value of the property.

                                    ADDENDA

                               LEGAL DESCRIPTION

                                  EXHIBIT "A"

                               LEGAL DESCRIPTION

Tracts 88, 89, 90, 91 and 92 in Block 90 of THE PALM BEACH FARMS CO. PLAT NO. 3, according to the Plat thereof, as recorded in Plat Book 2, at pages 45 through 54, of the Public Records of Palm Beach County, Florida. Said lands situate lying and being in Broward County, Florida, LESS the following described
Parcels:

The West 250 feet of said Tract 90 (except the South 50 feet of said West 250 feet) and the West 250 feet of said Tract 91 (except the North 50 feet of said West 250 feet).

                                     MAPS

                            [AREA MAP APPEARS HERE]

                       [NEIGHBORHOOD MAP APPEARS HERE]

                  [RENT COMPARABLE LOCATION MAP APPEARS HERE]

       [MANUFACTURED HOME COMMUNITIES COMPARABLE SALES MAP APPEARS HERE]

                              [MAP APPEARS HERE]

                             PROFILE OF APPRAISERS

                             PROFILE OF APPRAISER

                           JOHN H. WHITCOMB, MAI, CCIM
                           St. Cert. Gen. REA #0001234

REAL ESTATE EXPERIENCE
----------------------

Owner
Whitcomb Real Estate
Tampa, FL

     Specialize in complex real estate valuations and consulting projects. Property types include manufactured home communities, recreational vehicle parks, self-storage facilities, hotels, manufacturing plants, office buildings, retail buildings and other types of commercial establishments as well as special use facilities. Mr. Whitcomb is active in the ownership and management of seven manufactured home communities throughout Florida. January 1996 to present.

Partner
Chartwell Advisory Group, Ltd.
Tampa, FL

     Supervised complex real estate valuations and property tax consulting projects. Responsibilities included management of all technical staff members throughout the country. Property types included manufactured home communities, recreational vehicle parks, hotels, large manufacturing plants, office buildings and retail buildings. April 1993 to January 1996.

Senior Appraiser
Marshall and Stevens, Inc.
Philadelphia, PA and Tampa, FL

     Specialized in preparing appraisals for land and buildings in industrial, commercial and residential uses. Performed appraisals for purposes of sale/purchase, property tax appeals, syndication, financing and allocation of purchase price. September 1985 to March 1990, and June 1992 to April 1993.

Vice President
Strategis Asset Valuation & Management, Inc.
Tampa, FL

     Prepared appraisals and feasibility studies on complex commercial properties. Performed appraisals for purposes of sale/purchase, property tax appeals, financing and allocation of purchase price. March 1990 to May 1992.

Profile of Appraiser

PROFESSIONAL AFFILIATIONS
-------------------------

MAI, Member Appraisal Institute

CCIM, Certified Commercial Investment Member Commercial Investment Real Estate Institute

State Certified General Real Estate Appraiser
Florida #0001234

PARTIAL LIST OF CLIENTS AND PROPERTIES
--------------------------------------

Manufactured Home Communities
-----------------------------

Akers Away                    West Palm Beach, FL      Lakeside                 Douglasville, GA
Alafia Riverfront             Gibsonton, Fl            Lakewood                 Denton, TX
Alpine Village                Sebring, FL              Lantana Cascade          Lantana, FL
Arbor Oaks                    Zephyrhills, FL          Long Lake Village        West Palm Beach, FL
Blue Heron                    Clearwater, FL           Marlboro Court           West Palm Beach, FL
Bradenton Trailer Park        Bradenton, FL            MH Country Club          Oakland Park, FL
Carefree Village              Tampa, FL                Mission                  El Paso, TX
Carolina Village              Concord, NC              Moultrie Oaks            St. Augustine, FL
Casa del Monte                West Palm Beach, FL      Oak Point                Titusville, FL
Chateau Forest                Seffner, FL              Orange Manor East        Winter Haven, FL
Chateau Village               Bradenton, FL            Palm Breezes Club        Lantana, FL
Cloverleaf                    Brooksville, FL          Palm Ridge               Leesburg, FL
Colonial Coach                Greenacres City, FL      Panama City Estates      Panama City, FL
Coquina Crossing              St. Augustine, FL        Plantation Estates       Seffner, FL
Coral Lake                    Coconut Creek, FL        Portside                 Jacksonville, FL
Country Club Estates          Venice, FL               Ridgecrest               Fort Pierce, FL
Dessau                        Austin, TX               San Souci                North Fort Myers, FL
Foxcroft Village              Loch Sheldrake, NY       Scenic View              Lakeland, FL
Foxwood Estates               Lakeland, FL             Seminole                 St. Petersburg, FL
Franklin Estates              Murfreesboro, TN         Shangri La               Largo, FL
Gardens of Manatee            Parrish, FL              Southwinds               Lakeland, FL
A Garden Walk                 West Palm Beach, FL      St. Lucie Village        Okeechobee, FL
The Groves                    Orlando, FL              Sunrise Village          Cocoa Beach, FL
Gwinnett Estates              Snellville, GA           Sunshine                 Lake Worth, FL
Harmony Ranch                 Thonotosassa, FL         Tall Pines               Fort Pierce, FL
Holiday Ranch                 West Palm Beach, FL      Tara                     Jonesboro, GA
Holiday Plaza                 West Palm Beach, FL      Twin Shores              Longboat Key, FL
Holland                       Fort Lauderdale, FL      Valley Pines             El Paso, TX
Kings and Queens              Lakeland, FL             Village Glen             Melbourne, FL

Profile of Appraiser

Recreational Vehicle Parks
--------------------------

Avalon R V Park               Clearwater, FL       Pioneer Creek                 Bowling Green, FL
Camp Inn                      Frostproof, FL       Rainbow Village               Clearwater, FL
Forest Lake Village           Zephyrhills, FL      Space Coast R V Resort        Rockledge, FL
Hide Away                     Ruskin, FL           Sunshine R V                  Vero Beach, FL
Holiday R V Resort            Leesburg, FL         Topics                        Hudson, FL
Horizon R V Park              Davenport, FL        Twelve Oaks                   Sanford, FL
Key R V Park                  Marathon, FL         Village Park                  Orange City,FL

Self-Storage Facilities
-----------------------

Affordable Self Storage       Loganville, GA       Orange Avenue                 Tallahassee, FL
Alpine Self Storage           Rockford, IL         Plantation Xtra Storage       Plantation, FL
Baytree Self Storage          Valdosta, GA         St. Augustine Self Storage    St. Augustine, FL
Budget Self Storage           Sterling, VA         Southern Self Storage         Riviera Beach, FL
Delray Mini Storage           Delray Beach, FL     Storage Express               Lauderhill, FL
Edison Lock Up                Edison, NJ           Valdosta Self Storage         Valdosta, GA
Extra Space                   Lauderhill, FL       Xtra Space                    Orlando, FL
Howell Self Storage           Howell, NJ           Your Extra Attic              Duluth, GA
Hyde Park Storage             Tampa, FL            Your Extra Attic              Norcross, GA
Jacksonville Storage          Jacksonville, FL     Your Extra Attic              Stockbridge, GA
Okeechobee Storage            Hialeah Gardens, FL  Your Extra Attic              Winters Chapel, GA

Hotels/Resorts
-------------

Canyon Ranch in the Berkshires               Howard Johnson Maingate
Comfort Inn Kissimmee                        Hyatt On Union Square
Comfort Suites Asheville                     Hyatt Orlando
Embassy Suites Boca Raton                    Hyatt Wilshire
Hotel Nikko San Francisco                    Hyatt Regency Houston
Hilton Southwest Freeway Houston             La Samanna
Hollywood Beach Hilton                       Ramada Resort Maingate
Holiday Inn Gainesville                      Westin Washington, D.C.

Profile of Appraiser

Financial
---------

Belgravia Capital                          Heller Financial
Bloomfield Acceptance Company              Household Finance Corporation
Chase Manhattan Bank                       Irving Leasing Corporation
Chrysler Capital Corporation               Mfd. Housing Community Bankers
Citicorp Real Estate                       Mellon Bank
Collateral Mortgage                        Morgan Stanley
CoreStates Financial Corporation           NationsBank
Credit Suisse First Boston                 Nomura Securities
FINOVA Capital                             Pacificorp Financial Services
First Union Corporation                    PACTEL Finance
GE Capital                                 Society National Bank
Goldman Sachs                              Sun America Insurance
Greentree Financial                        Union Capital

Real Estate/Real Estate Investment
----------------------------------

W. P. Carey & Company, Inc.                LaSalle Partners
Chateau Communities                        Las Colinas Corporation
Continental Communities                    Metropolitan Life
Delaware North Companies                   MHC
Dillon Read Real Estate Inc.               National Home Communities
Drexel Burnham Lambert Realty, Inc.        Pitney Bowes Credit Corp.
First Boston Corporation                   Salomon Brothers, Inc.

EDUCATIONAL BACKGROUND
----------------------

University of Florida, B.A.

College of William and Mary, M.B.A.

American Institute of Real Estate Appraisers

The Appraisal Institute

Commercial Investment Real Estate Institute

PUBLICATIONS
------------

  Mr. Whitcomb has authored an article on ad valorem taxes and cogeneration facilities for Cogeneration and Resource Recovery magazine.
                 -----------------------------------

TESTIMONY
---------

  Mr. Whitcomb has presented expert testimony in United States Tax Court.

                             PROFILE OF APPRAISER

                               WILLIAM G. TRASK
                           St.Cert. Gen REA #0002347


REAL ESTATE APPRAISAL EXPERIENCE
--------------------------------

Appraiser
Whitcomb Real Estate
Tampa, FL

     Specializing in real estate valuations and consulting projects for lending institutions, public and private corporations and individuals, for a variety of uses. Property types appraised include manufactured housing communities, recreational vehicle parks, manufacturing plants, office buildings, apartment complexes, retail properties and other types of commercial establishments. February 1998 to Present.

  Appraiser
  Atlas Real Estate Group, Inc.
  Tampa, FL

     Specialized in real estate condemnation valuations and related studies. Property types appraised include agricultural, industrial, residential, office buildings, retail properties and other types of commercial land and establishments. August 1991 to January 1998.

PROFESSIONAL AFFILIATIONS
-------------------------

  State Certified General Real Estate Appraiser
  Florida # 0002347
  Georgia # CG007464

PARTIAL LIST OF CLIENTS AND PROPERTIES

Manufactured Home Communities
-----------------------------

A Garden Walk     Palm Beach Gardens, Fl  Honeymoon Park      Dunedin, FL
Bear Creek        Ormond Beach, FL        La Buona Vita       Port St. Lucie, FL
Bonfire           Leesburg, FL            Lincolnshire        Largo, FL
Briarwood         Lake Worth, FL          Meadowbrook         Lakeland, FL
Camelot East      Sarasota, FL            Mobiland By The Sea Melbourne, FL
Camelot Lakes     Sarasota, Fl            Oak View            Arcadia, FL
Carefree Village  Tampa, FL               Palmetto            Hallandale,FL
Clover Leaf       Brooksville, FL         Plaza               Bradenton, FL
Coquina Crossing  St. Augustine, FL       Ranchero Village    Largo, FL

Profile of Appraiser
William G. Trask

Manufactured Home Communities (Cont.)
-------------------------------------

Country Club Estates          Venice, FL               River Bay                Tampa, FL
Country Lakes                 Coconut Creek, FL        Riverview                Micco, FL
Country Life                  Leesburg, FL             Serendipity              Clearwater, FL
Crystal River Village         Crystal River, FL        Southern Acres           St. Cloud, FL
Diamond Point                 Leesburg, FL             Spanish Trails           Zephyrhills, FL
Friendly Village              Sellersburg, IN          Sun Village              Largo, FL
Hammock Lake                  Fort Meade, FL           Sundance                 Zephyrhills, FL
Heron Cay                     Vero Beach, FL           Sunshine Village         Lake Worth, FL
Hibiscus                      Mount Dora, FL           Tall Pines               Fort Pierce, FL
Hidden Village                St. Petersburg, FL       Tanglewood               Fort Pierce, FL
High Point                    Clearwater, FL           Vero Palms               Vero Beach, FL

Recreational Vehicle Parks
--------------------------

Lazy Lakes RV                 Sugarloaf Key, FL        Ridgecrest RV            Leesburg, FL
Lions Lair RV                 Marathon, FL             Sunshine RV              Vero Beach, FL
Pioneer Village               North Fort Myers, FL     Topics Rv                Spring Hill, FL

Other
-----

ABC Pizza House               Tampa, FL                Fabian Enterprises       Tampa, FL
Blakie's Restaurant           Tampa, FL                Florida Power & Light    St. Petersburg, FL
Breed Automotive              Lakeland, FL             Mobil Oil                Lakeland, FL
Discount Auto Parts           Lakeland, FL             Pier 1 Imports           Hoover, AL
Discount Auto Parts           Sarasota, FL             Pizza Hut                Brandon, FL
Discount Auto Parts           Land O' Lakes, FL        Pizza Hut                Lakeland, FL

Financial
---------

Belgravia Capital                                      Heller Financial
Collateral Mortgage, Ltd.                              Lehman Brothers
Executive Commercial Funding                           NationsBank
First Federal Savings Bank, Leesburg, FL               Republic Bank, Port Richey, FL
First National Bank, St. Lucie, FL                     Signature Financial Services, Inc.
First Union National Bank                              Union Capital Investments, LLC
GE Capital Corporation                                 United Southern Bank, Eustis, FL
Greentree Financial

Profile of Appraiser                                                        3
William G. Trask


Real Estate/Real Estate Investment
----------------------------------

Continental Communities                           National Home Communities
Martin Newby Management                           Pacific Life
Munao Partnership                                 Windsor Corporation


EDUCATIONAL BACKGROUND
----------------------

  Florida State University
  University of South Florida
  Edison Community College
  Hillsborough Community College
  Appraisal Institute
  International Right of Way Association

                                                               EXHIBIT (b)(1)(F)

                                    SUMMARY
                         REAL ESTATE APPRAISAL REPORT


               The 484-space A Garden Walk Mobile Home Community
                           8200 North Military Trail
      Palm Beach Gardens, Unincorporated Palm Beach County, Florida 33410



                                 PREPARED FOR

                                Mr. Steve Waite
                              Windsor Corporation
                               6430 South Quebec
                           Englewood, Colorado 80111


                                     AS OF

                                August 27, 1999



                                  PREPARED BY

                             WHITCOMB REAL ESTATE

               [LETTERHEAD OF WHITCOMB REAL ESTATE APPEARS HERE]

September 20, 1999

Steve Waite
Windsor Corporation
6430 South Quebec
Englewood, Colorado 80111

RE:  484-Space A Garden Walk Mobile Home Community
     8200 North Military Trail
     Palm Beach Gardens, Unincorporated Palm Beach County, Florida 33410

Dear Mr. Waite:

     At your request, we have inspected and appraised the above captioned property. We estimate the "as is" market value of the property rights outlined herein, as of August 27, 1999, based on an exposure period of six months, to be:

            - ELEVEN MILLION THREE HUNDRED FIFTY THOUSAND DOLLARS -

                                 ($11,350,000)

     Our value estimate applies to the land as physically constituted, to the improvements actually in existence and reflects prevailing trends in the local real estate market. We have made a careful inspection, study, and analysis of the property, and have considered all factors which, in our opinion, would tend to influence the market value of the subject.

     A Garden Walk is a fully developed 484-space manufactured home community, with a clubhouse, pavilion, tennis and shuffleboard courts, horseshoe pits, and two swimming pools.

     Our conclusion is premised on the Assumptions and Limiting Conditions as cited in our attached report, as well as the facts and circumstances as of the valuation date. This appraisal has been prepared in accordance with the "Uniform Standards of Professional Appraisal Practice" (USPAP) as published by the Appraisal Standard Board of the Appraisal Foundation and those specific conditions indicated in the engagement letter.

     This appraisal assignment was not based on a requested minimum value, specific value, or the approval of a loan. The intended user of this report is the Windsor Corporation.

Mr. Steve Waite
September 20, 1999
Page Two

     We appreciate this opportunity to be of service to you. If you have any questions, please do not hesitate to contact us.

     This is a Summary Appraisal, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice for Summary Appraisal Reports. This report represents only summary discussions of the data, reasoning, and analyses employed in the appraisal process toward the development of our opinion of value. Supporting documentation has been retained in our files.

Very truly yours,


/s/ John H. Whitcomb

John H. Whitcomb, MAI, CCIM
St. Cert. Gen. REA #0001234



/s/ William G. Trask

William G. Trask
St. Cert. Gen. REA #0002347

TABLE OF CONTENTS
-----------------

Title Page
Transmittal
Table Of Contents...........................................................   4
Summary Of Facts And Conclusions............................................   6
Extent Of Confirming, Collecting And Reporting Data.........................   7
Purpose And Function Of The Appraisal.......................................   7
Area/Neighborhood Description...............................................   8
Manufactured Home Community Market Overview.................................  10
Land And Site Improvements..................................................  10
Improvement Description.....................................................  11
Ownership And Property History..............................................  12
Occupancy...................................................................  12
Zoning And Other Land Use Controls..........................................  12
Real Estate Assessment And Taxes............................................  13
Marketability And Marketing Period..........................................  14
Highest And Best Use........................................................  14
Valuation Process...........................................................  15
Income Capitalization Approach..............................................  16
Sales Comparison Approach...................................................  24
Final Estimate Of Value.....................................................  28
Certification...............................................................  29
Assumptions And Limiting Conditions.........................................  30
Addenda
Legal Description
Maps
Profiles Of Appraisers

                [PICTURE APPEARS HERE] (Taken August 27, 1999)

                            1. Entrance to Subject

                            [PICTURE APPEARS HERE]

                            2. Typical Street View

SUMMARY OF FACTS AND CONCLUSIONS
--------------------------------


  Property Appraised:         484-Space A Garden Walk Mobile Home Community
  -------------------
                              8200 North Military Trail
                              Unincorporated Palm Beach County, Florida

  Property Rights
  ---------------
  Appraised:                  Fee Simple Interest, subject to tenant leases.
  ----------

  Land Area:                  71.35 acres or 3,108,006 square feet.
  ----------

  Improvements:               484 manufactured home spaces, with a clubhouse,
  -------------
                              pavilion, tennis and shuffleboard courts, horseshoe pits, and two swimming pools.

   Owner:                     Windsor Park Properties, 6 and Windsor Park
   ------
                              Properties, 7

   Zoning:                    RM, Palm Beach County
   -------

   Highest and Best Use:      As Improved -- Current Use
   ---------------------

   Value Indications:         Income Approach               $11,350,000
   ------------------
                              Sales Comparison Approach     $11,400,000

   Final Estimate of Value:   $11,350,000
   ------------------------

   Date of Appraisal:         August 27, 1999
   ------------------

   Date of Inspection:        August 27, 1999
   -------------------

EXTENT OF CONFIRMING, COLLECTING AND REPORTING DATA
---------------------------------------------------


     This assignment encompasses providing an "as is" market value of the fee simple title of the property and improvements, as of the specified date. The scope of this investigation included an overview of the area and local manufactured home markets, inspections of the subject properties and their environs, and the collection and analysis of market data, inspection of the comparable and competitive properties, consideration and application of the appropriate valuation methods, and a reconciliation and final estimate of value.

     The real estate interest appraised is that of ownership in fee simple interest, subject to the existing tenant leases. The property is appraised free and clear of mortgages, liens, servitude's and encumbrances, except those noted in the body of this appraisal.

PURPOSE AND FUNCTION OF THE APPRAISAL
-------------------------------------


     The purpose of the appraisal is to express our opinion of the "as is" market value of the fee simple interest, subject to existing tenant leases, of the real estate, as of August 27, 1999. The information, opinions, and conclusions contained in this report have been prepared as a basis for portfolio valuation. The date of this appraisal is August 27, 1999, corresponding with the physical inspection of the subject property. The intended user of this report is the Windsor Corporation.

     Market Value is defined as: The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus.

     Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     .    Buyer and Seller are typically motivated;

     . Both parties are well informed or well advised, and each acting in what he considers his own best interest;

     .    A reasonable time is allowed for exposure in the open market;

     . Payment is made in terms of cash in U. S. dollars or in terms of financial arrangements comparable thereto; and

     . The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale./1/


__________________________
/1/ The Office of the Thrift Supervision, 12 CFR 564.2(f).

AREA/NEIGHBORHOOD DESCRIPTION
-----------------------------


Location/Access
---------------

     The subject property is located along the east side North Military Trail in an unincorporated area of northern Palm Beach County, just south of incorporated Palm Beach Gardens. The neighborhood is generally bounded by North Lake Boulevard to the north, Interstate 95 to the east, Blue Heron Boulevard to the south and the Florida Turnpike to the west. The center of the neighborhood is approximately 4 miles west of the Atlantic Ocean. The eastern boundary of the site abuts Interstate 95.

     Land uses generally consist of commercial development along the major thoroughfares with residential backup. The neighborhood is approximately 80% built-up with new development occurring west of the subject property across Military Trail.

     Primary access to the subject property is via Military Trail. Military Trail is a six lane divided thoroughfare which bisects the neighborhood in a north/south direction. Access to Interstate 95 is available two miles south of the subject property via Blue Heron Boulevard and one mile north of the property via North Lake Boulevard. Access to the Florida Turnpike is available at PGA Boulevard, four miles northwest of the subject property. Overall, access to the subject property is considered good.

     The subject property's location in regard to the local amenities in the form of shopping, recreational and activity centers is considered excellent.
The infrastructure is in-place in the neighborhood and concurrency is not an issue in development. General real estate values have been static over the last three to four year period, although construction has been continuing at a moderate pace, on properties purchased during that period.

     Future infill development in the neighborhood is expected to be at a much slower pace, due primarily to the lack of prime available land in the neighborhood, and the advanced degree of existing development. The subject property will benefit from its excellent location and the westward trend of development.

Population
----------

     The Bureau of Economic and Business Research from the University of Florida estimated Palm Beach county's 1990 population at 863,503, an increase of approximately 50% over the 1980 figure. This rate of growth ranked the County as the sixth fastest growing metropolitan area in the United States and second fastest in the state. The average growth rate for Palm Beach County has been 5% to 6% per year over the past 20 years. The 1997 population was 1,003,798, a 16.2%

Area/Neighborhood Description

increase from 1990. The County now ranks as the 49th largest Metropolitan Statistical Area in the nation, up from 58th in 1980. Palm Beach County is the third most populated county in the state. Future projections indicate a continued population growth although at a declining rate.

Employment
----------

     The Palm Beach market has a well-balanced employment base with no single industry dominating. This diversified industrial base will continue to be the driving force for continued growth in this metropolitan area. Reflecting the health of the local economic climate, all sectors of the area's major industries have shown growth in the past decade. The Palm Beach County civilian work force stood at 482,486 as of 1997, with a 6.3% unemployment rate, above the state and national averages over the same period.

Transportation
--------------

     The Palm Beach area is accredited as a major Florida transportation center. It is served by 15 airlines, Greyhound Bus Lines, Tri-Rail, Amtrak and CSX rail service, cruise and freight shipping, as well as the interstate highway system. Its prime geographic location provides easy access to all markets.

Concurrency
-----------

     The State of Florida's Local Government Comprehensive Planning Act of 1975 required all counties and municipalities in the state to develop, implement and monitor local comprehensive growth and management plans. Pursuant to this law, each county was required to publish Land Use Policy Guides, both in written and map form, which designate desired types of land use and probable zoning for all county lands not within their boundaries.

Summary and Conclusion
----------------------

     The subject is located just south of Palm Beach Gardens, which is located in the northern portion of Palm Beach County. The subject's location in regard to the local amenities in the form of shopping, recreational and activity centers is considered excellent due to the proximity of the Cities of Palm Beach Gardens and West Palm Beach. General real estate values have been static over the last three to four year period.

MANUFACTURED HOME COMMUNITY MARKET OVERVIEW
-------------------------------------------

     According to the Florida Manufactured Housing Association's 1996 Statistical Package, there are 139 manufactured home communities in Palm Beach County. Of this total, there are 46 communities (approximately 33% of the total), with 101 or more spaces. Additionally, 52 of the communities, or approximately 37% of the total, are in the 26 to 100-space range. Approximately 67% of the manufactured home communities in Palm Beach County have 100 or less spaces. The large percentage of small communities points to a fragmented marketplace, with a variety of ownership forms. The subject, at 484 spaces, is one of the larger communities in Palm Beach County.

LAND AND SITE IMPROVEMENTS
--------------------------

     The subject site is an irregularly shaped parcel of land containing approximately 71.35 acres of gross area. The tract is generally level and at street grade and drainage of the tract appears adequate. No adverse soil or subsoil conditions were noted during the physical inspection of the site. Utility services connected and in service on the date of valuation include water, electricity, cable television and telephone. An on-site wastewater treatment plant handles wastewater and storm sewer is handled by the ponds. The individual sites are accessed by roadways configured to maximize the use of the land, common to most manufactured home communities. Roadway improvements include:

     Street-bed:     Military Trail is an asphalt paved, six lane thoroughfare.
     ----------
                     The subject streets are asphalt paved 20-foot wide roadways.

     Sidewalks/Curb: Military Trail has concrete sidewalks and curbs.  There
     --------------
                     are no sidewalks in the subject, however there are concrete curbs.

     Street Lights:  Military Trail and the subject park all have pole mounted
     -------------
                     overhead streetlights along the right of way.

     Landscaping:    Sodded and planted areas extend along the entire
     -----------
                     perimeter and throughout the site.

     Other:          The subject is enclosed by a six-foot high masonry
     ------
                     block and chain link fence.

     Encumbrances:   None noted.
     -------------

     Easements:      Standard utility easements assumed to exist.
     ----------

     Encroachments:  None noted.
     --------------

Land and Site Improvements                                                    11

     Our review of the deed and county property records did not reveal any adverse or potentially adverse interests that would affect the utility of the subject property. Specifically, there are no recorded, or otherwise known liens, defects in title or adverse easements. There are no rent controls in effect in Palm Beach County.

Functional Utility
------------------

     The site, which is irregular in shape and contains approximately 71.35 acres, is large enough to accommodate building improvements and roadways as well recreational amenities and green areas. The site is considered functional for various residential development scenarios. The current development of 484 total units equates to an overall density of approximately 6.78 units per acre, similar to current development standards.

IMPROVEMENT DESCRIPTION
-----------------------


     The subject is improved with 484 manufactured home pads, arranged along streets configured to maximize the available lots. The lots vary slightly in size, averaging 4,000 square feet. The density of the property is equal to 6.78 units per acre.

     The common area amenities include a clubhouse and adjacent pool area, pavilion and pool, horseshoe pits, petanque, tennis court and shuffleboard courts. There are four ponds on site that serve to control drainage and as a view amenity.

     The clubhouse is a frame structure on piers, with a gable style roof structure. This structure contains approximately 6,450 square feet of area and is configured to provide a recreation/dining hall, kitchen, storage area, billiards room and laundry room. There are mens and ladies rest rooms. The interior construction consists of painted or papered drywall walls and ceilings. The finish flooring is vinyl tile. The lavatories have ceramic floor coverings and marble wainscot. There are flush mounted fluorescent light fixture and ceiling fans. The kitchen contains a refrigerator, combination oven and range, and microwave oven. The kitchen was being re-floored on the date of our inspection. A brick manager's residence containing approximately 1,872 square feet is located on the site.

     We have not estimated a separate value for these amenities, or equipment, as they are standard items found at most mobile home parks. These amenities are typical for a park of this age and size and are adequate and functional in use.

Improve Description                                                          12

     The subject community and site improvements were built in 1968. The community is, therefore approximately 30 years old. According to public records, the clubhouse and manager's residence were built in the mid-1940's. The common areas, streets, amenities and individual manufactured homes were observed to be in good overall condition, having been originally constructed of high quality materials and having been well maintained over the years. No significant item of deferred maintenance was noted and overall maintenance levels in the community are rated good.


OWNERSHIP AND PROPERTY HISTORY
------------------------------

     The ownership of the subject, as recorded in the Official Records of Palm Beach County in Official Record Book 8881 at Page 0248, is in the name of Windsor Park Properties 6 and Windsor Park Properties 7. The deed was recorded in August 1995, and the indicated consideration was $9,280,000.

OCCUPANCY
---------

     A fully developed 484-space manufactured home community occupies the subject. Our inspection confirmed 43 vacant sites, 3 model homes and 1 employee occupied site. The economic occupancy is 90.3%. The community is governed, as required by law, by a prospectus, dated October 8, 1985, and revised February 23, 1993. Rents were increased based on the CPI on January 1, 1999.

ZONING AND OTHER LAND USE CONTROLS
----------------------------------

     The subject is zoned RM, Multiple Family Residential. It is our opinion that the subject property is in conformance with the zoning code.

Concurrency
-----------

     The subject property is in conformance with the approved comprehensive plan filed by Palm Beach County. Therefore, concurrency is not an issue for the subject site.

Flood Hazard
------------

     The subject property is located in a designated Flood Zone "B" according to Flood Map Community Number 120192, Panel 0130B, dated October 15, 1982. Zone B is defined as "Areas

Zoning and Other Land Use Controls                                            13

between the limits of the 100-year flood and 500-year flood; or certain areas subject to 100-year flooding with average depths less than one (1) foot...".

Environmental
-------------

     We observed no obvious areas of contamination on or about the site. However, we have no qualifications in environmental hazards and recommend an environmental audit be performed.


REAL ESTATE ASSESSMENT AND TAXES
--------------------------------

     The subject property is identified in the Palm Beach County records under Folio Number 00 42 42 24 00 000 5010. The assessed value of the subject totals $8,715,015. It is our opinion that the subject property is fairly assessed.
The 1998 taxes were $275,215.56 indicating a per space tax liability of $568.63.

     Assessed values, for purposes of property taxation are determined on January 1, of each year. In the State of Florida, properties are assessed at 100% of the market value, as required by Florida Statute, Chapter 192.042. Properties are reassessed annually and equitability of assessments is not a basis for assessment in the State of Florida. Taxes are due and payable on the first day of the year, although tax bills are issued in arrears. Discounts up to 4% of the total bill are available for early payment and taxes become delinquent after March 31. Our discussions with a number of owner's of investment real estate and mobile home parks has indicated that "early" payment of real estate taxes is a very common practice. Additionally, prudent management would also dictate the payment of real estate taxes to take advantage of any discounts offered. Our estimate of taxes, in the amount of $266,849, reflects this practice.

MARKETABILITY AND MARKETING PERIOD                                            14
----------------------------------


     The subject is competitive with other properties in the marketplace and is marketable, although not considered a candidate for a resident purchase. Discussions with large institutional manufactured home community investor representatives and local area realtors, indicated that "properly priced", stable, well kept manufactured home communities should "be under contract" within a six month period in today's market.

     Our discussions also indicated overall capitalization rates were higher for all-age communities and dependent upon occupancy and condition. Pricing is established by processing gross income, reduced by a vacancy and credit loss factor, operating expenses and an additional capital charge based on overall condition, is deducted to arrive at a net operating income (NOI). Those surveyed indicated that at properties not operating at stabilized occupancy, they were unwilling to compensate a seller for any of the upside to be gained in filling the property.

     In late summer 1998, commercial mortgage backed securities (CMBS) lenders restructured their pricing for long term fixed rate loans. These loans had historically been priced based on an interest rate spread above Treasury Securities. The secondary market for these loans became illiquid and lenders were unable to sell the loans profitably. Consequently, although interest rates on Treasuries have fallen, the interest rates on securitized loans have increased. Prior to this increase, interest rate spreads were available lower than 150 basis points over the 10-year Treasuries. Since the fall, spreads have increased to the low 200 basis point range for manufactured housing communities.

     Interest rates are low and financial institutions are again willing to lend money for real estate projects with good occupancies. There has also been significant institutional investor interest in manufactured home community investments. In our opinion, the marketing period for the property would be within the range indicated by the industry participants or six months.

HIGHEST AND BEST USE
--------------------

     Highest and Best Use may be defined as: The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible and which results in the highest value."/2/

________________________

/2/The Appraisal Institute, The Appraisal of Real Estate, 10th Ed. Chicago: The
                            ----------------------------
Appraisal Institute, 1992, page 275.

Highest and Best Use                                                          15

     We have considered all of the potential uses to which the subject is legally and physically adaptable. It is our opinion that the current use of the subject, as a 484-space, manufactured home community, represents the highest and best use of the subject.


VALUATION PROCESS
-----------------

     There are three recognized approaches to the valuation of real property:
Cost; Income; and, Direct Sales Comparison. The appropriateness of each approach varies with the type and age of the property under examination, as well as the quantity and quality of applicable market data as of the appraisal date. In the analyses and appraisal of the subject, we have considered the positive and negative aspects of each approach for this specific assignment.

     The Cost Approach provides a value indication based on the depreciated cost of the improvements added to land value. The Income Approach produce an estimate of value through an economic analysis of the net income derived from the property and is converted to a capital sum at an appropriate rate. The Sales Comparison Approach produces an estimate of value through a comparison of similar properties, which have been transferred in the local market.

    In the analysis of a fully occupied manufactured home community, investors are primarily concerned with cash flow to service any debt and the equity position. While development costs are important for developing communities, investors assume that these costs are adequately accounted for in rental levels. In communities where developers have made money on the sale of mobile homes by offering low space rental rates, an investor would not be willing to compensate a seller for any more than the income to be received. The subject is fully developed with no expansion possibilities, therefore a potential investor would be primarily interested in the cash flow and equity return and we have excluded the Cost Approach.

INCOME CAPITALIZATION APPROACH                                                16
------------------------------

     As an introduction to the analysis of the subject it is helpful to identify the goals and objectives of both buyers and sellers of properties such as the subject.

     From the standpoint of a seller, maximum price is, of course, an initial goal. Tempered by capital gains considerations and the potential for recapture of book depreciation accruals, a seller is often forced to consider a negotiated price that may include such concessions as interim or permanent financing. Dictated by market forces, the rate, term, and amount of financing may be favorable, neutral, or unfavorable with respect to the ultimate selling price.

     The purchasers of investment realty naturally prefer to pay a minimum price subject to terms, and within the goal of price minimization seek:

     1. Cash flow relative to capital investment measured either on a pre-income tax or post-income tax basis.

     2.   Minimal capital investment to permit leverage.

     3.   Equity build-up through mortgage amortization.

     4.   Sheltered income through accumulation of book depreciation.

     5.   Capital accumulation through market appreciation.

     The relative importance of the above factors to an investor's formula is difficult to quantify. Institutional investors, speculators, developers, financial institutions, and syndicators do not uniformly apply the same investment strategies. Location, property size, tenant mix, age of the facility, absence or presence of long term leases, assignability of existing debt, condition of the facility, level of occupancy, quality of management, and other related factors are among the criteria that affect the marketability of an income-producing property in the market.

     The first step in the Income Approach to value involves the estimate of future net operating income to be generated by the subject property. The estimate of net operating income is derived through the process of estimating the total potential gross income (PGI from rentals and other sources, less any vacancy and credit loss producing an effective gross income (EGI) estimate. All expenses associated with the operation of the property are then deducted to yield a stabilized net operating income (NOI) estimate.

     A survey of the competitive properties is presented in summary form on the following page.

                            RENTAL COMPARABLE CHART

===================================================================================================================================
  No.                 Name                    Total             Monthly     Services Included In              Amenities
                     Address                 Spaces/             Rental         Monthly Rates
                                              Occ.               Rates
===================================================================================================================================
         Sunshine Village
   1     2765 10th Avenue North                170/             $295.00 to  Water, sewer and trash      Laundry, shuffleboard
         Lake Worth, Unincorporated            168              $315.00     collection.                 and horseshoes.
         Palm Beach County, Florida
-----------------------------------------------------------------------------------------------------------------------------------

   2     Arrowhead                             602/             $364.00 to  Water, sewer, lawn          Clubhouse, two pools,
         6255 Lawrence Road                    586              $416.00     maintenance and trash       laundry and shuffleboard.
         Lantana, Palm Beach County,                                        collection.
         Florida

-----------------------------------------------------------------------------------------------------------------------------------

   3     Mas Verde Mobile Estates              300/             $315.00 to  Water, sewer and trash      Clubhouse, pools,
         5656 Lake Worth Road                  298              $325.00     collection.                 laundry and shuffleboard.
         Lake Worth, Palm Beach County,
         Florida
-----------------------------------------------------------------------------------------------------------------------------------

   4     Lantana Cascade                       461/  $415.00 to $445.00     Water, sewer, trash         Clubhouse, pools,
         6330 South Congress Avenue            443                          collection and cable        shuffleboard and
         Lantana, Unincorporated Palm                                       television.                 laundries.
         Beach County, Florida

-----------------------------------------------------------------------------------------------------------------------------------

 Subj.   A Garden Walk                         484/  $365.00 to $381.00     Water, sewer and trash      Clubhouse, pools, tennis
         8200 North Military Trail             441                          collection.                 courts, petanque and
         Palm Beach Gardens, Palm Beach                                                                 shuffleboard.
         County, Florida

===================================================================================================================================

Income Capitalization Approach                                               18

Income Analysis
---------------

     The general market practice is on a base lot rent charged on a monthly basis. The lot rent in our survey ranged from $295.00 to $445.00 per month, as indicated by the rent comparables recited in this report. As shown by our survey, the subject's lot rents are within the market range.

Potential Gross Income
----------------------

     In our forecast of total rental income, we have projected 12 months at the current rent levels. Based on the current rent roll, the total monthly rent amounts to $178,932 and the average monthly rental rate for the 484 units is equivalent to $369.69. The potential gross income from rentals is $2,147,184 per year.

Vacancy and Credit Loss
-----------------------

     The subject is an all-age community currently 91.1% physically occupied with 43 of the 484 sites vacant. To the physical vacancy, we have added a small percentage to account for credit loss in our estimate of economic vacancy of 12.0% of total potential gross income, or $257,662.

Other Income
------------

     Additional income is typically derived from sources such as storage fees, labor charges to the tenants, commissions on sales and rentals of the units. Historically, the subject has generated from $18,455 (1996) to $19,864 (1997), in other income. We have based our estimate of other income on the historical levels, estimating this income at $35.00 per space.

Effective Gross Income (EGI)
----------------------------

     Effective Gross Income is derived from income based upon the current economic rent less a vacancy and credit loss allowance for present and anticipated losses due to tenant changes, plus any additional income. Thus potential gross rental income of $2,147,184 less a vacancy and credit loss allowance in the amount of $257,662, or 12.0% produces an effective gross income from rentals estimate of $1,889,522. To this we add income derived from other sources, which totals $16,940, arriving at an effective gross income estimate of $1,906,462.

================================================================================================================================

                                         A Garden Walk - Summary of Historical Operations

                                      Pct. of    $ Per               Pct. of   $ Per                Pct. of   $ Per     1999
                             1996     Income     Space      1997     Income    Space       1998     Income    Space   Annualized
--------------------------------------------------------------------------------------------------------------------------------
Income:
Rents                     $1,793,820  98.98%  $3,706.24  $1,819,173  98.92%  $3,758.62  $1,876,704  98.99%  $3,877.49 $1,940,162
Utility Income                   979   0.05%       2.02           0   0.00%       0.00           0   0.00%       0.00          0
Other Income                  17,476   0.96%      36.11      19,864   1.08%      41.04      19,142   1.01%      39.55     17,816
                          ------------------------------------------------------------------------------------------------------
Total Income              $1,812,275 100.00%  $3,744.37  $1,839,037 100.00%  $3,799.66  $1,895,846 100.00%  $3,917.04 $1,957,978

Expenses:
Administration/Office     $   73,197   4.04%  $  151.23  $   67,359   3.66%  $  139.17  $   59,890   3.16%  $  123.74 $   54,612
Insurance                     11,338   0.63%      23.43      16,816   0.91%      34.74      15,239   0.80%      31.49      8,698
Maintenance & Repairs         32,020   1.77%      66.16      45,287   2.46%      93.57      38,993   2.06%      80.56     31,672
Management Expense            89,589   4.94%     185.10      92,177   5.01%     190.45      94,658   4.99%     195.57     97,578
Wages & Benefits             131,043   7.23%     270.75     134,391   7.31%     277.67     154,975   8.17%     320.20    156,496
Property Taxes               252,873  13.95%     522.46     269,390  14.65%     556.59     252,431  13.31%     521.55    279,210
Utilities                    205,861  11.36%     425.33     199,109  10.83%     411.38     222,682  11.75%     460.09    250,548
                          ------------------------------------------------------------------------------------------------------
Total Expenses            $  795,921  43.92%  $1,644.46  $  824,529  44.83%  $1,703.57  $  838,868  44.25%  $1,733.20 $  878,814

Net Operating Income      $1,016,354  56.08%  $2,099.90  $1,014,508  55.17%  $2,096.09  $1,056,978  55.75%  $2,183.84 $1,079,164
================================================================================================================================

                            Pct. of     $ Per        1999
                            Income      Space     thru June
-----------------------------------------------------------
Income:
Rents                       99.09%    $4,008.60     970081
Utility Income               0.00%         0.00
Other Income                 0.91%        36.81       8908
                           --------------------------------
Total Income               100.00%    $4,045.41

Expenses:
Administration/Office        2.79%    $  112.83      27306
Insurance                    0.44%        17.97       4349
Maintenance & Repairs        1.62%        65.44      15836
Management Expense           4.98%       201.61      48789
Wages & Benefits             7.99%       323.34      78248
Property Taxes              14.26%       576.88     139605
Utilities                   12.80%       517.66     125274
                            -------------------------------
Total Expenses              44.88%    $1,815.73

Net Operating Income        55.12%    $2,229.68
==========================================================

Income Capitalization Approcah                                         20


Operating Expense Analysis
--------------------------


Administrative/Office: Historically, this expense has shown a variable,
----------------------
decreasing trend. In the financial statements, this expense does include some corporate expense items, which we have not considered. We have stabilized our estimate of this expense at $125.00 per space per year, which is equal to $60,500 or approximately 3.17% of the estimated effective gross income.

Insurance:  Historically, this expense has exhibited a varying trend.  Our
----------
estimate of this expense has been stabilized based on the historical amounts at $35.00 per space per year. This is equal to $16,940 annually or approximately 0.89% of the effective gross income.

Maintenance and Repair: Historically, this expense has varied since 1996.  We
-----------------------
have based our estimate on the indicated historical trend at $90.00 per space per year or $43,560 annually, believed adequate to properly maintain the community. This amount is equal to approximately 2.28% of the estimated effective gross income.

Management Fees: This expense typically includes off-site management, the
---------------
oversight of the on-site manager and monthly bookkeeping functions. We used a rate of 5% of the effective gross income estimate, typical in the market place, equal to $95,323 or $196.95 per space per year.

Wages and Benefits: Historically, this expense has increased annually since
-------------------
1996. We have based our estimate on the historical data at $325.00 per space per year or $157,300, which is equal to 8.25% of the estimated effective gross income.

Property Taxes: This category is project specific due to location.  Based on our
---------------
analysis of the historical tax trends, we have estimated the tax liability to be $266,849. This equates to $551.34 per space per year or approximately 14.00% of the estimated effective gross income.

Utilities:  This expense was equal to $425.33 per space in 1996, $411.38 per
----------
space in 1997 and the 1998 amount is equal to $460.09 per space. We have estimated this expense at $480.00 per space per year. This is equal to $232,320, or approximately 12.19% of the estimated effective gross income.

Reserves:  This expense category represents the inclusion of set-asides for
---------
major recurring or capital type expenditures experienced periodically by any property. We have used $25.00 per space per year, believed adequate to cover future capital costs. This equates to $12,100 annually or approximately 0.63% of the estimated effective gross income.

Total Expenses: To summarize, we have stabilized total operating expenses for
---------------
the subject property at $884,892. This estimate is equal to 46.42% of the Effective Gross Income (EGI) estimate or $1,828.29 per space per year. As shown, expenses have historically ranged between 43.92% (1996) and 44.83%
(1997).

======================================================================================

                                    A Garden Walk
                          Reconstructed Operating Statement

======================================================================================

Income
        Spaces   Monthly Rent   Monthly Total   Annualized
-----------------------------------------------------------
             1        $365.00            $365       $4,380
           270        $366.00         $98,820   $1,185,840
             7        $368.00          $2,576      $30,912
            34        $371.00         $12,614     $151,368
             4        $373.00          $1,492      $17,904
            33        $374.00         $12,342     $148,104
           118        $375.00          44,250      531,000
             4        $380.00           1,520       18,240
            13        $381.00           4,953       59,436
-----------------------------------------------------------
           484        $369.69        $178,932                  Pct.             $
                                                              of EGI        Per Space
                                                             -------------------------
Gross Potential Rental Income                   $  2,147,184     112.63%   $  4,436.33

Less:
  Vacancy & Credit Loss                             (257,662)      12.0%   $   (532.36)
                                              ----------------------------------------
Effective Gross Income From Rentals             $  1,889,522      99.11%   $  3,903.97

Add:
  Utility Income                                           0       0.00%   $         -
  Miscellaneous Income                                16,940       0.89%   $     35.00
                                              ----------------------------------------
Total Effective Gross Income                    $  1,906,462     100.00%   $  3,938.97

Expenses
Administrative/Office                           $     60,500       3.17%   $    125.00
Insurance                                             16,940       0.89%         35.00
Maintenance & Repairs                                 43,560       2.28%         90.00
Management Expense                                    95,323       5.00%        196.95
Wages & Benefits                                     157,300       8.25%        325.00
Property Taxes                                       266,849      14.00%        551.34
Utilities                                            232,320      12.19%        480.00
Reserves                                              12,100       0.63%         25.00
                                              ----------------------------------------
Total Expenses                                  $    884,892      46.42%   $  1,828.29

Net Operating Income                            $  1,021,570      53.58%   $  2,110.68
======================================================================================

Income Capitalization Approach                                                22

Selection of a Capitalization Rate
----------------------------------

     Direct capitalization of terminal net operating income by an overall capitalization rate extracted from the market provides an excellent indication of market value. Purchasers of manufactured home communities most often utilize this method. This method is easily understood, closely related to the market, and convincing if the overall rates abstracted from recent sales are from comparable sale properties and accurate income data are available.

Market Data
-----------

     The comparable sale data shown in the Sales Comparison section of this report indicated an overall capitalization rate from 7.44% to 9.83%. Our analysis of this data indicated a narrow range in overall capitalization rates, which tend to be influenced by the size of the community and its age and condition.

                               Comparable Sales

          ===========================================================
               Sale          Sale Date              Overall
              Number                          Capitalization Rate
          -----------------------------------------------------------
                1              07/97                 9.18%
          -----------------------------------------------------------
                2              01/99                 7.94%
          -----------------------------------------------------------
                3              09/98                 7.44%
          -----------------------------------------------------------
                4              07/98                 8.29%
          -----------------------------------------------------------
                5              06/98                 9.83%
          ===========================================================

     Based on the comparison of the sale data to the subject and considering the current investor and interest rate environment, the overall rate for the subject would likely be in the 9.0% range. We have concluded a rate of 9.0%.

Debt Coverage Ratio Method
--------------------------

     We have also developed an overall rate through the Debt Coverage Ratio analysis. Current commercial lending policies indicate a mortgage loan of 75% of market value, based on a 20-year amortization schedule at an annual interest rate of 7.85%, which yields an annual mortgage constant of 9.8514%. A minimum debt coverage ratio (DCR) of 1.25 to 1.00, would likely be required for a property similar to the subject. Based on these assumptions an overall capitalization rate has been developed, as presented below:

Income Capitalization Approach                                                23

         ==============================================================================================
                  M                         f                         DCR                     OAR
                               X                         X                          =
         Loan to Value Ratio        Mortgage Constant         Debt Coverage Ratio        Overall Rate
         ----------------------------------------------------------------------------------------------
                 0.75                    0.098514                      1.25                  0.092357
         ----------------------------------------------------------------------------------------------
                Rounded                                                                        9.2%
         ==============================================================================================

     The Debt Coverage Ratio method indicated a capitalization rate based upon financing by local banks. However, as the popularity of manufactured home community investments has increased, alternate sources of financing have become available through insurance companies and conduit programs.

     The presence of institutional investors in the market and the reduction in quality of real estate investments has bid down rates on manufactured home communities. Investors have become more creative in their acquisition strategies in order to compete. Therefore, actual transactions in the marketplace better demonstrate investor perceptions of yields on manufactured home community investments.

     We have placed a greater emphasis on the overall capitalization rate indicated by the market data, as this is a direct reflection of risk perceptions by market participants, although the rates are almost equivalent. Our estimate of the market value of the subject, indicated by the Income Capitalization Approach, is calculated as follows:

          Net Operating Income       Overall Capitalization Rate      Market Value
          $1,021,570                           /0.090                 $11,350,778
          Rounded to                                                  $11,350,000

SALES COMPARISON APPROACH
-------------------------

     The fundamental premise of the Sales Comparison Approach is the concept that the analysis of sales of reasonably similar properties provides an appraiser with empirical data from which observations and conclusions about the property being appraised can be made. Proper application of the approach requires that:

     1. Only market transactions be weighed, and the data of each transaction be confirmed to the greatest extent possible.

     2. The degree of comparability of each sale to the subject be considered; differences in physical, functional, and economic characteristics be noted; and adjustments for the differences be made.

     3. The value conclusion is consistent with the analysis of the sales data.

     So that a conclusion from the analysis of the sales data can be drawn, a unit of comparison has been selected. Calculation of a unit of comparison provides a common denominator by which the market sales can be related to each other and to the subject property. The commonly accepted unit of comparison in the valuation of manufactured home communities is the selling price per space.

     While a diverse array of transactions was initially considered, the sales selected for direct comparison to the subject are those transactions that are most similar to the subject. For dissimilar features adjustments are made indicating the price at which the subject could be expected to sell. In making adjustments, all relevant factors were considered including:

     1.   Nature of surrounding development.

     2.   Size.

     3.   Availability of competing properties.

     4.   Effect of time on selling prices.

     5.   Age and condition of the improvements.

     Based on our investigation, the following five sales are the most significant transactions for direct comparison with the subject.

                          Summary of Sale Comparables

====================================================================================================================================
No.   Name                                                       Sale Price/    Total      Price/     Average   E.G.I.M./    O.A.R.
      Address                                                    Sale Date     Spaces/     Space     Lot Rent   Expense %
                                                                              Occupancy
------------------------------------------------------------------------------------------------------------------------------------
1     Tall Pines                                                 $ 4,450,000       255/    $17,451    $196.94    7.44/        9.18%
      314 South Erie Drive                                        June 1997       98.0%                          26.7%
      Fort Pierce, Unincorporated St. Lucie County, Florida
------------------------------------------------------------------------------------------------------------------------------------

2     Honeymoon Park                                             $ 8,500,000       231/    $36,797    $330.87    8.35/        7.94%
      1100 Curlew Road                                           January 1999     98.7%                          33.7%
      Dunedin, Pinellas County, Florida

------------------------------------------------------------------------------------------------------------------------------------

3     Country Lakes Village I and II                             $14,100,000       472/    $29,873    $273.67    9.40/        7.44%
      5700 Bayshore Road                                        September 1998   100.0%                          30.6%
      Palmetto, Manatee County, Florida

------------------------------------------------------------------------------------------------------------------------------------

4     Pleasure Cove and Plantation Manor                         $16,600,000       585/    $28,376    $308.31    8.03/        8.29%
      3030 U.S. Highway 1                                         July 1998       97.3%                          33.4%
      Fort Pierce, St. Lucie County, Florida

------------------------------------------------------------------------------------------------------------------------------------

5     Village Park                                               $ 8,000,000       307/    $26,059    $391.41    6.50/        9.83%
      3900 West Prospect Road                                     June 1998       94.5%                          36.1%
      Fort Lauderdale, Broward County, Florida
====================================================================================================================================

Sales Comparison Approach                                                     26

     As previously stated, the Sales Comparison Approach involves investigating recent transfers of properties similar to the subject. The properties, which have been compared to the subject, have been discussed below:

     Sale Comparable Number One is Tall Pines located in Fort Pierce, Unincorporated St. Lucie County, Florida. This 255 space senior community sold in June 1997, for $4,450,000. This price equates to a sale price per space of $17,451. Based on an effective gross income of $597,773, the EGIM was 7.44 and the overall rate was 9.18%. Approximately 25% of the spaces are encumbered with lifetime leases.

     Sale Comparable Number Two is Honeymoon Park located in Dunedin, Pinellas County, Florida. This 231 space age restricted community sold in January 1999 for $8,500,000. This price equates to a sale price per space of $36,797. Based on an effective gross income of $1,017,882, the EGIM was 8.35 and the overall rate was 7.94%. The park was 98.7% occupied at the time of sale.

     Sale Comparable Three is Country Lakes Village I and II in Palmetto, Manatee County, Florida. The property has 472 home sites and recently sold for $14,100,000, or $29,873 per space. Based on an effective gross income of $1,500,590, the EGIM was 9.40. The expenses represented 30.6% of the effective gross income and the indicated capitalization rate was 7.44%. This age restricted community was 100% occupied at the time of sale.

     Sale Comparable Number Four is Pleasure Cove and Plantation Manor Manufactured Housing Communities. The properties are adjacent to one another and were both built in 1972. There are 585 total spaces and the property sold in July 1998 for $16,600,000, or $28,376 per space. Based on an effective gross income of $2,067,085, the EGIM was 8.03. The expenses represented 33.4% of the effective gross income and the indicated capitalization rate was 8.29%. The combined occupancy of both communities was 97.3% at the time sale.

     Sale Comparable Number Five is Village Park in Fort Lauderdale, Broward County, Florida. This 307 space rental park sold for $8,000,000 in June 1998. This price equates to a sale price per space of $26,059. Based on an effective gross income of $1,230,257, the EGIM was 6.50, and the overall rate was 9.83%. This park was 94.5% occupied at the time of sale.

     All of the sales were fee simple transactions, with abnormal financing reflected in the cash equivalent price. There were no abnormal sale conditions known to have occurred and all of the sales represent transactions that have taken place over a 2 year period, having traded under similar market conditions.

     Other adjustments, typically considered, are location, amenities, age and condition, occupancy, etc., and are reflected in the average lot rent. A tenant is typically willing, absent other

Sales Comparison Approach                                                     27

factors, to pay more lot rent for a better located, newer community. This also holds true for amenities, age and other factors. The average lot rent reflects, in most cases, the market perception of a property's position in the marketplace. It is also typical that lot rent increases contribute to increases in net operating income. Alternatively, we have employed the Effective Gross Income Multiplier (EGIM), in this analysis.

     The Effective Gross Income Multiplier for the comparable sale properties ranged between 6.50 and 9.40. As previously discussed, the EGIM is essentially a function of the average lot rent. The average lot rent is a function of the physical aspects of the property, such as age and condition, location and amenities. EGIM's also reflect the market's perception of the potential for future rent increases.

     The subject is an age restricted community with a 8.9% physical vacancy. The subject was observed to be in average condition and has a good location in Palm Beach County, Florida. All of the comparables had higher occupancy rates than the subject and the expense ratios are lower, ranging from 26.7% to 36.1%. By comparison, the subject has a forecast expense ratio of 46.42%. Based on these considerations, we have concluded an EGIM below the indicated range, processing the subject's Effective Gross Income of $1,906,462 with an EGIM of 6.00.

                    Thus $1,906,462  x 6.00 is    $11,438,772

                    Rounded to                    $11,400,000

     On a per space basis, this is equivalent to $23,554.

FINAL ESTIMATE OF VALUE
-----------------------

     The two approaches to value applied in the subject analysis yielded these conclusions:

            Income Capitalization Approach     $11,350,000

            Sales Comparison Approach          $11,400,000

     Depending on the circumstances of an appraisal, the two approaches to value apply to various degrees. The income capitalization approach indicates the amount at which a prudent investor might be interested in acquiring the property. The sales comparison approach reflects demand and reasonable selling price expectancy as evidenced by sales of similar properties.

     In the reconciliation, we reviewed each approach to value (a) to ascertain the reliability of the data and (b) to weight the approach that best represented the actions of typical users and investors in the marketplace.

     The income capitalization approach depends on the principles of substitution and anticipation. This approach postulates that the value of a property derives from the net income the property will produce during its economic life. Investors in the market predicate their decisions on economic factors oriented to the market and concern themselves with net income and its durability. The income capitalization approach synthesizes the capitalized return to and of the improvements and to the land. In the current instance, the availability of sufficient reliable and supportable historical data for the subject, made the income capitalization approach a reliable gage of the market value of the subject.

     The sales comparison approach uses a number of value indicators, both physical and economic, including investors' strategies and attitudes reflected in documented market transactions. The principle of substitution is the basis of this approach, which states that a prudent investor will pay no more to buy a property than the cost to buy a comparable substitute property. In the valuation of the subject property, the sales comparison approach was considered reliable.

     The two approaches reflect a narrow range of value. Our opinion of value is based on the Income Approach, as buyers are most concerned with cash flow to service debt. Our opinion of the market value of the subject, based on a reasonable exposure period of six months, as of August 27, 1999 was:

            - ELEVEN MILLION THREE HUNDRED FIFTY THOUSAND DOLLARS -

                                 ($11,350,000)

CERTIFICATION
-------------

We certify that, to the best of our knowledge and belief:

     .    The statements of fact in this report are true and correct.

     . The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, impartial and unbiased professional analyses, opinions, and conclusions.

     . We have no present or prospective interest in the property that is the subject of this report, and no personal interest with respect to the parties involved.

     . We have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

     . Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

     . Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

     . Our analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

     . The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

     . As of the date of this report, John H. Whitcomb, MAI, CCIM has completed the requirements under the continuing education program of the Appraisal Institute.

     . John H. Whitcomb, MAI, CCIM and William G. Trask have made a personal inspection of the property that is the subject of this report.

     . No one provided significant professional assistance to the persons signing this report.

     . We are in compliance with the competency provisions of the Uniform Standards of professional Appraisal Practice of the Appraisal Foundation.

     . This appraisal assignment was not based on a requested minimum value, specific value, or the approval of a loan.

   /s/ John H. Whitcomb                         /s/ William G. Trask
------------------------------               ------------------------------
John H. Whitcomb, MAI, CCIM                  William G. Trask
St. Cert. Gen. REA #0001234                  St. Cert. Gen. REA #0002347

ASSUMPTIONS AND LIMITING CONDITIONS
-----------------------------------

The primary assumptions and limiting conditions pertaining to the conclusion in this report are summarized below.

To the best of our knowledge and belief, the statements of facts contained in the appraisal report, upon which the analysis and conclusion expressed are based, are true and correct. Information, estimates and opinions furnished to us and contained in the report or utilized in the formation of the value conclusion were obtained from sources considered reliable and believed to be true and correct. However, no representation, liability or warranty for the accuracy of such items is assumed by or imposed on us, and is subject to corrections, errors, omissions and withdrawal without notice.

The legal description of the appraised property, as exhibited in the report is assumed correct.

The valuation may not be used in conjunction with any other appraisal or study. The value conclusion stated in this appraisal is based on the program of utilization described in the report, and may not be separated into parts. The appraisal was prepared solely for the purpose and party so identified in the Purpose and Function of the Report. The appraisal report may not be reproduced, in whole or in part, and the findings of the report may not be utilized by a third party for any purpose, without the written consent of Whitcomb Real Estate.

No change of any item in any of the appraisal report shall be made by anyone other than Whitcomb Real Estate and we shall have no responsibility for any such unauthorized change.

The property has been appraised as though free and clear of mortgages, liens, leases, servitudes and encumbrances, except as may be described in the appraisal.

We are not required to give testimony or to be in attendance at any court or administrative proceeding with reference to the property appraised unless additional compensation is agreed to and prior arrangements have been made.

Unless specifically stated, the value conclusion contained in the appraisal applies to the real estate only, and does not include personal property, machinery and equipment, trade fixtures, business value, goodwill or other non-realty items. Income tax considerations have not been included or valued unless so specified in the appraisal. We make no representations as to the value changes which may be attributed to such considerations.

Neither all nor any part of the contents of the report shall be disseminated or referred to the public through advertising, public relations, news or sales media, or any other public means of communication or referenced in any publication, including any private or public offerings including buy not limited to those filed with Securities and Exchange Commission or other governmental agency, without the prior written consent and approval of and review by Whitcomb Real Estate.

Assumptions and Limiting Conditions                                           31

In completing the appraisal, it is understood and agreed that the report are not now intended, and will not be used in connection with a real estate syndication.

Good and marketable title to the interest being appraised is assumed. We are not qualified to render an "opinion of title," and no responsibility is assumed or accepted for matters of a legal nature affecting the property being appraised. No formal investigation of legal title was made, and we render no opinion as to ownership of the property or condition of its title.

Unless otherwise noted in the appraisal, it is assumed that there are no encroachments, zoning, building, fire or safety code violations, or restrictions of any type affecting the subject property. It is assumed that the property is in full compliance with all applicable federal, state, local and private codes, laws, consents, licenses and regulations, and that all licenses, permits, certificates, approvals, franchises, etc. have been secured and can be freely renewed and/or transferred to a purchaser.

It is assumed that the utilization of the land and any improvements are within the boundaries or property lines of the property described, and that there are no encroachments, easements, trespass, etc., unless noted within the report. We have not made a survey of the property, and no responsibility is assumed concerning any matter that may be disclosed by a proper survey. If a subsequent survey should reflect a differing land area and/or frontages, we reserve the right to review our final value estimate.

All maps, plats, building diagrams, site plans, floor plans, photographs, etc. incorporated into the appraisal are for illustrative purposes only, to assist the reader in visualizing the property, but are not guaranteed to be exact. Dimensions and descriptions are based on public records and/or information furnished by others, and is not meant for use as a reference in legal matters of survey.

Management is assumed to be competent, and the ownership to be in responsible hands. The quality of property management can have a direct effect on a property's economic viability and value. The financial projection contained in the appraisal assumes responsible ownership and competent management. Any variance from this assumption could have a significant impact on the final value estimate.

We assume that there are no hidden or unapparent conditions of the property's soil, subsoil or structures, which would render them more or less valuable. No responsibility is assumed for such conditions, or for engineering which might be required to discover such factors. Detailed soil studies were not made available to us, so statements regarding soil qualities, if made in the report, are not conclusive but have been considered consistent with information available to us and provided by others. In addition, unless stated otherwise in the appraisal, the land and soil of the area under appraisement appears firm and solid, but the appraisal does not warrant this condition.

The appraisal report covering the subject is limited to surface rights only, and does not include any inherent subsurface or mineral rights.

The appraisal is made for valuation purposes only. It is not intended nor to be construed to be an engineering report. We are not qualified as structural or environmental engineers and we are not qualified to judge the structural and environmental integrity of the improvements, if any. Consequently, no warranty, representations or liability are assumed for the structural soundness, quality, adequacy or capacities of said improvements and utility services, including the construction materials, particularly the roof, foundations,

Assumptions and Limiting Conditions                                           32

and equipment, including the HVAC systems, if applicable. Should there be any question concerning them, it is strongly recommended that an Engineering, Construction, and/or Environmental inspection be obtained. The value estimate stated in this appraisal, unless otherwise noted, is predicated on the assumption that all of the improvements, equipment and building services, if any, are structurally sound and suffer no concealed or latent defects or inadequacies other than those noted in the appraisal.

Any proposed construction or rehabilitation referred to in the appraisal report is assumed to be completed within a reasonable time and in a workmanlike manner according to or exceeding currently accepted standards of design and methods of construction.

Any areas or inaccessible portions of the property or improvements not inspected are assumed to be as reported or similar to the areas which are inspected.

Unless specifically stated in the report, we found no obvious evidence of insect infestation or damage, dry or wet rot. Since a thorough inspection by a competent inspector was not performed for us, the subject improvements, if any, is assumed to be free of existing insect infestation, wet rot, dry rot, and any structural damage which may have been caused by pre-existing infestation or rot which was subsequently, treated.

In the appraisal assignment, the existence of potentially hazardous material used in the construction, maintenance or servicing of the improvements, such as the presence of urea-formaldehyde foam insulation, asbestos, lead paint, toxic waste, underground tanks, radon and/or any other prohibited material or chemical which may or may not be present on or in the subject property, was, unless specifically indicated in the report, not observed by us, nor do we have any knowledge of the existence of such materials on or in the property. We, however, are not qualified to detect such substances. The existence of these potentially hazardous materials may have a significant effect on the value of the property. The client is urged to retain an expert in this field, if desired. The value conclusion assumes the property is "clean" and free of any of these adverse conditions unless notified to the contrary in writing.

No effort has been made to determine the possible effect, if any, on the subject property of energy shortages or present or future federal, state or local legislation, including any environmental or ecological matters or interpretations thereof.

We take no responsibility for any events, conditions or circumstances affecting the subject property or its value, that take place subsequent to either the effective date of value cited in the appraisal or the date of our field inspection, which ever occurs first.

The estimates of value stated in this appraisal apply only to the effective dates of value stated in the report. Value is affected by many related and unrelated economic conditions within a local, regional, national and/or worldwide context, which might necessarily affect the prospective value of the subject property. We assume no liability for an unforeseen change in the economy, or at the subject property, if applicable.

We believe that the underlying assumptions and current conditions provide a reasonable basis for the value estimate stated in this appraisal. However, some assumptions or projections inevitably will not materialize and unanticipated events and circumstances may occur during the forecast period. These could include major changes in the economic environs; significant increases or decreases in current mortgage interest rates and/or terms or availability of financing altogether; property assessment; and/or major revisions in current state

Assumptions and Limiting Conditions                                           33

and/or federal tax or regulatory laws. Therefore, the actual results achieved during the projected holding period and investor requirements relative to anticipated annual returns and overall yields could vary from the projection. Thus, variations could be material and have an impact on the individual value conclusion stated herein.

The Americans with Disabilities Act (ADA) became effective January 26, 1992. The appraiser has not made a specific compliance survey and analysis of this property to determine whether it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the act. If so, this fact could have a negative effect upon the value of the property. Since the appraiser has no direct evidence relating to this issue, possible noncompliance with the requirements of ADA was not considered in estimating the value of the property.

                                    ADDENDA

                               LEGAL DESCRIPTION

                              EXHIBIT A
                              ---------

     The South 1/2 of the Southeast 1/4 of Section 24, Township 42 South, Range 42 East, Palm Beach County, Florida, less the
     Westerly 50 feet for road right of way of State Road 809
     (Military Trail), and less the Easterly 150 feet for State Road 9 (I-95), and less the Southerly 33 feet for canal right of way, and

     LESS THE FOLLOWING:

     Commence at the center of said Section 24; thence South
     01 degrees 34'06" West, along the North-South 1/4 section line of said Section 24, for 1329.19 feet; thence South 88 degrees 25' 54" East 60 feet to the Point of Beginning; thence South
     01 degrees 34'06" West for 1034.62 feet to the beginning of a curve concave Westerly; thence Southerly along said curve, having a radius of 57,355.80 feet and, a central angle of 00 degrees 35'20", through an angle of 00 degrees 15'40.37" for an arc distance of 261.49 feet; thence North 88 degrees 23'11" West for 20 feet to a point on a curve concave Westerly; thence from a tangent bearing of North 01 degrees 49'47" East run Northerly along said curve having a radius of 57,335.80 feet and a central angle of 00 degrees 35'20" through an angle of 00 degrees 15'40.64" for an arc distance of 261.47 feet to the end of said curve; thence North 01 degrees 34'06" East for 1034.66 feet; thence South 88 degrees 25'54" East for 20 feet to the Point of Beginning.

                                     MAPS

                            [AREA MAP APPEARS HERE]

                        [NEIGHBORHOOD MAP APPEARS HERE]

                  [RENT COMPARABLE LOCATION MAP APPEARS HERE]

       [MANUFACTURED HOME COMMUNITIES COMPARABLE SALES MAP APPEARS HERE]

                          [SITE LAYOUT APPEARS HERE]

                              PROFILES OF APPRAISERS

                             PROFILE OF APPRAISER

                           JOHN H. WHITCOMB, MAI, CCIM
                           St. Cert. Gen. REA #0001234

REAL ESTATE EXPERIENCE
----------------------

Owner
Whitcomb Real Estate
Tampa, FL

     Specialize in complex real estate valuations and consulting projects. Property types include manufactured home communities, recreational vehicle parks, self-storage facilities, hotels, manufacturing plants, office buildings, retail buildings and other types of commercial establishments as well as special use facilities. Mr. Whitcomb is active in the ownership and management of seven manufactured home communities throughout Florida. January 1996 to present.

Partner
Chartwell Advisory Group, Ltd.
Tampa, FL

     Supervised complex real estate valuations and property tax consulting projects. Responsibilities included management of all technical staff members throughout the country. Property types included manufactured home communities, recreational vehicle parks, hotels, large manufacturing plants, office buildings and retail buildings. April 1993 to January 1996.

Senior Appraiser
Marshall and Stevens, Inc.
Philadelphia, PA and Tampa, FL

     Specialized in preparing appraisals for land and buildings in industrial, commercial and residential uses. Performed appraisals for purposes of sale/purchase, property tax appeals, syndication, financing and allocation of purchase price. September 1985 to March 1990, and June 1992 to April 1993.

Vice President
Strategis Asset Valuation & Management, Inc.
Tampa, FL

     Prepared appraisals and feasibility studies on complex commercial properties. Performed appraisals for purposes of sale/purchase, property tax appeals, financing and allocation of purchase price. March 1990 to May 1992.

Profile of Appraiser

PROFESSIONAL AFFILIATIONS
-------------------------

MAI, Member Appraisal Institute

CCIM, Certified Commercial Investment Member Commercial Investment Real Estate Institute

State Certified General Real Estate Appraiser
Florida #0001234

PARTIAL LIST OF CLIENTS AND PROPERTIES
--------------------------------------


Manufactured Home Communities
-----------------------------

Akers Away                West Palm Beach, FL    Lakeside              Douglasville, GA
Alafia Riverfront         Gibsonton, FL          Lakewood              Denton, TX
Alpine Village            Sebring, FL            Lantana Cascade       Lantana, FL
Arbor Oaks                Zephyrhills, FL        Long Lake Village     West Palm Beach, FL
Blue Heron                Clearwater, FL         Marlboro Court        West Palm Beach, FL
Bradenton Trailer Park    Bradenton, FL          MH Country Club       Oakland Park, FL
Carefree Village          Tampa, FL              Mission               El Paso, TX
Carolina Village          Concord, NC            Moultrie Oaks         St. Augustine, FL
Casa del Monte            West Palm Beach, FL    Oak Point             Titusville, FL
Chateau Forest            Seffner, FL            Orange Manor East     Winter Haven, FL
Chateau Village           Bradenton, FL          Palm Breezes Club     Lantana, FL
Cloverleaf                Brooksville, FL        Palm Ridge            Leesburg, FL
Colonial Coach            Greenacres City, FL    Panama City Estate    Panama City, FL
Coquina Crossing          St. Augustine, FL      Plantation Estates    Seffner, FL
Coral Lake                Coconut Creek, FL      Portside              Jacksonville, FL
Country Club Estates      Venice, FL             Ridgecrest            Fort Pierce, FL
Dessau                    Austin, TX             San Souci             North Fort Myers, FL
Foxcroft Village          Loch Sheldrake, NY     Scenic View           Laieland, FL
Foxwood Estates           Lakeland, FL           Seminole              St. Petersburg, FL
Franklin Estates          Murfreesboro, TNT      ShangriLa             Largo, FL
Gardens of Manatee        Parrish, FL            Southwinds            Lakeland, FL
A Garden Walk             West Palm Beach, FL    St. Lucie Village     Okeechobee, FL
The Groves                Orlando, FL            Sunrise Village       Cocoa Beach, FL
Gwinnett Estates          Snellville, GA         Sunshine              Lake Worth, FL
Harmony Ranch             Thonotosassa, FL       Tall Pines            Fort Pierce, FL
Holiday Ranch             West Palm Beach, FL    Tara                  Jonesboro, GA
Holiday Plaza             West Palm Beach, FL    Twin Shores           Longboat Key, FL
Holland                   Fort Lauderdale, FL    Valley Pines          El Paso, TX
Kings and Queens          Lakeland, FL           Village Glen          Melbourne, FL

Profile of Appraiser


Recreational Vehicle Parks
---------------------------
Avalon RV Park                            Clearwater, FL       Pioneer Creek               Bowling Green, FL
Camp Inn                                  Frostproof, FL       Rainbow Village             Clearwater, FL
Forest Lake Village                       Zephyrhills, FL      Space Coast RV Resort       Rockledge, FL
Hide Away                                 Ruskin, FL           Sunshine RV                 Vero Beach, FL
Holiday RV Resort                         Leesburg, FL         Topics                      Hudson, FL
Horizon RV Park                           Davenport, FL        Twelve Oaks                 Sanford, FL
Key RV Park                               Marathon, FL         Village Park                Orange City, FL

Self-Storage Facilities
-----------------------

Affordable Self Storage                   Loganville, GA       Orange Avenue               Tallahassee, FL
Alpine Self Storage                       Rockford, IL         Plantation Xtra Storage     Plantation, FL
Baytree Self Storage                      Valdosta, GA         St. Augustine Self Storage  St. Augustine, FL
Budget Self Storage                       Sterling, VA         Southern Self Storage       Riviera Beach, FL
Delray Mini Storage                       Delray Beach, FL     Storage Express             Lauderhill, FL
Edison Lock Up                            Edison, NJ           Valdosta Self Storage       Valdosta, GA
Extra Space                               Lauderhill, FL       Xtra Space                  Orlando, FL
Howell Self Storage                       Howell, NJ           Your Extra Attic            Duluth, GA
Hyde Park Storage                         Tampa, FL            Your Extra Attic            Norcross, GA
Jacksonville Storage                      Jacksonville, FL     Your Extra Attic            Stockbridge, GA
Okeechobee Storage                        Hialeah Gardens, FL  Your Extra Attic            Winters Chapel, GA

Hotels/Resorts
--------------

Canyon Ranch in the Berkshires                                 Howard Johnson Maingate
Comfort Inn Kissimmee                                          Hyatt On Union Square
Comfort Suites Asheville                                       Hyatt Orlando
Embassy Suites Boca Raton                                      Hyatt Wilshire
Hotel Nikko San Francisco                                      Hyatt Regency Houston
Hilton Southwest Freeway Houston                               La Samanna
Hollywood Beach Hilton                                         Ramada Resort Maingate
Holiday Inn Gainesville                                        Westin Washington, D.C.

Profile of Appraiser


Financial
---------
Belgravia Capital                    Heller Financial
Bloomfield Acceptance Company        Household Finance Corporation
Chase Manhattan Bank                 Irving Leasing Corporation
Chrysler Capital Corporation         Mfd. Housing Community Bankers
Citicorp Real Estate                 Mellon Bank
Collateral Mortgage                  Morgan Stanley
CoreStates Financial Corporation     NationsBank
Credit Suisse First Boston           Nomura Securities
FINOVA Capital                       Pacificorp Financial Services
First Union Corporation              PACTEL Finance
GE Capital                           Society National Bank
Goldman Sachs                        Sun America Insurance
Greentree Financial                  Union Capital

Real Estate/Real Estate Investment
----------------------------------

W. P. Carey & Company, Inc.          LaSalle Partners
Chateau Communities                  Las Colinas Corporation
Continental Communities              Metropolitan Life
Delaware North Companies             MHC
Dillon Read Real Estate Inc.         National Home Communities
Drexel Burnham Lambert Realty, Inc.  Pitney Bowes Credit Corp.
First Boston Corporation             Salomon Brothers, Inc.


EDUCATIONAL BACKGROUND
----------------------

University of Florida, B.A.

College of William and Mary, M.B.A.

American Institute of Real Estate Appraisers

The Appraisal Institute

Commercial Investment Real Estate Institute

PUBLICATIONS
------------

 Mr. Whitcomb has authored an article on ad valorem taxes and cogeneration facilities for Cogeneration and Resource Recovery magzazine.
                ----------------------------------

TESTIMONY
---------

 Mr. Whitcomb has presented expert testimony in United States Tax Court.

                             PROFILE OF APPRAISER
                               WILLIAM  G. TRASK
                          St.Cert. Gen. REA #0002347

REAL ESTATE APPRAISAL EXPERIENCE
--------------------------------

Appraiser
Whitcomb Real Estate
Tampa, FL

    Specializing in real estate valuations and consulting projects for lending institutions, public and private corporations and individuals, for a variety of uses. Property types appraised include manufactured housing communities, recreational vehicle parks, manufacturing plants, office buildings, apartment complexes, retail properties and other types of commercial establishments. February 1998 to Present.

  Appraiser
  Atlas Real Estate Group, Inc.
  Tampa,FL

    Specialized in real estate condemnation valuations and related studies. Property types appraised include agricultural, industrial, residential, office buildings, retail properties and other types of commercial land and establishments. August 1991 to January 1998.

PROFESSIONAL AFFILIATIONS
-------------------------

 State Certified General Real Estate Appraiser
 Florida # 0002347
 Georgia # CG007464

PARTIAL LIST OF CLIENTS AND PROPERTIES
--------------------------------------


Manufactured Home Communities
-----------------------------

A Garden Walk              Palm Beach Gardens, FL         Honeymoon Park         Dunedin, FL
Bear Creek                 Ormond Beach, FL               La Buona Vita          Port St. Lucie, FL
Bonfire                    Leesburg, FL                   Lincolnshire           Largo, FL
Briarwood                  Lake Worth, FL                 Meadowbrook            Lakeland, FL
Camelot East               Sarasota, FL                   Mobiland By The Sea    Melbourne, FL
Camelot Lakes              Sarasota, FL                   Oak View               Arcadia, FL
Carefree Village           Tampa, FL                      Palmetto               Hallandale, FL
Clover Leaf                Brooksville, FL                Plaza                  Bradenton, FL
Coquina Crossing           St. Augustine, FL              Ranchero Village       Largo, FL

                                                                        2
Profile of Appraiser
William G. Trask


Manufactured Home Communities (Cont.)
-------------------------------------

Country Club Estates                     Venice, FL              River Bay              Tampa, FL
Country Lakes                            Coconut Creek, FL       Riverview              Micco, FL
Country Life                             Leesburg, FL            Serendipity            Clearwater, FL
Crystal River Village                    Crystal River, FL       Southern Acres         St. Cloud, FL
Diamond Point                            Leesburg, FL            Spanish Trails         Zephyrhills, FL
Friendly Village                         Sellersburg, IN         Sun Village            Largo, FL
Hammock Lake                             Fort Meade, FL          Sundance               Zephyrhills, FL
Heron Cay                                Vero Beach, FL          Sunshine Village       Lake Worth, FL
Hibiscus                                 Mount Dora, FL          Tall Pines             Fort Pierce, FL
Hidden Village                           St. Petersburg, FL      Tanglewood             Fort Pierce, FL
High Point                               Clearwater, FL          Vero Palms             Vero Beach, FL

Recreational Vehicle Parks
--------------------------

Lazy Lakes RV                            Sugarloaf Key, FL       Ridgecrest RV          Leesburg, FL
Lions Lair RV                            Marathon, FL            Sunshine RV            Vero Beach, FL
Pioneer Village                          North Fort Myers, FL    Topics RV              Spring Hill, FL

Other
-----

ABC Pizza House                          Tampa, FL               Fabian Enterprises     Tampa, FL
Blakie's Restaurant                      Tampa, FL               Florida Power & Light  St. Petersburg, FL
Breed Automotive                         Lakeland, FL            Mobil Oil              Lakeland, FL
Discount Auto Parts                      Lakeland, FL            Pier I Imports         Hoover, AL
Discount Auto Parts                      Sarasota, FL            Pizza Hut              Brandon, FL
Discount Auto Parts                      Land O' Lakes, FL       Pizza Hut              Lakeland, FL


Financial
---------
Belgravia Capital                             Heller Financial
Collateral Mortgage, Ltd.                     Lehman Brothers
Executive Commercial Funding                  NationsBank
First Federal Savings Bank, Leesburg, FL      Republic Bank, Port Richey, FL
First National Bank, St. Lucie, FL            Signature Financial Services, Inc.
First Union National Bank                     Union Capital Investments, LLC
GE Capital Corporation                        United Southern Bank, Eustis, FL
Greentree Financial

Profile of Appraiser                                                        3
William G. Trask

Real Estate/Real Estate Investment
----------------------------------

Continental Communities                          National Home Communities
Martin Newby Management                          Pacific Life
Munao Partnership                                Windsor Corporation

EDUCATIONAL BACKGROUND
----------------------

  Florida State University
  University of South Florida
  Edison Community College
  Hillsborough Community College
  Appraisal Institute
  International Right of Way Association